UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Sonic Automotive, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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6415 Idlewild Road, Suite 109

Charlotte, North Carolina 28212

March 16, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders to be held at 10:30 a.m. on Thursday, April 19, 2007, at the Speedway Club, located at the Lowe’s Motor Speedway, Smith Tower, 600 Room, U.S. Highway 29 North, Concord, North Carolina. We look forward to greeting personally those stockholders who are able to attend.

The accompanying formal Notice of Meeting and Proxy Statement describe the matters on which action will be taken at the meeting.

Whether or not you plan to attend the meeting on April 19, 2007, it is important that your shares be represented. To ensure that your vote will be received and counted, please sign, date and mail the enclosed proxy at your earliest convenience. Your vote is important regardless of the number of shares you own.

On behalf of the Board of Directors

Sincerely,

O. BRUTON SMITH

Chairman and Chief Executive Officer

VOTING YOUR PROXY IS IMPORTANT

PLEASE SIGN AND DATE YOUR PROXY

AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

SONIC AUTOMOTIVE, INC.

NOTICE OF MEETING

Charlotte, NC

March 16, 2007

The Annual Meeting of Stockholders of Sonic Automotive, Inc. (“Sonic”) will be held at the Speedway Club, located at the Lowe’s Motor Speedway, Smith Tower, 600 Room, U.S. Highway 29 North, Concord, North Carolina on Thursday, April 19, 2007, at 10:30 a.m. (the “Annual Meeting”), for the following purposes as described in the accompanying Proxy Statement.

1.	To elect six directors;

2.	To consider and vote upon an Amended and Restated Sonic Automotive, Inc. Incentive Compensation Plan;

3.	To consider and vote upon an Amended and Restated Sonic Automotive, Inc. 2004 Stock Incentive Plan to increase the shares issuable thereunder from 2,000,000 to 3,000,000 shares and approve other revisions;

4.	To consider and vote upon an amendment to the Sonic Automotive, Inc. 2005 Formula Restricted Stock Plan for Non-Employee Directors to increase the shares issuable thereunder from 60,000 to 90,000;

5.	To ratify the appointment of Deloitte & Touche LLP as Sonic’s independent public accountants for the year ending December 31, 2007; and

6.	To transact such other business as may properly come before the meeting.

Only holders of record of Sonic’s Class A Common Stock and Class B Common Stock (collectively, the “Voting Stock”) at the close of business on February 20, 2007 will be entitled to notice of, and to vote at, the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided. Returning your proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares in person.

STEPHEN K. COSS

Senior Vice President, General Counsel and Secretary

Important Note: To vote shares of Voting Stock at the Annual Meeting (other than in person at the meeting), a stockholder must return a proxy. The return envelope enclosed with the proxy card requires no postage if mailed in the United States of America.

SONIC AUTOMOTIVE, INC.

PROXY STATEMENT

March 16, 2007

GENERAL

Introduction

The Annual Meeting of Stockholders of Sonic Automotive, Inc. (“Sonic” or the “Company”) will be held on April 19, 2007 at 10:30 a.m., at the Speedway Club, located at the Lowe’s Motor Speedway, Smith Tower, 600 Room, U.S. Highway 29 North, Concord, North Carolina (the “Annual Meeting”), for the purposes set forth in the accompanying notice. Only holders of record of Sonic’s Class A Common Stock (the “Class A Common Stock”) and Class B Common Stock (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock” or “Voting Stock”) at the close of business on February 20, 2007 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. This Proxy Statement and form of proxy are furnished to stockholders in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting, and at any and all adjournments thereof, and are first being sent to stockholders on or about March 23, 2007.

Proxies in the accompanying form, properly executed and duly returned and not revoked, will be voted at the Annual Meeting, including adjournments. Where a specification is made by means of the ballot provided in the proxies regarding any matter presented at the Annual Meeting, such proxies will be voted in accordance with the specification. If no specification is made, proxies will be voted (i) in favor of electing Sonic’s six nominees to the Board of Directors; (ii) in favor of an Amended and Restated Sonic Automotive, Inc. Incentive Compensation Plan; (iii) in favor of an Amended and Restated Sonic Automotive, Inc. 2004 Stock Incentive Plan to increase the shares issuable thereunder from 2,000,000 to 3,000,000 shares and approve other revisions; (iv) in favor of an amendment to the Sonic Automotive, Inc. 2005 Formula Restricted Stock Plan for Non-Employee Directors to increase the shares issuable thereunder from 60,000 to 90,000; (v) in favor of the proposal to ratify the appointment of Deloitte & Touche LLP as the independent accountants of Sonic and its subsidiaries for the year ending December 31, 2007; and (vi) in the discretion of the proxy holders on any other business as may properly come before the Annual Meeting. The Board of Directors currently knows of no other business that will be presented for consideration at the Annual Meeting. Proxies should be sent to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038.

Revoking Your Proxy

Stockholders who execute proxies may revoke them at any time before they are exercised by delivering a written notice to Stephen K. Coss, the Secretary of Sonic, either at the Annual Meeting or prior to the meeting date at Sonic’s principal executive offices at 6415 Idlewild Road, Suite 109, Charlotte, North Carolina 28212, by executing and delivering a later-dated proxy, or by attending the Annual Meeting and voting in person.

Ownership of Voting Stock

Sonic currently has authorized under its Amended and Restated Certificate of Incorporation (the “Charter”) 100,000,000 shares of Class A Common Stock, of which 30,879,346 shares were outstanding as of the Record Date and are entitled to be voted at the Annual Meeting, and 30,000,000 shares of Class B Common Stock, of which 12,029,375 shares were outstanding as of the Record Date and are entitled to be voted at the Annual Meeting. At the Annual Meeting, holders of Class A Common Stock will have one vote per share, and holders of Class B Common Stock will have ten votes per share. All outstanding shares of Voting Stock are entitled to vote as a single class on all proposals submitted to a vote at the Annual Meeting. A quorum being present, directors will be elected by a plurality of the votes cast and each of the other proposals referred to in the accompanying Notice of Meeting will become effective if a majority of the votes cast by shares entitled to vote on the proposal are cast in favor thereof. Broker non-votes and abstentions will be counted to determine a quorum, but will not be counted as votes for any director-nominee or for or against any proposal.

A holder of Voting Stock who signs a proxy card may withhold votes as to any director-nominee by writing the name of the nominee in the space provided on the proxy card. A holder of Voting Stock may not vote for more than six nominees.

The following table sets forth certain information regarding the beneficial ownership of Sonic’s Voting Stock as of February 20, 2007, by (i) each stockholder known by Sonic to own beneficially more than five percent of a class of the outstanding Voting Stock, (ii) each director and nominee to the Board of Directors of Sonic, (iii) each named executive officer of Sonic listed in the Summary Compensation Table, and (iv) all directors and executive officers of Sonic as a group. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by them as set forth opposite their name, subject to community property laws where applicable.

Beneficial Owner	Number of Shares of Class A Common Stock (1)		Percentage of Outstanding Class A Common Stock	Number of Shares of Class B Common Stock		Percentage of Outstanding Class B Common Stock	Percentage of All Outstanding Voting Stock (2)
O. Bruton Smith (3)	967,067		3.0%	11,052,500	(4)	91.9%	27.4%
Sonic Financial Corporation (3)	—		—	8,881,250	(4)	73.8%	20.7%
B. Scott Smith (3)	586,875		1.9%	976,875	(5)	8.1%	3.6%
Jeffrey C. Rachor	471,733	(6)	1.5%	—		—	1.1%
David P. Cosper	35,000	(6)	*	—		—	*
Mark J. Iuppenlatz	93,800	(6)	*	—		—	*
William R. Brooks (7)	79,930		*	—		—	*
William P. Benton (7)	47,430		*	—		—	*
William I. Belk (7) (8)	37,930		*	—		—	*
Victor H. Doolan (7)	4,845		*	—		—	*
H. Robert Heller (7) (9)	87,376		*	—		—	*
Robert L. Rewey (7)	34,930		*	—		—	*
All directors and executive officers as a group (11 persons)	2,446,916		7.4%	12,029,375		100.0%	32.1%
Artisan Partners Limited Partnership (and related persons) (10)	1,813,600		5.9%	—		—	4.2%
Barclays Global Investors, NA. (and related persons) (11)	1,693,951		5.5%	—		—	3.9%
Dimensional Fund Advisors LP (12)	2,533,849		8.2%	—		—	5.9%
FMR Corp. (and related persons) (13)	3,062,500		9.9%	—		—	7.1%
Goldman Sachs Asset Management, L.P. (14)	2,787,569		9.0%	—		—	6.5%
Wasatch Advisors, Inc. (15)	1,565,756		5.1%	—		—	3.6%

* Less than one percent.

(1)	Includes those shares of Class A Common Stock shown below as to which the following persons currently have a right, or will have the right within 60 days after February 20, 2007, to acquire beneficial ownership through the exercise of stock options: (i) Messrs. Bruton Smith, 961,667 shares; Scott Smith, 566,000 shares; Rachor, 379,333 shares; Iuppenlatz, 45,000 shares; Brooks, 75,000 shares; Benton, 40,000 shares; Belk, 20,000 shares; Heller, 56,446 shares; and Rewey, 30,000; and (ii) all directors and executive officers as a group, 2,173,446 shares.

(2)	The percentage of total voting power of Sonic is as follows: (i) O. Bruton Smith, 73.3%; Sonic Financial Corporation, 58.7%; B. Scott Smith, 6.8%; Artisan Partners Limited Partnership (and related persons), 1.2%; Barclays Global Investors, NA. (and related persons), 1.1%; Dimensional Fund Advisors LP, 1.7%; FMR Corp. (and related persons), 2.0%; Goldman Sachs Asset Management, L.P., 1.8%; Wasatch Advisors, Inc., 1.0%; and less than 1% for all other stockholders shown, and (ii) all directors and executive officers as a group, 80.0%.

(3)	The address for O. Bruton Smith, B. Scott Smith and Sonic Financial Corporation (“SFC”) is 5401 East Independence Boulevard, Charlotte, North Carolina 28212.

(4)	The amount of Class B Common Stock shown for O. Bruton Smith consists of 2,171,250 shares owned directly by Mr. Smith and 8,881,250 shares owned directly by SFC, of which 4,440,625 shares are pledged as security for loans. Mr. Smith owns the majority of SFC’s outstanding capital stock and, accordingly, is deemed to have sole voting and investment power with respect to the Class B Common Stock held by SFC.

(5)	Approximately 500,000 shares of Class B Common Stock are pledged to secure loans.

(6)	Includes 80,000 and 42,000 restricted shares of Class A Common Stock for Messrs. Rachor and Iuppenlatz, respectively. Also includes performance-based restricted shares of Class A Common Stock, which are subject to forfeiture based on the achievement of performance goals as further described in “Executive Compensation—Compensation Disclosure and Analysis” below, in the following amounts: 12,000 shares for Mr. Rachor; 35,000 shares for Mr. Cosper; and 5,000 shares for Mr. Iuppenlatz.

(7)	Includes 2,185 restricted shares of Class A Common Stock for each of Messrs. Brooks, Benton, Belk, Doolan, Heller and Rewey, which will vest the day before the Annual Meeting.

(8)	Includes 6,000 shares held by Mr. Belk’s children, who share his household. Mr. Belk disclaims beneficial ownership of all securities held by his children.

(9)	Approximately 26,000 shares are held in a margin account.

(10)	The address of this entity is 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202. The Schedule 13G filed by Artisan Partners Limited Partnership (and related persons) on or about January 26, 2007 indicates Artisan Partners Limited Partnership shares voting power as to 1,558,100 of the shares shown and shares dispositive power over all of the 1,813,600 of the shares shown with Artisan Investment Corporation, Andrew A. Ziegler and Carlene Murphy Ziegler. The shares reported on the Schedule 13G have been acquired on behalf of discretionary clients of Artisan Partners Limited Partnership.

(11)	The address of this entity is 45 Fremont Street, San Francisco, California 94105. The Schedule 13G filed by Barclays Global Investors, NA. (and related persons) on or about January 23, 2007 indicates that Barclays Global Investors, NA. has sole voting power as to 677,841 of the shares shown and sole dispositive power as to 745,599 of the shares shown, that Barclays Global Fund Advisors has sole voting and sole dispositive power as to 929,210 of the shares shown and that Barclays Global Investors, Ltd. has sole voting and sole dispositive power as to 19,142 of the shares shown. The shares reported on the Schedule 13G are held by the reporting persons in trust accounts for the economic benefit of the beneficiaries of those accounts.

(12)	The address of this entity is 1299 Ocean Avenue, Santa Monica, California 90401. The information provided is based on a Schedule 13G filed by Dimensional Fund Advisors LP on or about February 9, 2007. That filing indicates that Dimensional Fund Advisors LP has dispositive and/or voting power over all of the 2,533,849 shares shown. The shares reported on the Schedule 13G are owned by advisory or management clients of Dimensional Fund Advisors LP. Dimensional Fund Advisors LP disclaims beneficial ownership of such shares.

(13)	The address of this entity is 82 Devonshire Street, Boston, Massachusetts 02109. The information provided is based on a Schedule 13G filed by FMR Corp. (and related persons) on or about February 14, 2007. That filing indicates that FMR Corp. has sole dispositive power as to all of the 3,062,500 shares shown. That filing further indicates that Fidelity Management & Research Company, as investment advisor to various Fidelity Funds and a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 3,062,500 shares, but that neither Mr. Edward C. Johnson 3d nor FMR Corp. has sole voting power with respect to such shares, which voting power resides with the Board of Trustees of the various Fidelity Funds that beneficially own the shares.

(14)	The address of this entity is 32 Old Slip, New York, New York 10005. The information provided is based on a Schedule 13G filed by Goldman Sachs Asset Management, L.P. on or about February 12, 2007. That filing indicates that Goldman Sachs Asset Management, L.P. has sole voting power as to 2,561,950 of the shares shown and sole dispositive power as to all of the 2,787,569 shares shown. That filing further indicates that the filing reflects the securities beneficially owned by Goldman Sachs Asset Management, L.P., an investment advisor, which disclaims beneficial ownership of any securities managed on its behalf by third parties.

(15)	The address of this entity is 150 Social Hall Avenue, Salt Lake City, Utah 84111. The information provided is based on a Schedule 13G filed by Wasatch Advisors, Inc. on or about February 15, 2007. That filing indicates that Wasatch Advisors, Inc. has sole voting and dispositive power as to all of the 1,565,756 shares shown.

ELECTION OF DIRECTORS

Nominees for Election as Directors of Sonic

Nine directors currently serve on Sonic’s Board of Directors. On February 9, 2006, the Board of Directors amended our bylaws (as amended, the “Bylaws”) to phase out the classified board. Consequently, beginning at last year’s annual meeting of stockholders, the director nominees chosen to succeed those directors whose terms expire at an annual meeting of stockholders are elected by the stockholders for a one-year term expiring at the next annual meeting of stockholders. Any director appointed by the Board of Directors as a result of a newly created directorship or to fill a vacancy on the Board of Directors will hold office until the next annual meeting of stockholders.

Messrs. O. Bruton Smith, B. Scott Smith, Rachor, Belk, Benton and Brooks’ terms as directors expire at the Annual Meeting. Beginning with the 2008 annual meeting of stockholders, all directors’ terms will expire and their successors will be elected at each annual meeting of stockholders thereafter.

At the Annual Meeting, we intend to vote the proxies in the accompanying form for the election of O. Bruton Smith, B. Scott Smith, Rachor, Belk, Benton and Brooks to the Board of Directors. Messrs. O. Bruton Smith, B. Scott Smith, Rachor, Belk, Benton and Brooks have consented to serve, if elected, for a one-year term until the 2008 annual meeting of stockholders or until his successor is elected and qualified, except as otherwise provided in our Charter and Bylaws. All of the nominees are presently directors of Sonic. Two seats on the Board of Directors will be vacant following the Annual Meeting. Because the Nominating Committee of our Board of Directors has not selected a qualified candidate or candidates, the Board of Directors has elected not to fill these vacancies at the Annual Meeting. If for any reason any nominee named above is not a candidate when the election occurs, we intend to vote proxies in the accompanying form for the election of the other nominees named above and may vote them for any substitute nominee or, in lieu thereof, our Board of Directors may reduce the number of directors in accordance with our Charter and Bylaws.

Directors

O. Bruton Smith, 80, is the Chairman, Chief Executive Officer and a director of Sonic and has served as such since Sonic’s organization in January 1997, and he currently is a director and executive officer of many of Sonic’s subsidiaries. Mr. Smith has worked in the retail automobile industry since 1966. Mr. Smith is also the Chairman and Chief Executive Officer, a director and controlling stockholder of Speedway Motorsports, Inc. (“SMI”). SMI is a public company whose shares are traded on the New York Stock Exchange (the “NYSE”). Among other things, SMI owns and operates the following NASCAR racetracks: Atlanta Motor Speedway, Bristol Motor Speedway, Lowe’s Motor Speedway, Las Vegas Motor Speedway, Infineon Raceway and Texas Motor Speedway. He is also an executive officer or a director of most of SMI’s operating subsidiaries. Mr. Smith is standing for election as a director of Sonic at the Annual Meeting.

B. Scott Smith, 39, is the President and Chief Strategic Officer of Sonic. He was appointed President on March 13, 2007. Prior to this appointment he served as Sonic’s Vice Chairman and Chief Strategic Officer since October 2002. Mr. Smith was President and Chief Operating Officer of Sonic from April 1997 until October 2002. Mr. Smith has been a Sonic director since its organization in January 1997. Mr. Smith also serves as a director and executive officer of many of Sonic’s subsidiaries. Mr. Smith, who is the son of O. Bruton Smith, has been an executive officer of Town & Country Ford since 1993, and was a minority owner of both Town & Country Ford and Fort Mill Ford before Sonic’s acquisition of those dealerships in 1997. Mr. Smith became the General Manager of Town & Country Ford in November 1992 where he remained until his appointment as President and Chief Operating Officer of Sonic in April 1997. Mr. Smith has over 20 years experience in the automobile dealership industry. Mr. Smith is standing for election as a director of Sonic at the Annual Meeting.

William I. Belk, 57, became a director of Sonic in March 1998. Mr. Belk is currently Vice President and a director for Monroe Hardware Company. Mr. Belk is a partner in the investment banking firm Dragonfly Capital, Inc. Mr. Belk previously held the position of Chairman and director for certain Belk stores, a retail department store chain. Mr. Belk is an attorney with an LLM—Taxation. Mr. Belk is standing for election as a director of Sonic at the Annual Meeting.

William P. Benton, 83, became a director of Sonic in December 1997. Mr. Benton retired from Ford Motor Company as its Vice President of Marketing worldwide after a 37-year career with that company. During that time, Mr. Benton held the following major positions: Vice President and General Manager of Lincoln-Mercury Division; Vice President and General Manager of Ford Division; Group Vice President of Ford of Europe and a member of Ford Motor Company’s Product Planning Committee, which is responsible for all of Ford Motor Company’s products worldwide. Most recently, Mr. Benton was Vice Chairman of Wells Rich Greene in New York and executive director of Ogilvy & Mather Worldwide in New York. Mr. Benton has been a director of SMI since February 1995 and a director of Allied Holdings, Inc. since February 1998. Mr. Benton is standing for election as a director of Sonic at the Annual Meeting.

William R. Brooks, 57, has been a director of Sonic since its organization in January 1997. Mr. Brooks also served as Sonic’s initial Treasurer, Vice President and Secretary from January 1997 to April 1997. Since December 1994, Mr. Brooks has been the Vice President, Treasurer, Chief Financial Officer and a director of SMI, and became Executive Vice President of SMI in February 2004. Mr. Brooks also serves as an executive officer and a director for various operating subsidiaries of SMI. Before the formation of SMI in December 1994, Mr. Brooks was the Vice President of Lowe’s Motor Speedway

(formerly the Charlotte Motor Speedway) and a Vice President and director of Atlanta Motor Speedway. Mr. Brooks joined SFC, an entity controlled by Bruton Smith, from Price Waterhouse in 1983. At SFC, he was promoted from manager to controller in 1985 and again to Chief Financial Officer in 1989. Mr. Brooks is standing for election as a director of Sonic at the Annual Meeting.

Victor H. Doolan, 66, was appointed as a director of Sonic in July 2005. Prior to being appointed as a director of Sonic, Mr. Doolan served for approximately three years as president of Volvo Cars North America until his retirement in March 2005. Prior to joining Volvo, Mr. Doolan served as the Executive Director of the Premier Automotive Group, the luxury division of Ford Motor Company from July 1999 to June 2002. Mr. Doolan also enjoyed a 23-year career with BMW, culminating with his service as President of BMW of North America from September 1993 to July 1999. Mr. Doolan has worked in the automotive industry for approximately 36 years. Mr. Doolan’s term as a director of Sonic will expire at the 2008 annual stockholders meeting.

H. Robert Heller, 67, was appointed a director of Sonic in January 2000. Mr. Heller served as a director of FirstAmerica Automotive, Inc. from January 1999 until its acquisition by Sonic in December 1999. Mr. Heller was a director and Executive Vice President of Fair, Isaac and Company from 1994 until 2001, where he was responsible for strategic relationships and marketing. From 1991 to 1993, Mr. Heller was President and Chief Executive Officer of Visa U.S.A. Mr. Heller is a former Governor of the Federal Reserve System, and has had an extensive career in banking, international finance, government service and education. Mr. Heller currently serves as director of Bank of Marin. Mr. Heller’s term as a director of Sonic will expire at the 2008 annual stockholders meeting.

Jeffrey C. Rachor, 45, was appointed a director of Sonic in May 1999. Mr. Rachor served as the President and Chief Operating Officer of Sonic from April 2004 until March 2007. Prior to his promotion to President in April 2004, Mr. Rachor served as Sonic’s Executive Vice President and Chief Operating Officer, a position he had held since October 2002. In November 1999, Mr. Rachor was promoted to executive officer status as Executive Vice President of Retail Operations. He originally joined Sonic as its Regional Vice President—Mid-South Region upon Sonic’s 1997 acquisition of dealerships in Chattanooga, Tennessee and was subsequently promoted to Vice President of Retail Operations in September 1998 and again promoted to Executive Vice President - Retail Operations in October 1999. Mr. Rachor has over 21 years of experience in automobile retailing and was the Chief Operating Officer of the Chattanooga dealerships from 1989 until their acquisition by Sonic in 1997. Mr. Rachor currently serves as the President and Chief Executive Officer and as a director of The Pep Boys – Manny, Moe & Jack, a public company traded on the NYSE. Mr. Rachor is standing for election as a director of Sonic at the Annual Meeting.

Robert L. Rewey, 68, was appointed as a director of Sonic in December 2001. Mr. Rewey served as the Group Vice President of Ford Motor Company’s North American Operations and Global Sales, Marketing and Customer Services from January 2000 until his retirement in April 2001. During his career with Ford, Mr. Rewey also served as President of Lincoln Mercury Division and then Ford Division and Group Vice President of North American sales, marketing and customer service. He has served on the board of directors for Volvo Cars and Mazda Corporation. In his prior positions, Mr. Rewey was responsible for initiating Ford’s global brand, motorsports and marketing executive development strategies. He also implemented innovations in Six Sigma for sales and marketing and developed short term vehicle leasing. Mr. Rewey has served as a member of the Board of Visitors, Fuqua School, Duke University and the Dean’s Council, Fisher School of Business, Ohio State University. Mr. Rewey currently serves as a director of SMI and of LoJack Corporation, a public company traded on the Nasdaq National Market. Mr. Rewey’s term as a director of Sonic will expire at the 2008 annual stockholders meeting.

Board and Committee Member Independence

Because Mr. Bruton Smith holds more than 50% of the voting power of Sonic’s Common Stock, Sonic qualifies as a “controlled company” for purposes of the NYSE’s listing standards and is, therefore, not required to comply with all of the requirements of those listing standards, including the requirement that a listed company have a majority of independent directors. Nevertheless, Sonic is committed to having its board membership in favor of independent directors as evidenced by Sonic’s Corporate Governance Guidelines.

Our Board of Directors has determined that currently a majority of Sonic’s directors, including Messrs. Belk, Benton, Doolan, Heller and Rewey, and all of the members of Sonic’s board committees, are “independent” within the meaning of the NYSE’s current listing standards. The Board’s determination was based on its assessment of each director’s relationship with Sonic and the materiality of that relationship in light of all relevant facts and circumstances, not only from the standpoint of the director in his or her individual capacity, but also from the standpoint of the persons to which the director is related and organizations with which the director is affiliated. The Board of Directors applied Categorical Standards for Determination of Director Independence, which the Board adopted to assist it in evaluating the independence of each of its directors. The Board of Directors determined that each of the independent directors met these Categorical Standards for Determination of Director Independence. A copy of Sonic’s Categorical Standards for Determination of Director Independence is included as Annex A to this Proxy Statement. In determining that Messrs. Belk, Benton, Doolan, Heller and Rewey are independent, the Board of Directors also considered the following transactions, relationships or arrangements. For Messrs. Belk, Doolan and Heller, the Board of Directors considered affiliations with charitable organizations and what contributions, if any, Sonic made to such charitable organizations. In addition, for Mr. Doolan, the Board of Directors considered his former affiliation with an automobile manufacturer. For Messrs. Benton and Rewey, the Board of Directors considered their positions as directors of SMI and any transactions between Sonic and its subsidiaries and SMI and its subsidiaries. The Board of Directors also considered Mr. Rewey’s position as a director of LoJack and any transactions between LoJack and Sonic and its subsidiaries. The Board of Directors determined that none of these transactions, relationships or arrangements impaired any of these individuals’ independence.

Board Meetings and Committees of the Board

Attendance at Board and Committee Meetings. Our Board of Directors held five meetings during 2006. Each of the directors attended 75% or more of the aggregate number of meetings of the Board and committees of the Board on which the director served.

Executive Sessions of the Board of Directors. The non-management directors meet in executive session without members of management present prior to or after each board meeting. Mr. Belk, as lead independent director, presides over these executive sessions of non-management directors.

Attendance at Annual Meetings of Stockholders. Pursuant to the Board of Directors’ policy, all directors are strongly encouraged to attend our annual stockholders meetings. All of our directors attended last year’s annual stockholders meeting.

Committees of the Board of Directors and their Charters. The Board of Directors of Sonic has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee (the “NCG Committee”). Each of these committees acts pursuant to a written charter, which was adopted by the Board of Directors and most recently amended in February 2006.

The Audit Committee currently consists of Messrs. Heller (chairman), Belk and Doolan. The Compensation Committee currently consists of Messrs. Rewey (chairman), Belk, Benton and Heller. The NCG Committee currently consists of Messrs. Benton (chairman), Doolan and Rewey. Set forth below is a summary of the principal functions of each committee.

Audit Committee. The Audit Committee appoints Sonic’s independent accountants, reviews and approves the scope and results of audits performed by them and the Company’s internal auditors, and reviews and approves the independent accountant’s fees for audit and non-audit services. It also reviews certain corporate compliance matters and reviews the adequacy and effectiveness of the Company’s internal accounting and financial controls, its significant accounting policies, and its financial statements and related disclosures. A more detailed description of the Audit Committee’s duties and responsibilities can be found in its charter. Our Board of Directors has determined that each of Messrs. Heller, Belk and Doolan qualifies as an “audit committee financial expert” as defined by the current rules of the SEC, is “financially literate” as that term is defined by the rules of the NYSE, has accounting or related financial management expertise and is “independent” as defined in SEC Rule 10A-3(b)(1) and the current listing standards of the NYSE. The Audit Committee met ten times during 2006.

Audit Committee Report

The Audit Committee is appointed by the Board of Directors to assist the board in fulfilling its oversight responsibilities relating to Sonic’s accounting policies, reporting policies, internal controls, compliance with legal and regulatory requirements, and the integrity of Sonic’s financial reports. The Audit Committee manages Sonic’s relationship with Sonic’s independent accountants, who are ultimately accountable to the Audit Committee. The Board of Directors has determined that each member of the Audit Committee is “financially literate” as such term is defined by the rules of the New York Stock Exchange (“NYSE”) and “independent” as such term is defined by the current rules of the NYSE and the Securities and Exchange Commission.

The Audit Committee reviewed and discussed the audited financial statements of Sonic as of and for the year ended December 31, 2006 with management and the independent accountants. Management has the responsibility for preparing the financial statements, certifying that Sonic’s financial statements are complete, accurate, and prepared in accordance with generally accepted accounting principles, and implementing and maintaining internal controls and attesting to internal control over financial reporting. The independent accountants have the responsibility for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and expressing an opinion on the effectiveness of internal control over financial reporting and management’s assessment of the effectiveness of internal control over financial reporting. The Audit Committee also discussed and reviewed with the independent accountants all matters required by generally accepted auditing standards, including those described in SAS No. 61, as amended by SAS No. 90, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and those described in SAS No. 99 “Consideration of Fraud in a Financial Statement Audit.” With and without management present, the Audit Committee discussed and reviewed the results of the independent accountants’ audit of the financial statements.

During 2006, the Audit Committee met ten times, including meetings to discuss the interim financial information contained in each quarterly earnings announcement for the quarters ended December 31, 2005, March 31, 2006, June 30, 2006 and September 30, 2006 with the chief financial officer and the independent accountants prior to public release. In addition, the Audit Committee regularly monitored the progress of management and the independent accountants in assessing Sonic’s compliance with Section 404 of the Sarbanes-Oxley Act, including their findings, required resources and progress throughout the year.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent accountants the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3600T. The Audit Committee discussed with the independent accountants the independent accountant’s independence and met separately with management, internal auditors and the independent accountants to discuss, among other things, the adequacy and effectiveness of Sonic’s internal accounting and financial controls, the internal audit function’s organization, responsibilities, budget and staffing and reviewed with both the independent accountants and the internal auditors their audit plans, audit scope, and identification of audit risks.

Based on these reviews and discussions with management and the independent accountants, the Audit Committee recommended to the Board and the Board approved that Sonic’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment of the independent accountants, Deloitte & Touche LLP, and the Board concurred in such recommendation.

H. Robert Heller, Chairman

William I. Belk

Victor H. Doolan

Compensation Committee. The Compensation Committee administers certain compensation and employee benefit plans of Sonic and annually reviews and determines compensation of all executive officers of Sonic. The Compensation Committee administers the Sonic Automotive, Inc. 1997 Stock Option Plan (the “Stock Option Plan”), the Sonic Automotive, Inc. Employee Stock Purchase Plan, the Sonic Automotive, Inc. Incentive Compensation Plan (the “Incentive Compensation Plan”), the Sonic Automotive, Inc. 2004 Stock Incentive Plan (the “Stock Incentive Plan”) and certain other employee stock plans, approves individual grants of equity-based compensation under the plans it administers and periodically reviews Sonic’s executive compensation programs and takes action to modify programs that yield payments or benefits not closely related to Sonic’s or its executives’ performance. The Board of Directors has determined that all committee members are “independent” as defined in the current listing standards of the NYSE. The Compensation Committee met five times during 2006.

Nominating and Corporate Governance Committee. The NCG Committee is responsible for identifying individuals who are qualified to serve as directors of Sonic and for recommending qualified nominees to the Board of Directors for election or re-election as directors of Sonic. The NCG Committee will consider director nominees submitted by stockholders in accordance with the provisions of Sonic’s Bylaws. The NCG Committee is also responsible for recommending committee members and chairpersons of committees of our Board of Directors and for establishing a system for, and monitoring the process of, performance reviews of the Board of Directors and its committees. Finally, the NCG Committee is responsible for developing and recommending to the Board of Directors a set of corporate governance principles applicable to Sonic and for monitoring compliance with Sonic’s Code of Business Conduct and Ethics. The Board of Directors has determined that all committee members are “independent” as defined in the current listing standards of the NYSE. The NCG Committee met four times during 2006.

How to Communicate with the Board of Directors and Non-Management Directors. Stockholders or interested parties wishing to communicate with our Board of Directors, or any of our individual directors, including the lead independent director presiding over non-management executive sessions, may do so by sending a written communication addressed to the respective director(s), or in the case of communications to the entire Board of Directors addressed to the attention of Sonic’s Corporate Secretary, in care of Sonic Automotive, Inc., 6415 Idlewild Road, Suite 109, Charlotte, North Carolina 28212. Stockholders or interested parties wishing to communicate with our non-management directors as a group may do so by sending a written communication to William I. Belk, as lead independent director, at this address. Any communication addressed to any director that is received at Sonic’s principal office will be delivered or forwarded to the respective director(s) as soon as practicable. Any communication addressed to the Board of Directors, in general, will be promptly delivered or forwarded to each director.

Stockholder Nominations of Directors

Stockholders may recommend a director candidate for consideration by the NCG Committee by submitting the candidate’s name in accordance with provisions of our Bylaws that require advance notice to Sonic and certain other information. In general, under the Bylaws, the written notice must be received by Sonic’s Corporate Secretary not less than sixty (60) and not more than ninety (90) days prior to the annual meeting. The notice must contain, among other things, the nominee’s name, date of birth, business and residential address and the information that would be required to be disclosed about the nominee pursuant to the SEC’s rules in a proxy statement and, with respect to the stockholder submitting the nomination and anyone acting in concert with that stockholder, the name and business address of the stockholder and the person acting in concert with the stockholder, a representation that the stockholder is a record holder of Voting Stock, a description of all arrangements, understandings or relationships between or among the stockholder, any person acting in concert with the stockholder and the nominee and the class and number of shares of Voting Stock beneficially owned by the stockholder and any person acting in concert with that stockholder. A stockholder who is interested in recommending a director candidate should request a copy of Sonic’s Bylaw provisions by writing to Stephen K. Coss, Senior Vice President, General Counsel and Secretary, at Sonic’s principal executive offices.

The NCG Committee has a process of identifying and evaluating potential nominees for election as members of the Board of Directors, which includes considering recommendations by directors and management and may include engaging third party search firms to assist the NCG Committee in identifying and evaluating potential nominees. The NCG Committee has adopted a policy that stockholder nominees for director will be treated the same as nominees submitted by other directors or management.

As set forth in Sonic’s Bylaws, Sonic’s Corporate Governance Guidelines and the charter of Sonic’s Nominating and Corporate Governance Committee, the NCG Committee considers potential nominees for directors from all sources, develops information from many sources concerning the potential nominee, and makes a decision whether to recommend any potential nominee for consideration for election as a member of the Board of Directors. Sonic’s qualification standards for directors are set forth in its Corporate Governance Guidelines. These standards include the director’s or nominee’s:

•	independent judgment;

•	ability to qualify as an “independent” director (as defined under applicable SEC rules and NYSE listing standards);

•	ability to broadly represent the interests of all stockholders and other constituencies;

•	maturity and experience in policy making decisions;

•	time commitments, including service on other boards of directors;

•	business skills, background and relevant expertise that are useful to Sonic and its future needs;

•	willingness and ability to serve on committees of the board of directors; and

•	other factors relevant to the NCG Committee’s determination.

APPROVAL OF THE AMENDED AND RESTATED

SONIC AUTOMOTIVE, INC. INCENTIVE COMPENSATION PLAN

The Incentive Compensation Plan (the “Incentive Plan”) was first adopted by our Board of Directors in October 2001 and approved by our stockholders in May 2002. On February 12, 2007, the Compensation Committee approved an amendment and restatement of the Incentive Plan (the “Incentive Plan Restatement”), subject to the approval of our stockholders. The Incentive Plan is a performance-based plan that provides cash awards to selected executive officers and key employees if pre-established performance goals are met. The Incentive Plan is intended to meet the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”) so that awards paid under the Incentive Plan may qualify for a federal income tax deduction. Sonic is required to periodically resubmit the Incentive Plan for stockholder approval so that it can continue to qualify as performance-based compensation. In addition, the Incentive Plan Restatement includes certain changes that require your approval. Therefore, stockholder approval is being sought with respect to the terms of the Incentive Plan Restatement in its entirety. If approved by the stockholders, the Incentive Plan Restatement will become effective on April 19, 2007.

The Incentive Plan is intended to allow Sonic to provide incentives to highly-qualified executives and other key employees that motivate them to continue service with Sonic, devote their best efforts to Sonic and improve Sonic’s economic performance, thus enhancing the value of Sonic for the benefit of stockholders. The Incentive Plan also is intended to meet the requirements for performance-based compensation under Section 162(m) of the Code. Section 162(m) of the Code generally limits Sonic’s annual federal income tax deduction for compensation paid to certain covered employees (generally, the Chief Executive Officer and the four other highest paid executive officers) to $1 million with respect to each such executive officer. However, compensation that qualifies as “performance-based compensation” under Section 162(m) is not subject to this deduction limit. Compensation qualifies as performance-based only if it satisfies certain requirements, including that the material terms of the plan under which the compensation is paid are disclosed to and approved by the stockholders. We are asking stockholders to approve the Incentive Plan Restatement to preserve our ability to claim a federal tax deduction for compensation awards made under the Incentive Plan without being subject to the Section 162(m) $1 million deduction limitation.

The primary changes reflected in the Incentive Plan Restatement include (a) several additions to the permissible performance goals, (b) an increase in the maximum allowable payment to a participant for any calendar year from $2 million to $3 million, (c) the elimination of installments as a form of payment, (d) additional flexibility in designing incentive awards, including the permissible use of bonus pools, (e) a requirement that all incentive awards be paid by March 15 of the year following the end of the applicable performance period, and (f) additional provisions regarding Section 409A of the Code.

Sonic also reserves the right to pay discretionary bonuses, or other types of compensation, outside of the Incentive Plan that may not qualify for deductibility under Section 162(m). No employee has a guaranteed right to any discretionary bonus as a substitute for a performance bonus in the event that performance goals are not met or if the stockholders do not approve the material terms of the Incentive Plan Restatement.

The following is a summary of the Incentive Plan Restatement. The summary describes the primary features of the Incentive Plan, but it is qualified by reference to the full text of the Incentive Plan Restatement, a copy of which is included in this Proxy Statement as Appendix B.

Administration

The Incentive Plan will continue to be administered by the Compensation Committee of the Board of Directors which consists solely of two or more outside directors. The Compensation Committee has the authority, in its sole discretion, to grant awards under the Incentive Plan, to determine the persons to whom and the time or times at which awards will be granted, to determine the terms, conditions, restrictions, applicable performance periods and performance goals relating to any award, to adjust compensation payable upon attainment of performance goals, to construe and interpret the Incentive Plan and any awards, to prescribe, amend and rescind rules and regulations relating to the Incentive Plan, and to make all other determinations deemed necessary or advisable for plan administration.

Eligibility

Executive officers and other key employees of the Company are eligible to receive awards under the Incentive Plan. The Compensation Committee selects the employees who will participate, and may take into account such factors as it deems relevant in making that determination. An employee who is a participant for one performance period is not assured of being selected to participate in any subsequent performance period. The actual number of officers who are eligible to receive an award during any particular performance period cannot be determined in advance because the Compensation Committee has the discretion to select the participants. Five executive officers were selected for plan participation for the 2006 calendar year.

Performance Goals

For each participant, the Compensation Committee establishes in writing the performance goals, the performance period over which such goals will be measured, and the amount of or the formula for determining the participant’s actual incentive award with respect to such performance period. The Compensation Committee must establish all of these terms in writing within 90 days after the beginning of the applicable performance period (or, if earlier, by the date on which 25% of the period has been completed).

The performance goals established by the Compensation Committee must be objectively determinable. As amended, the performance goals under the Incentive Plan will be based on one or more of the following, as determined in the sole discretion of the Compensation Committee: stock price; earnings per share; net earnings; operating or other earnings; profits; revenues; net cash flow; financial return ratios; stockholder return; return on equity; return on investment; debt rating; Company-wide sales; dealership sales; expense reduction levels; return on net assets; debt to equity ratio; debt to capitalization ratio; growth in assets, sales, or market share; customer satisfaction; or strategic business objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures. Performance goals may be based on the performance of the participant’s division, business unit or employing subsidiary, based on the performance of one or more divisions, business units or subsidiaries, based on the performance of the Company (including subsidiaries) as a whole, or based on any combination of the foregoing. Performance goals may be either absolute in their terms or relative. Performance goals may provide for the inclusion or exclusion of items such as the effect of unusual charges or income items or other events, including acquisitions or dispositions of businesses or assets, restructurings, reductions in force, or changes in accounting principles or tax laws that occur during the performance period. The performance goals established by the Compensation Committee may be (but need not be) particular to a participant and/or different each performance period. The Compensation Committee also can establish subjective performance goals for participants, but the subjective performance goals may be used only to reduce, and not increase, the award otherwise payable under the Incentive Plan to employees who are subject to Section 162(m) of the Code.

Awards

A participant’s potential incentive award must be based on an objective formula or standard, and can be expressed as either a dollar amount, a percentage of salary, a percentage of the applicable criteria underlying the specified performance goal(s) (or a percentage in excess of a threshold amount) or otherwise. The Compensation Committee also can designate a range, pursuant to which the actual amount of an incentive award may vary depending upon the extent to which the performance goals for the performance period have been attained. The Compensation Committee also may establish a participant’s potential incentive award as a percentage of a bonus pool, as long as the sum of the individual maximum percentages of the bonus pool that each participant potentially could receive does not exceed 100%.

Before payment of an incentive award can be made, the Compensation Committee must certify in writing the extent to which the performance goals have been reached. The Compensation Committee may, in its discretion, reduce or eliminate the amount payable to any participant based upon such factors as the Compensation Committee deems relevant.

As amended, the maximum amount payable with respect to an incentive award to any participant for any calendar year is $3,000,000.

Payment of an incentive award must be made as soon as administratively practicable following the Compensation Committee’s certification, but no later than March 15 of the calendar year following the calendar year in which such payment is no longer subject to a “substantial risk of forfeiture” (within the meaning of Section 409A of the Code). All awards will be paid in a lump sum. Participants generally must be employed on the payment date to receive the award, except as otherwise determined by the Compensation Committee. However, if the participant’s employment terminates due to death, disability or retirement, a pro-rated award may be paid so long as the performance goals were achieved.

Section 409A

Section 409A of the Code provides new requirements for certain nonqualified deferred compensation arrangements. If applicable, Section 409A also imposes penalties (including an additional 20% income tax) on the recipient of deferred compensation in the event such compensation fails to comply with Section 409A. Awards granted under the Incentive Plan are intended to constitute short-term deferrals under Section 409A and therefore be exempt from the requirements of Section 409A. If, however, an award may be subject to Section 409A, it is intended that the Compensation Committee will determine and interpret the terms of such award in a manner that complies with Section 409A. Sonic does not guarantee to any participant that the Incentive Plan or any incentive award complies with or is exempt from Section 409A.

Amendment, Suspension or Termination

The Board of Directors or the Compensation Committee can amend, suspend or terminate the Incentive Plan at any time, subject to stockholder approval if required by Section 162(m) of the Code. Generally, no amendment, suspension or termination of the Incentive Plan may adversely affect the rights of a participant with respect to an award previously granted under the Incentive Plan without the participant’s consent. However, the Incentive Plan or any incentive award can be amended without a participant’s consent if the Board or the Compensation Committee deems the amendment necessary or advisable to comply with applicable law, including reforming the terms of an incentive award to comply with or meet an exemption from Section 409A of the Code.

Reapproval by Stockholders

The Incentive Plan must be resubmitted to Sonic’s stockholders as necessary to enable awards paid thereunder to constitute qualified performance-based compensation under Section 162(m) of the Code. Under current law, Sonic may be required to resubmit the Incentive Plan for stockholder approval approximately every five years. The Incentive Plan does not preclude Sonic from establishing other or additional compensation arrangements.

Plan Benefits

Awards under the Incentive Plan are determined based on actual performance, so future actual awards cannot now be determined. The awards paid to our named executive officers under the Incentive Plan for 2006 are set forth in the Summary Compensation Table.

APPROVAL OF THE AMENDED AND RESTATED

SONIC AUTOMOTIVE, INC. 2004 STOCK INCENTIVE PLAN

The 2004 Stock Incentive Plan (the “Stock Incentive Plan”) was first adopted by the Board of Directors in February 2004 and approved by our stockholders in April 2004. Upon the recommendation of the Compensation Committee, the Board of Directors approved an amendment and restatement of the Stock Incentive Plan (the “Stock Incentive Plan Restatement”), subject to the approval of our stockholders. The amendments to the Stock Incentive Plan include an increase in the number of shares of Class A Common Stock that are available for issuance under the Stock Incentive Plan from 2,000,000 to 3,000,000.

The additional shares are intended to allow Sonic to continue to offer a variety of equity-based incentives that attract and retain key employees and consultants and provide them with incentives to contribute to Sonic’s growth and success as well as align their interests with those of Sonic’s stockholders. The Stock Incentive Plan Restatement is effective as of February 13, 2007, subject to stockholder approval.

As of March 1, 2007 and without considering the proposed increase in shares, approximately 1,339,694 shares of the Class A Common Stock authorized to be issued under the Stock Incentive Plan have been issued or are subject to currently outstanding awards, leaving 660,306 shares of Class A Common Stock available for future awards under the Stock Incentive Plan. If shares of Class A Common Stock subject to an award under the Stock Incentive Plan are forfeited or the award is settled in cash or otherwise terminates for any reason without the issuance of such shares, those shares also will be available for further awards under the Stock Incentive Plan. Sonic also maintains the 1997 Stock Option Plan under which stock options currently can be granted. As of March 1, 2007, there remain 126,175 shares of Class A Common Stock available for future issuance. However, the 1997 Stock Option Plan will terminate on October 9, 2007. After that time, no further options may be granted under the 1997 Stock Option Plan and shares covered by options that expire unexercised or are forfeited under that Plan will not be available for future awards.

In addition to the proposed increase in the number of shares of Class A Common Stock that may be issued under the Stock Incentive Plan from 2,000,000 to 3,000,000, the Stock Incentive Plan also has been amended to:

•

provide that fair market value for purposes of determining the exercise price of stock options will be determined by reference to the closing price of the Class A Common Stock on the date of grant (or for other purposes under the Stock Incentive Plan, on the applicable date of reference);

•	clarify that the maximum number of shares of Class A Common Stock that may be issued pursuant to incentive stock options under this Plan also shall be 3,000,000 shares;

•	clarify the provisions regarding anti-dilution adjustments in the case of certain corporate events;

•	add provisions regarding Section 409A of the Code; and

•	make other minor revisions and clarifications.

The Stock Incentive Plan also is designed to allow certain awards granted thereunder to meet the requirements for performance-based compensation under Section 162(m) of the Code.

The following is a summary of the Stock Incentive Plan Restatement submitted for stockholder approval. The summary describes the major features of the Stock Incentive Plan, but it is qualified by reference to the full text of the Stock Incentive Plan Restatement, which is included in this Proxy Statement as Appendix C.

Administration

The Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the full authority to select the recipients of awards granted under the Stock Incentive Plan, to determine the type and size of awards, and to determine and amend the terms, restrictions and conditions of awards. The Compensation Committee also has the full authority to construe and interpret the Stock Incentive Plan and any related award agreement, to establish rules and regulations relating to the administration of the Stock Incentive Plan, to delegate administrative responsibilities and to make all other determinations that may be necessary or advisable for the administration of the Stock Incentive Plan.

Eligibility

Awards under the Stock Incentive Plan may be granted to employees (including employees who are also officers and/or directors) and consultants as selected by the Compensation Committee based on, among other things, their duties and the Compensation Committee’s assessment of their present and potential contributions to the success of the Company and such other factors it deems relevant. The number of individuals eligible to participate in the Stock Incentive Plan varies and, in light of the Compensation Committee’s discretion, the actual number of individuals who will be granted an award in the future cannot be determined. There currently are approximately 35 individuals who hold outstanding awards under the Stock Incentive Plan. The Compensation Committee determines, in its discretion, the types and sizes of awards.

Types of Awards

Awards under the Stock Incentive Plan may be granted in the form of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards and performance awards. Each type of award is discussed in more detail below.

Shares Subject to the Stock Incentive Plan and Award Limits

If the stockholders approve the Stock Incentive Plan Restatement, the number of shares of Sonic’s Class A Common Stock reserved for issuance under the Stock Incentive Plan will increase from 2,000,000 to 3,000,000, subject to adjustment as described below. The maximum number of shares of Class A Common Stock that may be issued pursuant to incentive stock options under the Stock Incentive Plan also will be 3,000,000 shares.

If shares of Class A Common Stock subject to an award under the Stock Incentive Plan are forfeited or the award is settled in cash or otherwise terminates for any reason without the issuance of such shares, those shares will be available for further awards under the Stock Incentive Plan.

No individual may be granted options and/or stock appreciation rights under the Stock Incentive Plan with respect to an aggregate of more than 500,000 shares of Class A Common Stock during any calendar year. With respect to all other types of awards, no individual may be granted awards with respect to an aggregate of more than 250,000 shares of Class A Common Stock during any calendar year.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, or similar transaction or other change in corporate structure affecting Sonic’s Class A Common Stock, equitable adjustments and substitutions, as applicable, will be made by the Compensation Committee, including adjustments to the number of shares of Class A Common Stock which may be issued under the Stock Incentive Plan, the number of shares of Class A Common Stock subject to the award limits under the Stock Incentive Plan, and the number and price of shares of Class A Common Stock subject to outstanding awards under the Stock Incentive Plan.

Market Price of Class A Common Stock

The closing price of a share of Sonic’s Class A Common Stock on the NYSE on March 15, 2007 was $28.31.

Stock Options

Stock options may be granted under the Stock Incentive Plan in the form of either incentive stock options (also referred to as “ISOs”) intended to qualify under Section 422 of the Code or nonstatutory stock options. Incentive stock options can be granted only to employees of the Company. Stock options give the recipient an opportunity to purchase shares of Sonic’s Class A Common Stock from Sonic at a designated exercise price.

The exercise price of options granted under the Stock Incentive Plan is determined at the discretion of the Compensation Committee, but the exercise price per share generally may not be less than the fair market value of a share of Sonic’s Class A Common Stock on the grant date of the option. In the case of incentive stock options granted to any holder on the date of grant of more than 10% (directly or by attribution through relatives or entities in which the holder has an ownership interest) of the total combined voting power of all classes of stock of Sonic or a parent or subsidiary corporation (a “10% Stockholder”), the exercise price per share may not be less than 110% of the fair market value of a share of Class A Common Stock on the grant date. As amended, fair market value under the Stock Incentive Plan generally is based on the closing price of Sonic’s Class A Common Stock on the NYSE on the date of grant of the option.

The exercise price of an option may be paid in cash, or if permitted by the Compensation Committee, in shares of Sonic’s Class A Common Stock owned by the option holder or by other means Sonic determines to be consistent with applicable law (including, for example, “cashless exercises”).

The Compensation Committee establishes the time period within which options must be exercised, but this period may not exceed ten years from the grant date of the option or, in the case of incentive stock options granted to a 10% Stockholder, five years from the grant date of the option. Options may expire before the end of the option period if the option holder ceases to perform services for the Company. Stock options will be exercisable at such time or times and subject to such restrictions as determined by the Compensation Committee. To the extent that the fair market value of incentive stock options (determined based on the fair market value on the grant date) that become exercisable for the first time in a calendar year exceeds $100,000, such options generally will be deemed nonstatutory stock options.

Except as otherwise provided by the Compensation Committee, the following rules apply if an option holder’s service with the Company terminates. If an option holder’s service with the Company terminates for any reason other than cause, involuntary termination without cause, disability or death, the option holder generally may exercise his or her stock options (to the extent vested) within the 60-day period following such termination. If the option holder is terminated for cause, the option holder’s stock options will immediately expire and no longer can be exercised. If the option holder is involuntarily terminated without cause, options (to the extent vested) generally may be exercised during the 90-day period following termination. If the option holder’s service terminates due to his or her disability, options (to the extent vested) generally may be exercised during the one-year period following termination. If the option holder dies while employed or during the applicable exercise period following termination as described above, options (to the extent vested) generally may be exercised during the one-year period following the option holder’s death. In no event can an option be exercised after the expiration of its term (i.e., the option period fixed by the Compensation Committee).

Options generally may not be transferred other than by will or the laws of descent and distribution and options generally may be exercised during the lifetime of the option holder only by the option holder. However, the Compensation Committee, in its discretion, may permit the transfer of nonstatutory stock options, without consideration, to certain family members or family-related trusts, foundations or other entities, subject to limitations determined by the Compensation Committee.

Stock Appreciation Rights

Stock appreciation rights (or “SARs”) allow a recipient to receive upon exercise an amount equal to the excess of the fair market value at that time of the shares of Sonic’s Class A Common Stock with respect to which the SARs are being exercised over the initial value assigned to such SARs. This amount may be payable in cash, shares of Class A Common Stock or a combination thereof, as determined by the Compensation Committee. The initial value of SARs granted under the Stock Incentive Plan is determined at the discretion of the Compensation Committee, but the initial value per share of Class A Common Stock covered by the SARs may not be less than the fair market value of a share of Sonic’s Class A Common Stock on the grant date of the SARs. For this purpose, fair market value generally is based on the closing price of Sonic’s Class A Common Stock on the NYSE on the grant date.

SARs may be granted in tandem with stock options or independently. The Compensation Committee will establish the time period within which SARs must be exercised, but this period may not exceed ten years from the grant date of the SARs. SARs granted in tandem with stock options must have the same term as the options to which they relate. SARs may expire before the end of the exercise period if the recipient ceases to perform services for the Company. SARs will be exercisable at such time or times and subject to such restrictions as determined by the Compensation Committee. However, SARs granted in tandem with stock options may be exercised only with respect to the shares of Class A Common Stock for which their related stock options are then exercisable. The exercise of either options or SARs that are granted in tandem will result in the termination of the other to the extent of the number of shares of Class A Common Stock with respect to which such options or SARs are exercised.

If an individual’s service with the Company terminates, SARs then held by such individual will terminate on the same terms and conditions that apply to stock options as described above, unless otherwise provided by the Compensation Committee.

SARs generally may not be transferred other than by will or the laws of descent and distribution and SARs generally may be exercised during the lifetime of the recipient only by the recipient. However, the Compensation Committee, in its discretion, may permit the transfer of SARs, without consideration, to certain family members or family-related trusts, foundations or other entities, subject to limitations determined by the Compensation Committee.

Restricted Stock and Restricted Stock Units

Restricted stock is an award of shares of Sonic’s Class A Common Stock that is subject to restrictions and such other terms and conditions as the Compensation Committee determines. Restricted stock units represent the right to receive shares of Class A Common Stock or the value of shares of Class A Common Stock in the future, but no shares are actually awarded to recipients on the date of grant. Once applicable restrictions lapse or have been satisfied, restricted stock units may be payable in cash, shares of Class A Common Stock or a combination thereof, as determined by the Compensation Committee.

The Compensation Committee determines the type of restrictions applicable to the award, which can include restrictions based on achievement of financial or other business objectives (including objective performance goals as described below), the occurrence of a specific event, continued service for a period of time or other time-based restrictions. The Compensation Committee also determines the purchase price, if any, to be paid for the restricted stock or restricted stock units. Restricted stock units are not transferable and restricted stock generally may not be transferred until all restrictions applicable to the award have lapsed or been satisfied.

If the recipient of restricted stock or restricted stock units ceases to perform services for the Company, all shares of Class A Common Stock or restricted stock units, as the case may be, that are still subject to restrictions generally will be forfeited unless the Compensation Committee waives such restrictions.

A recipient of restricted stock generally will have certain rights and privileges of a stockholder, including the right to vote such shares of restricted stock and to receive dividends, if any (although the Compensation Committee may require that any dividends be reinvested in additional shares of restricted stock). A recipient of restricted stock units will not have any voting or other stockholder rights, but if a dividend is declared on the Class A Common Stock, the Compensation Committee may, in its discretion, determine that recipients receive dividend equivalents with respect to restricted stock units and the form thereof.

Stock Awards

The Compensation Committee may grant other types of stock awards that involve the issuance of shares of Class A Common Stock or that are valued by reference to shares of Class A Common Stock. The terms and conditions applicable to such stock awards will be determined by the Compensation Committee in its discretion.

Performance Awards

The Stock Incentive Plan allows the Compensation Committee to designate a grant of restricted stock, restricted stock units or a stock award as a performance award intended to qualify as performance-based compensation under Section 162(m) of the Code. Section 162(m) of the Code generally limits Sonic’s annual federal income tax deduction for compensation paid to certain covered employees (generally, the Chief Executive Officer and the four other highest paid officers) to $1 million with respect to each such officer. However, compensation that qualifies as “performance-based compensation” under Section 162(m) is not subject to this deduction limit. Compensation qualifies as performance-based only if it satisfies certain requirements, including that the material terms of the plan and performance goals under which the awards will be paid are disclosed to and approved by the stockholders.

For performance awards, the Compensation Committee will establish in writing the performance goals upon which the performance award is contingent, the period over which such goals will be measured and any other applicable conditions. These terms must be established within 90 days after the beginning of the applicable period (or, if earlier, by the date on which 25% of the period has been completed).

The performance goals established by the Compensation Committee must be objectively determinable and will be based on one or more of the following: stock price; earnings per share; net earnings; operating or other earnings; profits; revenues; net cash flow; financial return ratios; stockholder return; return on equity; return on investment; return on net assets; debt rating; sales; expense reduction levels; growth in assets, sales, or market share; or strategic business objectives based on meeting specified revenue goals, market penetration goals, customer satisfaction goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. Performance goals may be based on the performance of Sonic, based on the individual’s division, business unit or employing subsidiary, based on the performance of one or more divisions, business units or subsidiaries, based on the performance of the Company as a whole or based on any combination of the foregoing. Performance goals may be either absolute in their terms or relative. Performance goals may provide for the inclusion or exclusion of items such as the effect of unusual charges or income items or other events, including acquisitions or dispositions of businesses or assets, restructurings, reductions in force, or changes in accounting principles or tax laws. The Compensation Committee also may establish subjective performance goals, but the subjective performance goals generally may be used only to reduce, and not increase, an award. The Compensation Committee generally cannot waive the performance goal requirements except in its discretion in the case of the death or disability of the recipient or as otherwise provided under the Stock Incentive Plan in the event of a change in control (as described below).

As noted previously, no individual may be granted restricted stock, restricted stock units or stock awards with respect to an aggregate of more than 250,000 shares of Class A Common Stock during any calendar year. In addition, the maximum cash payment that may be paid to an award recipient during a calendar year pursuant to a performance award is $2,000,000.

The Compensation Committee may, in its discretion, grant awards to covered officers that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

Change in Control

Under the Stock Incentive Plan, a “change in control” generally means any merger or consolidation in which Sonic is not the surviving corporation and which results in the holders of the outstanding voting securities of Sonic (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation, any sale or transfer by Sonic of all or substantially all of its assets or any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group of, all or a majority of the then-outstanding voting securities of Sonic.

Upon either the consummation of a tender or exchange offer that constitutes a change in control or the third business day prior to the effective date of any other change in control, as the case may be, all outstanding stock options, SARs and stock awards generally will become fully vested and exercisable and all outstanding restricted stock and restricted stock units generally will become fully vested with all restrictions and conditions related thereto being deemed satisfied. Any outstanding awards that have been designated as performance awards will be accelerated and deemed to have been fully earned as of the date of the change in control, with a pro rata payment to be made within 30 days following the change in control based upon an assumed achievement of the applicable performance goals and the extent to which the performance period has elapsed prior to the change in control.

Amendment, Suspension or Termination

The Board of Directors may at any time amend, suspend or terminate the Stock Incentive Plan in whole or in part for any purpose, provided that such action may be subject to stockholder approval if (1) it is necessary to comply with the Code, the Securities Exchange Act of 1934, as amended, securities exchange listing requirements or other legal or regulatory requirements, (2) the action is intended to allow the exercise price of outstanding stock options to be reduced by repricing or replacing such options, or (3) the Board determines that stockholder approval is otherwise desirable. Unless terminated earlier, the Stock Incentive Plan will terminate ten years from its original adoption by the Board of Directors. The Compensation Committee also may amend the terms of an outstanding award. Generally, no amendment, suspension or termination of the Stock Incentive Plan (or amendment of an outstanding award) may adversely affect in any material way the rights of the holder of any outstanding award without his or her consent. However, the Board may amend the Stock Incentive Plan and/or the Compensation Committee may amend any outstanding award without obtaining a participant’s consent if it deems the amendment necessary or advisable to comply with applicable law, including reforming the terms of an outstanding award to comply with or meet an exemption from Section 409A of the Code.

Stock Incentive Plan Benefits

For additional details concerning options and restricted stock granted to executive officers under the Stock Incentive Plan during the 2006 calendar year, see “—Compensation of Executive Officers,” “—Grants of Plan-Based Awards During 2006,” “—Outstanding Equity Awards at Fiscal 2006 Year-End” and “—Option Exercises and Stock Vested During 2006.” Since all awards under the Stock Incentive Plan are made at the discretion of the Compensation Committee, future awards that may be received by any executive officers or others pursuant to the Stock Incentive Plan are not presently determinable.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences that generally apply with respect to awards that may be granted under the Stock Incentive Plan. This summary is based on current laws and regulations that may change in the future. This summary is not intended to be exhaustive and does not describe a number of special tax rules, including any foreign, state or local tax consequences, wage withholding requirements or various other rules that could apply to a particular individual or to the Company under certain circumstances.

Nonstatutory Stock Options

The grant of nonstatutory stock options has no federal income tax consequences to the Company or the option holder. Upon the exercise of a nonstatutory stock option, the option holder will recognize ordinary income equal to the excess of the fair market value of the acquired shares on the date of exercise over the exercise price paid for the shares. The Company generally will be allowed a federal income tax deduction equal to the same amount that the option holder recognizes as ordinary income. In the event of the disposition of the acquired shares of Common Stock, any additional gain (or loss) generally will be taxed to the option holder as either short-term or long-term capital gain (or loss) depending on how long the shares were held.

Incentive Stock Options

The grant and exercise of incentive stock options have no federal income tax consequences to the Company. The grant and exercise of incentive stock options generally have no ordinary income tax consequences to the option holder. However, upon the exercise of an incentive stock option, the option holder has to treat the excess of the fair market value on the date of exercise over the exercise price as an item of tax adjustment for alternative minimum tax purposes, which may result in alternative minimum tax liability.

If the option holder retains the shares of Class A Common Stock acquired upon the exercise of an incentive stock option for at least two years following the grant date of the option and one year following exercise of the option, the subsequent disposition of such shares will ordinarily result in long-term capital gains or losses to the option holder equal to the difference between the amount realized on disposition of the shares and the exercise price. The Company will not be entitled to any deduction in such case. If the holding period requirements described above are not met, the option holder will recognize ordinary income upon disposition of the Class A Common Stock equal to the excess of the fair market value of the shares on the date of exercise (or, if less, the amount received on disposition of the shares) over the exercise price. The Company will be entitled to a corresponding tax deduction in the same amount. Any additional gain (or loss) realized by the option holder on the disposition of the Class A Common Stock will be taxed as short-term or long-term capital gain (or loss), as applicable.

Stock Appreciation Rights

The grant of SARs has no federal income tax consequences to the Company or the recipient. Upon the exercise of SARs, the recipient will recognize ordinary income equal to the amount of cash received and the fair market value of any shares of Class A Common Stock received. The Company generally will be allowed a federal income tax deduction equal to the same amount that the recipient recognizes as ordinary income.

Restricted Stock

There generally should not be any federal income tax consequences to the Company or the recipient upon the grant of restricted stock. The recipient normally will recognize ordinary income when shares of the restricted stock vest (which means that the shares are no longer subject to a substantial risk of forfeiture) or become transferable, whichever occurs first. However, a recipient instead may elect to recognize ordinary income at the time the restricted stock is granted by making an election under Section 83(b) of the Code within 30 days after the grant date. In either case, the recipient will recognize ordinary income equal to the fair market value of such shares of stock at the time the income is recognized (reduced by the amount, if any, the recipient paid for the stock) and the Company generally will be entitled to a corresponding tax deduction (subject to Section 162(m) limitations). If the recipient subsequently disposes of the shares of Class A Common Stock, any additional gain (or loss) should be eligible for short-term or long-term capital gain tax treatment, depending on how long the shares were held after the ordinary income was recognized. If a recipient makes an “83(b) election” and then forfeits the shares of Class A Common Stock, the recipient normally will not be entitled to any tax deduction or refund with respect to the tax already paid.

Restricted Stock Units

The grant of restricted stock units generally has no federal income tax consequences to the Company or the recipient. When the restricted stock units vest and become payable, the recipient will recognize ordinary income equal to the amount of cash received and the fair market value of any shares of Class A Common Stock received. The Company generally will be allowed a federal income tax deduction equal to the same amount that the recipient recognizes as ordinary income (subject to Section 162(m) limitations).

Other Stock Awards

The federal income tax consequences of other stock awards will depend on the form of such awards.

Section 162(m)

As discussed above, Section 162(m) of the Code generally limits the Company’s annual federal income tax deduction for compensation paid to certain covered employees (generally, the Chief Executive Officer and the four other most highly compensated officers) to $1 million with respect to each such officer. However, compensation that qualifies as “performance based compensation” under Section 162(m) is not subject to this deduction limit. Sonic intends that stock options, stock appreciation rights and performance awards granted to covered employees generally should qualify as “performance-based” compensation that will not be subject to the Section 162(m) deduction limit.

Section 409A

Section 409A of the Code provides new requirements for certain nonqualified deferred compensation arrangements. If applicable, Section 409A also imposes penalties (including an additional 20% income tax) on the recipient of deferred compensation in the event such compensation fails to comply with Section 409A. Awards granted under the Stock Incentive Plan are intended to either comply with or meet the requirements for an exemption from Section 409A of the Code and the Stock Incentive Plan shall be operated and administered accordingly. To the extent that any awards may provide for the deferral of compensation within the meaning of Section 409A of the Code, Sonic intends that such awards comply with Section 409A of the Code, and the Compensation Committee shall determine and interpret the terms of such awards consistent with such intent. Sonic does not guarantee to any participant that the Stock Incentive Plan or any award granted under the Stock Incentive Plan complies with or is exempt from Section 409A.

APPROVAL OF AMENDMENT TO THE

SONIC AUTOMOTIVE, INC.

2005 FORMULA RESTRICTED STOCK PLAN

FOR NON-EMPLOYEE DIRECTORS

On February 13, 2007, the Board of Directors approved an amendment of the Sonic Automotive, Inc. 2005 Formula Restricted Stock Plan for Non-Employee Directors (the “2005 Formula Directors Plan”), subject to the approval of our stockholders. The amendment increases the maximum number of shares of the Class A Common Stock that maybe issued under the 2005 Formula Directors Plan from 60,000 shares to 90,000 shares. This amendment is intended to secure adequate shares to allow Sonic to continue over the next several years to provide its non-employee directors with an ownership interest in Sonic and to enhance Sonic’s ability to attract and retain highly qualified individuals to serve as directors on our Board. No other amendments to the 2005 Formula Directors Plan are proposed for stockholder approval.

The 2005 Formula Directors Plan originally was adopted by the Board of Directors on February 10, 2005 and approved by the stockholders of Sonic on April 21, 2005. The 2005 Formula Directors Plan provides for formula grants of restricted stock to Sonic’s non-employee directors. In connection with the approval of the 2005 Formula Directors Plan, Sonic’s Formula Stock Option Plan for Independent Directors was terminated.

As of March 1, 2007 and prior to the proposed increase, 32,240 shares of Class A Common Stock have been granted under the 2005 Formula Directors Plan and 27,760 shares of Class A Common Stock remain available for issuance. However, in accordance with the terms of the 2005 Formula Directors Plan, each eligible non-employee director will receive a restricted stock award on the day after the Annual Meeting resulting in a further reduction in the number of shares that remain available under the 2005 Formula Directors Plan.

The following is a summary of the 2005 Formula Directors Plan, as amended. The summary describes the primary features of the 2005 Formula Directors Plan, but it is qualified by reference to the full text of the 2005 Formula Directors Plan, a copy of which is included in this Proxy Statement as Appendix D.

Administration. Awards under the 2005 Formula Directors Plan generally are intended to occur automatically without any discretionary administration. Otherwise, the 2005 Formula Directors Plan is administered by the Board of Directors which has the full authority to construe and interpret the 2005 Formula Directors Plan and any related award agreement, to establish rules and regulations relating to plan administration, and to delegate ministerial administrative responsibilities. Determinations made with respect to an individual non-employee director will be made without participation by such director. All awards under the 2005 Formula Directors Plan are evidenced by an award agreement.

Eligibility. Members of our Board of Directors who are not employed by Sonic or any of its subsidiaries are not eligible to participate in the 2005 Formula Directors Plan. Sonic currently has six non-employee directors who are eligible for the 2005 Formula Directors Plan, although it anticipates having seven non-employee directors who are eligible for the 2005 Formula Directors Plan when Mr. Rachor’s employment terminates effective March 23, 2007.

Shares Subject to the 2005 Formula Directors Plan. If the stockholders approve the amendment to the 2005 Formula Directors Plan, the number of shares of Sonic’s Class A Common Stock reserved for issuance under the 2005 Formula Directors Plan will increase from 60,000 to 90,000, subject to adjustment as described below. If shares of restricted stock are forfeited or cancelled in whole or in part for any reason, those shares will be available for further awards under the 2005 Formula Directors Plan.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, or similar transaction or other change in corporate structure affecting Sonic’s Class A Common Stock, unless the Board determines otherwise, corresponding adjustments will be made to the shares of Class A Common Stock which may be issued under the 2005 Formula Directors Plan and which are subject to outstanding awards under the 2005 Formula Directors Plan.

Automatic Annual Grants of Restricted Stock. Under the 2005 Formula Directors Plan, an annual grant of restricted stock is made to each eligible non-employee director on the first business day following each annual meeting of Sonic’s stockholders. The number of restricted shares of Class A Common Stock granted to an eligible non-employee director equals $60,000 divided by the average closing sale price of the Class A Common Stock on the NYSE for the twenty trading days immediately prior to the grant date (rounded up to the nearest whole share). Subject to the director’s continued service on our Board, the restricted stock will fully vest on the first anniversary of the grant date or, if earlier, the day before the next annual meeting of Sonic’s stockholders following the grant date.

If a non-employee director initially becomes a member of the Board of Directors after the annual meeting of the Company’s stockholders has been held for the year in which such initial appointment occurs, the non-employee director will receive, effective on the date of his or her initial appointment to the Board, a restricted stock grant with the number of shares determined as described above. Subject to the director’s continued service on our Board, the restricted stock will fully vest on the first anniversary of the grant date.

Shares of restricted stock may not be sold, assigned, pledged or otherwise transferred to the extent they remain unvested. A director holding restricted stock will have the right to vote such shares of restricted stock and to receive dividends (if and when declared by the Board of Directors), although dividends paid in shares will be considered restricted stock. If a director’s service on the Board terminates for any reason, all shares of restricted stock not vested at the time of such termination are forfeited.

Market Price of Class A Common Stock. The closing price of a share of Sonic’s Class A Common Stock on the NYSE on March 15, 2007 was $28.31.

Change in Control. Upon either the consummation of a tender or exchange offer that constitutes a change in control of Sonic or the third business day prior to the effective date of any other change in control of Sonic, all outstanding restricted stock generally will become fully vested. Under the 2005 Formula Directors Plan, a “change in control” generally means any merger or consolidation in which Sonic is not the surviving corporation and which results in the holders of the outstanding voting securities of Sonic (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation, any sale or transfer by Sonic of all or substantially all of its assets or the consummation of any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group of, all or a majority of the then-outstanding voting securities of Sonic.

Amendment, Suspension or Termination. The Board of Directors may at any time amend, suspend or terminate the 2005 Formula Directors Plan in whole or in part for any purpose, provided that such action may be subject to stockholder approval if necessary to comply with legal, regulatory or securities exchange listing requirements, or if the Board determines that such approval otherwise is desirable. Unless terminated earlier, the 2005 Formula Directors Plan will terminate ten years from its adoption by the Board of Directors. No amendment, suspension or termination of the 2005 Formula Directors Plan may adversely affect in any material way the rights of a director under any outstanding award without his or her consent. Notwithstanding the foregoing, the Board may amend the 2005 Formula Directors Plan and any outstanding awards in any respect it deems necessary or advisable to comply with applicable law without obtaining the individual consent of any director who holds an outstanding award.

Plan Benefits. The following table sets forth the dollar value of restricted stock grants that Sonic anticipates will automatically be made to non-employee directors following the 2007 Annual Meeting.

2005 Formula Directors Plan

Plan Benefits

Name and Position	Dollar Value	Number of Units
All current non-executive officer directors as a group	$420,000	(1)

(1)	The number of shares of restricted stock that will be granted is not determinable as of the date of this Proxy Statement due to fluctuating market prices.

Federal Income Tax Consequences. The following is a brief summary of the federal income tax consequences that generally apply with respect to restricted stock granted under the 2005 Formula Directors Plan. This summary is based on current laws and regulations that may change in the future. This summary is not intended to be exhaustive and does not describe a number of various tax rules, including any foreign, state or local tax consequences, that could apply to a particular individual or to Sonic under certain circumstances.

There should not be any federal income tax consequences to Sonic or the non-employee director when restricted stock is granted. The director normally will recognize ordinary income when the restricted stock vests. However, a director instead may elect to recognize ordinary income at the time of grant by making an election under Section 83(b) of the Code within 30 days after the grant date. In either case, the director will recognize as ordinary income the fair market value of such shares of stock at the time the income is recognized and Sonic generally will be entitled to a corresponding tax deduction. If the director subsequently disposes of the shares of Class A Common Stock, any additional gain (or loss) should be eligible for capital gain tax treatment. If a director makes an “83(b) election” and then forfeits the shares of Class A Common Stock, the director generally will not be entitled to any tax deduction or refund with respect to the tax already paid.

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the firm of Deloitte & Touche LLP to serve as the principal independent registered public accounting firm of Sonic for the fiscal year ending December 31, 2007. Deloitte & Touche LLP has acted in such capacity for Sonic since its organization in 1997.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Stockholder ratification of the Audit Committee’s selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. The Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification and will reconsider whether to retain Deloitte & Touche LLP if the stockholders fail to ratify the Audit Committee’s selection. In addition, even if the stockholders ratify the selection of Deloitte & Touche LLP, the Audit Committee may in its discretion appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of Sonic.

Fees and Services

For the fiscal years ended December 31, 2005 and 2006, fees for services provided by Deloitte & Touche LLP were as follows:

	2005	2006
Audit Fees (1)
Recurring Audit and Quarterly Reviews	$1,850,500	$1,794,000
Registration Statements and Related Services	250,770	—
Audit-Related Fees (2)	—	—
Tax Fees (3)
Tax Compliance Services	18,400	17,850
Tax Planning and Advice	17,970	—
All Other Fees (4)	1,500	1,500

(1)	Audit fees consist of fees for professional services rendered in connection with or related to the audit of our consolidated annual financial statements, for the review of interim consolidated financial statements in Form 10-Qs, for services normally provided in connection with statutory and regulatory filings or engagements, including registration statements, and for services related to compliance with Section 404 of Sarbanes-Oxley. Certain of these fees will be billed in 2007 as services are rendered in connection with the audit of Sonic’s financial statements for the fiscal year ended December 31, 2006.

(2)	Audit-related fees consist of fees billed for assurance and related services reasonably related to the performance of the audit or review of our audited or interim consolidated financial statements and are not reported under the heading “Audit Fees.”

(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

(4)	All other fees consist of fees billed for products and services other than the services reported in other categories. Other fees consist of an on-line accounting literature service.

The Audit Committee considers the provision of these non-audit services to be compatible with maintaining Deloitte & Touche LLP’s independence.

Pre-approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee is responsible for pre-approving all services provided by Sonic’s independent registered public accounting firm and pre-approved all of the services provided in 2006. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has delegated its pre-approval authority to its chairman. The chairman in turn reports to the Audit Committee at least quarterly on audit and non-audit services he pre-approved since his last report.

EXECUTIVE COMPENSATION

Compensation Disclosure and Analysis

2006 Executive Officer Compensation Program

The policy of the Compensation Committee is to:

•	link executive compensation to Sonic’s business strategy and performance to attract, retain and reward key executive officers;

•	provide performance incentives and equity-based compensation to align the long-term interests of executive officers with those of Sonic’s stockholders; and

•	offer salaries, incentive performance pay opportunities and perquisites that are competitive in the marketplace.

Sonic’s executive compensation program is comprised primarily of two components: annual cash compensation, paid in the form of annual salary and performance-based bonuses, and long-term compensation, paid principally in the form of restricted shares of and options to purchase Sonic’s Class A Common Stock. This compensation program is designed to place emphasis on performance-based compensation. The Compensation Committee typically reviews and adjusts base salaries and awards of cash bonuses and equity-based compensation in the first quarter of each year. Mr. Rachor, Sonic’s former President and Chief Operating Officer, presented written recommendations and proposals on 2006 compensation, which were developed by the Chief Executive Officer and the President, to the Compensation Committee, including recommended base salaries, recommended structure, target levels and payout levels for the annual cash bonus program under Sonic’s Incentive Compensation Plan, and recommended equity awards to executive officers, and management’s rationale for its recommendations. The Compensation Committee considered these recommendations before determining compensation.

Annual Cash Compensation

Annual cash compensation for Sonic’s executive officers consists of a base salary and the potential for an annual performance-based cash bonus. The annual cash compensation paid by Sonic to its executive officers during 2006 was targeted to be competitive principally in relation to other automotive retailing companies (such as those included in the Peer Group Indices in the performance graph elsewhere herein). In 2006, the Compensation Committee engaged the Hay Group, an independent consulting firm that specializes in executive compensation, to provide an analysis of the competitiveness of annual cash compensation paid by Sonic to its executives. The Compensation Committee also considered the compensation of executives of some retail companies not included in the Peer Group Indices, including Circuit City Stores, Inc., Genuine Parts Co., Family Dollar Stores, Inc., and AutoZone, Inc. While the Compensation Committee analyzes the competitiveness of annual cash compensation paid by Sonic to its executives in comparison to data from comparable companies, the Compensation Committee has not adopted any specific benchmarks for compensation of Sonic’s executives in comparison to other companies.

Annual Salary

The base salaries of Sonic’s executive officers and adjustments to executive officers’ base salaries are generally based upon a subjective evaluation of the executive’s performance by the Compensation Committee, executive compensation of comparable companies and management’s recommendations submitted to the Compensation Committee by the Chief Executive Officer and the President. The Compensation Committee’s evaluation is based upon non-quantitative factors such as the current responsibilities of each executive officer, the compensation of similarly situated executive officers of comparable companies, the performance of each executive officer during the prior calendar year (including subjective and objective evaluations of the performance of business units and functions under the particular executive’s supervision), and adjustments made to the base salaries of certain of the executive officers during the prior calendar year. In February 2006, the base salaries of the executive officers for 2006 were established based on these factors. At that time, the Compensation Committee did not adjust the base salaries of any executive officers.

Performance-Based Cash Bonuses

Each of Sonic’s executive officers participated in the Sonic Automotive, Inc. Incentive Compensation Plan (the “Incentive Plan”) during the 2006 calendar year. Compensation under the Incentive Plan is intended to provide highly-qualified executives and other key employees with an incentive to devote their best efforts to Sonic and enhance the value of Sonic for the benefit of stockholders. Based on management’s recommendations submitted by the President and Chief Operating Officer, in March 2006, the Compensation Committee established objective, performance-based goals and potential bonus award amounts for each executive officer for the performance period beginning January 1, 2006 and ending December 31, 2006, with annual cash bonuses (if any) to be paid as soon as administratively practicable following the Compensation Committee’s determination of the extent to which the specified performance goals were achieved. The Compensation Committee established two categories of performance goals for each of the executive officers: defined earnings per share levels and customer satisfaction performance for Sonic’s dealerships in specified major brands. Mr. Cosper’s performance-based cash bonus was subject to these performance goals, although his employment agreement provided for a minimum bonus of $300,000 for the 2006 calendar year.

Earnings per share was selected as the primary performance goal with the objective to closely align the executive officers’ cash bonuses with profitability delivered to Sonic’s stockholders during 2006. For purposes of the Incentive Plan performance goals in 2006, earnings per share was defined as (A) Sonic’s net income determined in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding the effects of (i) any gain or loss recognized by Sonic on the disposition of dealerships (including gain or loss related to a decision to sell a particular dealership), or (ii) the cumulative effect of any changes in GAAP during 2006, divided by (B) a diluted weighted average share count of 46,700,000 shares. The performance objectives established for defined earnings per share levels applicable to each of the executive officers were established by the Compensation Committee on March 23, 2006 as follows: no bonus paid for performance below the minimum objective for defined earnings per share of $1.78; a bonus of 25% of annual base salary for achieving the minimum objective of $1.78 per share; a bonus of up to 80% of annual base salary for achieving the target objective for defined earnings per share of $2.23 per share; and a maximum bonus of 120% of annual base salary for achieving the maximum objective for defined earnings per share of $2.46 per share. For performance achieved that fell between two defined objectives, the Compensation Committee determined that the bonus payable would equal a pro rata amount of the bonus level between the two applicable defined objectives. The bonus payable would not exceed 120% of annual base salary for performance achieved above the maximum objective. The target objective for defined earnings per share established by the Committee was selected to align with the mid-point of the range of Sonic’s publicly announced target for earnings per share from continuing operations for the 2006 calendar year as disclosed in the company’s earnings release issued on February 21, 2006, giving effect to management’s internal forecast at such time for anticipated loss per share from discontinued operations for 2006, and fixing the share count at management’s forecast at such time for diluted weighted average share count for 2006. After establishing the target objective, the minimum objective was established at 80% of the target objective, and the maximum objective was established at 110% of the target objective. In establishing these bonus award amounts and performance goals, the Compensation Committee expressly reserved the right to reduce bonus awards in the event that the Compensation Committee determined that subjective or other factors warranted a reduction.

Customer satisfaction (“CSI”) performance in specified major brands was selected as the other performance goal in order to align the executive officers’ cash bonuses with two other important company goals: meeting the expectations of our dealership customers and meeting the expectations of our manufacturers. The CSI performance objective was based on the performance of each of Sonic’s dealerships in specified major brands, as reported by the applicable manufacturer, that met or exceeded their applicable manufacturer’s objective CSI standard for approval of dealership acquisitions for the performance period ending as of December 31, 2006. Only dealerships owned by Sonic for the entire 2006 calendar year were to be included in determining achievement of the CSI performance goals. The performance objectives established for CSI performance applicable to each of the executive officers were established by the Compensation Committee on March 23, 2006 as follows: no bonus paid for less than the minimum objective of 65% of such dealerships achieving the requisite CSI performance; a bonus ranging from 10% of annual base salary for achieving the minimum objective of 65% up to a bonus of 20% of annual base salary for achieving the target objective of 70% of such dealerships achieving the requisite CSI performance; and a bonus ranging from 20% of annual base salary for exceeding the target objective up to a maximum bonus of 30% of annual base salary for achieving the maximum objective of 75% of such dealerships achieving the requisite CSI performance. For performance achieved above the maximum objective, the bonus payable for the CSI component would be capped out at 30% of annual base salary. In establishing these bonus award amounts and performance goals, the Compensation Committee expressly reserved the right to reduce bonus awards in the event that the Compensation Committee determined that subjective or other factors warranted a reduction. In establishing the potential bonus awards for each executive officer, the Compensation Committee chose to more heavily weight the earnings per share component to more closely tie the executive’s bonus to the profitability the stockholders receive.

Based on Sonic’s performance against the performance-based goals, the Compensation Committee certified that the objective, performance-based criteria had been met. As a result, the Compensation Committee authorized award amounts for each of the executive officers under the Incentive Plan for the specified levels of achievement within those performance categories in the following amounts: $941,600 for O. Bruton Smith; $770,400 for B. Scott Smith; $856,000 for Jeffrey C. Rachor, $428,000 for David P. Cosper and $428,000 for Mark J. Iuppenlatz. After considering certain one-time charges incurred by Sonic during 2006 that had the effect of preventing the named executive officers from achieving the highest levels of the specified pre-determined targets established for 2006 performance under the Incentive Plan, the Compensation Committee awarded supplemental discretionary cash bonuses to the named executive officers in the following amounts: $106,700 for O. Bruton Smith; $87,300 for B. Scott Smith; $97,000 for Jeffrey C. Rachor, $48,500 for David P. Cosper and $48,500 for Mark J. Iuppenlatz. The Compensation Committee approved payment of these award amounts under the Incentive Plan in March 2007.

Long-term Equity Compensation

The Compensation Committee believes that equity-based compensation is the most effective means of aligning the long-term interests of Sonic’s key officers and employees with those of its stockholders and provides incentives to attract and retain and to encourage equity ownership by key officers and employees providing service to Sonic and its subsidiaries upon whose efforts Sonic’s success and future growth depends. Sonic’s long-term compensation program is based principally upon awards of restricted shares of and options to purchase Sonic’s Class A Common Stock under the Sonic Automotive, Inc. 1997 Stock Option Plan (the “Stock Option Plan”) and the Sonic Automotive, Inc. 2004 Stock Incentive Plan (the “Stock Incentive Plan”). Awards of stock options or restricted stock (other than to the Chief Executive Officer) are based upon a subjective evaluation of the executive’s performance by the Compensation Committee and management’s recommendations submitted to the Compensation Committee by the President and Chief Operating Officer. The Compensation Committee’s evaluation considers a number of non-quantitative factors, including the responsibilities of the individual officers for and contribution to Sonic’s operating results (in relation to other recipients of Sonic equity awards), and their expected future contributions, as well as prior awards to the particular executive officer.

In 2006, the Compensation Committee decided to begin a transition in equity compensation grants from stock options to performance-based restricted stock. As a result, for 2006, one-third of the potential equity compensation for each executive officer was in the form of performance-based restricted stock grants and two-thirds of the potential equity compensation was in the form of stock option grants. In February 2006, the Compensation Committee awarded options to purchase shares of Sonic’s Class A Common Stock under the Stock Option Plan to the named executive officers as follows: options to purchase 90,000 shares to Mr. O. Bruton Smith; options to purchase 72,000 shares to Mr. Scott Smith; options to purchase 72,000 shares to Mr. Rachor; and options to purchase 30,000 shares to Mr. Iuppenlatz. In addition, in March 2006, the Compensation Committee awarded performance-based restricted shares of Class A Common Stock pursuant to the Stock Incentive Plan as follows: 12,000 shares to Mr. Rachor; 35,000 shares to Mr. Cosper and 5,000 shares to Mr. Iuppenlatz. Also in March 2006, the Compensation Committee awarded Mr. O. Bruton Smith 15,000 performance-based restricted stock units and Mr. B. Scott Smith 12,000 performance-based restricted stock units under the Stock Incentive Plan.

These restricted shares and restricted stock units were subject to forfeiture based upon Sonic’s achievement of defined earnings per share levels for the 2006 calendar year, under the same criteria as established by the Compensation Committee for the defined earnings per share component of the executive officers’ Incentive Plan cash bonus terms for 2006 (see “—Performance-Based Cash Bonuses” above). The Compensation Committee chose the defined earnings per share-based performance criteria for the restricted share and restricted stock unit grants for the same reasons as it was chosen to be the primary performance criteria for performance-based cash bonuses, as set forth above. The performance-based restricted stock and restricted stock unit awards vest in their entirety on the third anniversary of the date of grant. Nevertheless, the Compensation Committee chose to establish a one-year defined earnings per share performance condition primarily because of the difficulty of providing an accurate forecast for Sonic’s earnings per share for a three-year future period. The specific performance objectives for these restricted share and restricted stock unit grants are as follows. For achievement of defined earnings per share in 2006 below the minimum objective established by the Committee (which was 80% of the target objective established by the Committee), the restricted stock grants and restricted stock unit grants were to be forfeited in their entirety. For achievement of defined earnings per share in 2006 at or above the target objective established by the Committee, no adjustment was to be made to the specified grants of restricted shares and restricted stock units. For achievement of defined earnings per share in 2006 above the minimum objective and below the target objective, a pro rata amount of the specified grants would be forfeited. As a result of the Company’s earnings per share for fiscal year 2006, the Compensation Committee reduced the awards described above to the following amounts: Mr. O. Bruton Smith, from 15,000 to 13,650 restricted stock units; Mr. B. Scott Smith, from 12,000 to 10,920 restricted stock units; Mr. Rachor, from 12,000 to 10,920 restricted shares; Mr. Cosper, from 35,000 to 31,850 restricted shares and Mr. Iuppenlatz, from 5,000 to 4,550 restricted shares. For additional details concerning the options and restricted stock granted to and held by the executive officers during the 2006 calendar year, see “—Compensation of Executive Officers,” “—Grants of Plan-Based Awards During 2006,” “—Outstanding Equity Awards at Fiscal 2006 Year-End” and “—Option Exercises and Stock Vested During 2006.”

Deferred Compensation Plan and Other Benefits

Executive officers of Sonic (including the Chief Executive Officer) were also eligible to participate in the Sonic Automotive, Inc. Deferred Compensation Plan (the “Deferred Plan”) during the 2006 calendar year. For 2006, eligible employees could elect to defer a portion of their annual cash compensation, up to a maximum of 40% or $250,000, whichever was lower. Sonic makes cash matching contributions of 20% of the amount deferred by the employee, not to exceed $10,000 per year in matching contributions. Sonic may also make supplemental contributions for eligible employees to make up for the additional matching contributions the employees would have received under Sonic’s 401(k) plan in the absence of legal limitations on the amount of compensation that could be considered under the 401(k) plan (e.g., $220,000 for 2006). Sonic’s contributions generally vest based on an employee’s full years of Deferred Plan participation with 20% vesting for each year so that an employee is fully vested after five years of participation. Participation in the Deferred Plan is offered annually to a select group of our management and highly compensated employees. Contributions by participants in the Deferred Plan, including the executive officers, are credited with a rate of return (positive or negative) based on deemed investments selected by a participant from among several different investment funds offered by the third-party administrator of the Deferred Plan, with such deemed earnings determined by the actual market performance of the investment funds selected by the participant. Messrs. Scott Smith, Rachor and Iuppenlatz participated in the Deferred Plan during 2006 and received matching contributions, the amount of which is reflected in the “All Other Compensation” column for the particular executive officer in “—Compensation of Executive Officers—Summary Compensation Table for 2006.” Please see the discussion under “—Nonqualified Deferred Compensation Plans for 2006” for further information about the Deferred Plan.

Each of the executive officers of Sonic were also afforded the use of company demonstrator vehicles for personal use during 2006. Personal use of company vehicles is a common competitive perquisite afforded to executives in the automobile dealership industry with both publicly-held and privately-owned dealership companies. During 2006, each of Messrs. Bruton Smith, Scott Smith, Rachor, Cosper and Iuppenlatz were afforded the use of Company vehicles for personal use, the imputed value of which was $57,284 for Mr. O. Bruton Smith, and the imputed value for such other executive officers is reflected in the “All Other Compensation” column for the particular executive officer in “—Compensation of Executive Officers—Summary Compensation Table for 2006.”

Sonic allowed Messrs. B. Scott Smith and Rachor to use private aircraft leased by Sonic during 2006. This perquisite has been provided to certain executive officers on a limited basis primarily as a convenience to enable the executive’s spouse or children to accompany the executive on a particular business trip when open seats were available on the particular leased aircraft. The incremental cost to Sonic for Mr. B. Scott Smith’s personal use in 2006 is reflected in the “All Other Compensation” column for him in “—Compensation of Executive Officers—Summary Compensation Table for 2006.” There was no incremental cost to Sonic for Mr. Rachor’s personal use in 2006.

Executive officers of Sonic (including the Chief Executive Officer) were also eligible in 2006 to participate in various benefit plans on similar terms to those provided to other employees of Sonic. These benefit plans provided to employees of Sonic, including the executive officers, are intended to provide a safety net of coverage against various events, such as death, disability and retirement.

Pursuant to their respective employment agreements with the Company, Sonic procured supplemental executive disability insurance policies for Messrs. Rachor and Iuppenlatz at the Company’s expense during 2006, and provided a tax “gross up” payment to each executive to cover any applicable income taxes imputed to each executive for the Company-paid insurance premiums. During 2006, the applicable executive disability insurance premiums paid by Sonic for Messrs. Rachor and Iuppenlatz were $32,714 and $6,403, respectively, and the additional related gross up payments paid to Messrs. Rachor and Iuppenlatz were $11,765 and $3,107, respectively.

During 2006, Sonic reimbursed Mr. Rachor for the actual cost of a furnished apartment in Charlotte in the total amount of $42,000. Mr. Rachor and his family maintain a permanent residence in Chattanooga, Tennessee, and Sonic provided this benefit to Mr. Rachor as a convenience to assist him with his job duties that require him to work out of Sonic’s headquarters offices in Charlotte on a frequent basis.

Pursuant to Mr. Cosper’s employment agreement with the Company, Sonic agreed to reimburse Mr. Cosper for reasonable out-of-pocket expenses incurred by Mr. Cosper in relocating from Michigan to Charlotte during 2006, including actual moving expenses, real estate commission on the sale of his Michigan residence, the cost of a temporary furnished residence in Charlotte for a period of three months, closing costs (not including a commission) on the purchase of his primary residence in Charlotte, and certain travel costs to enable Mr. Cosper and his spouse and child to travel to and from Charlotte prior to completing their relocation. Sonic also agreed to provide a tax “gross up” payment to Mr. Cosper to cover any applicable income taxes imputed to Mr. Cosper related to the foregoing relocation costs. Pursuant to these arrangements provided for under Mr. Cosper’s employment agreement, Sonic reimbursed Mr. Cosper during 2006 the amount of $76,199 for the expenses described above, and an additional related “gross up” payment of $36,605.

Federal Income Tax Considerations

As noted above, the compensation paid to Sonic’s executive officers is based primarily on the performance of Sonic. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a limitation on the deductibility of annual compensation in excess of $1 million that is not performance-based. Executive officer compensation attributable to the exercise of stock options granted under the Stock Option Plan and Stock Incentive Plan and annual cash bonuses paid under the Incentive Plan should qualify as fully deductible performance-based compensation. The Compensation Committee intends to continue to manage Sonic’s executive compensation program in a manner that will preserve federal income tax deductions. However, the Compensation Committee also must approach executive compensation in a manner which will attract, motivate and retain key personnel whose performance increases the value of Sonic. Accordingly, the Compensation Committee may from time to time exercise its discretion to award non-performance-based compensation that may not be deductible under Section 162(m) of the Code when in its judgment such award would be in the interests of Sonic.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Sonic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and this Proxy Statement.

Robert L. Rewey, Chairman

William I. Belk

William P. Benton

H. Robert Heller

Compensation of Executive Officers

The following table sets forth compensation paid by or on behalf of Sonic to the principal executive officer and principal financial officer of Sonic and to Sonic’s other named executive officers for services rendered during Sonic’s fiscal year ended December 31, 2006:

Summary Compensation Table for 2006

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
O. Bruton Smith Chairman, Chief Executive Officer and Director (principal executive officer)	2006	$1,100,000	$106,700	$103,040	$477,233	$941,600	$0	$59,315	(2)	$2,787,888

David P. Cosper Executive Vice President, Chief Financial Officer and Treasurer (Vice Chairman and Chief Financial Officer beginning March 13, 2007) (principal financial officer)	2006	$416,667	$48,500	$267,141	$0	$428,000	$0	$127,064	(3)	$1,287,372

B. Scott Smith Vice Chairman, Chief Strategic Officer and Director (President and Chief Strategic Officer beginning March 13, 2007)	2006	$900,000	$87,300	$82,432	$369,670	$770,400	$0	$35,244	(4)	$2,245,046

Jeffrey C. Rachor President and Chief Operating Officer (through March 13, 2007) and Director	2006	$1,000,000	$97,000	$674,243	$558,348	$856,000	$0	$125,779	(5)	$3,311,370

Mark J. Iuppenlatz Executive Vice President of Corporate Development	2006	$500,000	$48,500	$406,956	$278,303	$428,000	$0	$43,092	(6)	$1,704,851

(1)	Both Stock and Option Awards are valued based on fair value of the entire grant as calculated under Statement of Financial Accounting Standards (“SFAS”) 123R, “Share Based Payment,” on the grant date. The Stock and Option Awards vest in various increments over a three-year period. As a result, this fair value may not be indicative of the ultimate value the executive may receive under this grant. See Note 10 to Sonic’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ending December 31, 2006 for the valuation assumptions used in determining the fair value of the awards.

(2)	The perquisites for O. Bruton Smith include the premiums for a Company-paid life insurance policy and $57,284 related to the imputed value of demo vehicles provided by the Company based on rules established by the Internal Revenue Service. The incremental cost of demo vehicles is not calculable because those vehicles are provided to the executive by our dealership subsidiaries.

(3)	The perquisites for David P. Cosper include the imputed value of Company-provided demo vehicles, Company matching contributions under the 401(k) Plan, and $112,804 for reimbursement of out-of-pocket expenses incurred by Mr. Cosper in relocating from Michigan to Charlotte during 2006 in connection with his beginning employment with the Company ($36,605 of this reimbursement represents a tax “gross up” payment to Mr. Cosper to cover any applicable income taxes imputed to Mr. Cosper relating to these relocation costs). The incremental cost of demo vehicles is not calculable because those vehicles are provided to the executive by our dealership subsidiaries.

(4)	The perquisites for B. Scott Smith represent the imputed value of Company-provided demo vehicles, incremental cost for personal use of aircraft, Company matching contributions under the Nonqualified Deferred Compensation Plan and the premiums for a Company-paid life insurance policy. The incremental cost of demo vehicles is not calculable because those vehicles are provided to the executive by our dealership subsidiaries.

(5)	The perquisites for Jeffrey C. Rachor include $44,479 in premiums for a Company-paid disability insurance policy ($11,765 of this represents a tax “gross up” payment to cover any applicable income tax imputed to Mr. Rachor for this item), for the imputed value of Company-provided demo vehicles, Company matching contributions under the Nonqualified Deferred Compensation Plan and 401(k) Plan and $42,000 for personal lodging costs paid by the Company. The incremental cost of demo vehicles is not calculable because those vehicles are provided to the executive by our dealership subsidiaries.

(6)	The perquisites for Mark J. Iuppenlatz include premiums for a Company-paid disability insurance policy, including $3,107 in a tax “gross up” payment to cover any applicable income tax imputed to Mr. Iuppenlatz for this item, Company matching contributions under the Nonqualified Deferred Compensation Plan and 401(k) Plan and the imputed value of Company-provided demo vehicles. The incremental cost of demo vehicles is not calculable because those vehicles are provided to the executive by our dealership subsidiaries.

Grants of Plan-Based Awards During 2006

The following table sets forth information regarding all grants of awards made to the named executive officers during 2006 under any plan.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (3)		Closing Market Price on Grant Date		Grant Date Fair Value of Stock and Option Awards
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
O. Bruton Smith	3/23/2006 3/23/2006 2/9/2006	(4) (5) (7)	$385,000 — —	$1,100,000 — —	$1,650,000 — —	— 12,000 —	— 15,000 —	— 15,000 —	— — —	— — 90,000	$	— — 23.94	$	— — 24.00	$ $	— 425,550 704,700	(6) (8)

David P. Cosper	3/23/2006 3/23/2006	(4) (5)	$300,000 —	$500,000 —	$750,000 —	— 28,000	— 35,000	— 35,000	— —	— —		— —		— —	$	— 992,950	(6)

B. Scott Smith	3/23/2006 3/23/2006 2/9/2006	(4) (5) (7)	$315,000 — —	$900,000 — —	$1,350,000 — —	— 9,600 —	— 12,000 —	— 12,000 —	— — —	— — 72,000	$	— — 23.94	$	— — 24.00	$ $	— 340,440 563,760	(6) (8)

Jeffrey C. Rachor	3/23/2006 3/23/2006 2/9/2006	(4) (5) (7)	$350,000 — —	$1,000,000 — —	$1,500,000 — —	— 9,600 —	— 12,000 —	— 12,000 —	— — —	— — 72,000	$	— — 23.94	$	— — 24.00	$ $	— 340,440 563,760	(6) (8)

Mark J. Iuppenlatz	3/23/2006 3/23/2006 2/9/2006	(4) (5) (7)	$175,000 — —	$500,000 — —	$750,000 — —	— 4,000 —	— 5,000 —	— 5,000 —	— — —	— — 30,000	$	— — 23.94	$	— — 24.00	$ $	— 141,850 234,900	(6) (8)

(1)	Amounts earned for 2006 are set forth in the Summary Compensation Table.

(2)	The Stock Awards were adjusted based on final certification of performance targets to the following amounts: O. Bruton Smith, from 15,000 to 13,650; David P. Cosper, 35,000 to 31,850; B. Scott Smith, from 12,000 to 10,920; Jeffrey C. Rachor, from 12,000 to 10,920 and Mark J. Iuppenlatz, from 5,000 to 4,550.

(3)	In accordance with the terms of the 1997 Stock Option Plan, the exercise price is equal to the closing market price of Sonic’s Class A Common Stock on the date immediately preceding the grant date, which was $23.94.

(4)	Grants made pursuant to Sonic Automotive, Inc. Incentive Compensation Plan. The threshold amount for Mr. Cosper reflects the terms of Mr. Cosper’s employment agreement.

(5)	Grants issued pursuant to the Sonic Automotive, Inc. 2004 Stock Incentive Plan.

(6)	Amounts reported are based on the target grant at the closing market price of Sonic’s Class A Common Stock on the date of grant, which was $28.39.

(7)	Grants issued pursuant to the Sonic Automotive, Inc. 1997 Stock Option Plan.

(8)	Option Awards are valued based on fair value of the entire grant as calculated under Statement of Financial Accounting Standards (“SFAS”) 123R, “Share Based Payment,” on the grant date. The Stock Awards vest over a three-year period and the Option Awards vest over a two-year period. As a result, this fair value may not be indicative of the ultimate value the executive may receive under this grant. See Note 10 to Sonic’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ending December 31, 2006 for the valuation assumptions used in determining the fair value of the awards.

For a description of additional terms of the compensation and grants disclosed in the tables above, see “—Compensation Disclosure and Analysis.”

Employment Agreements

Sonic has employment agreements (collectively, the “Employment Agreements”) with Messrs. Cosper, Iuppenlatz and Rachor (collectively, the “Executives”). Under the Employment Agreements, Sonic agreed to employ Mr. Cosper through March 2, 2009 and Messrs. Iuppenlatz and Rachor through September 1, 2007, subject to automatic extension for successive one-year periods. The Employment Agreements set forth the basic terms of employment for each Executive, including provisions for annual base salary, annual performance-based cash bonus and eligibility to participate in Sonic’s equity compensation plans and benefit programs. Our Compensation Committee generally establishes criteria for the Executive’s annual performance-based cash bonuses under our Incentive Plan with performance targets that, if fully achieved, would entitle the Executives to an annual cash bonus equal to 100% of their respective annual base salary.

The Employment Agreements contain restrictive covenants that prohibit, during periods defined in the Employment Agreements and subject to certain limited exceptions, an Executive from (i) competing with Sonic, (ii) employing or soliciting Sonic’s employees, (iii) interfering with Sonic’s relationships with its customers or vendors and (iv) disclosing or using in an unauthorized manner any of Sonic’s confidential or proprietary information. Sonic will not be obligated to pay an Executive any applicable severance if he violates the non-competition provisions of his respective Employment Agreement. These restrictive covenants generally apply for a period of two years following the later of the expiration or termination of employment under the Employment Agreement. However, since Mr. Rachor terminated his employment without good reason, Sonic will not be obligated to pay him severance and the restrictive covenants will expire one year following the date of termination. If Mr. Cosper elects to terminate his employment or he elects not to renew his Employment Agreement, the restrictive covenants will expire two years following the date of termination. If Mr. Iuppenlatz elects to terminate his employment or he elects not to renew his Employment Agreement, the restrictive covenants will expire one year following the date of termination. In all cases, the restrictive covenants limit the Executive’s competitive activities within any Standard Metropolitan Statistical Area or county in which Sonic has a place of business on the date of expiration or termination of the Employment Agreement.

For a description of additional terms of the Employment Agreements, see “—Potential Payments Upon Termination or Change-in-Control.”

Outstanding Equity Awards at Fiscal 2006 Year-End

The following table sets forth information concerning outstanding equity awards for each executive officer as of December 31, 2006:

		Option Awards (1)					Stock Awards
	Award Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
O. Bruton Smith	10/6/1998	200,000	—	—	$9.19	10/6/2008	—		—	—		—
	5/5/1999	200,000	—	—	$15.44	5/5/2009	—		—	—		—
	11/1/1999	50,000	—	—	$10.06	11/1/2009	—		—	—		—
	10/5/2000	100,000	—	—	$7.94	10/5/2010	—		—	—		—
	10/11/2001	100,000	—	—	$16.51	10/11/2011	—		—	—		—
	10/23/2002	100,000	—	—	$16.20	10/23/2012	—		—	—		—
	2/19/2004	100,000	—	—	$23.78	2/19/2014	—		—	—		—
	4/21/2005	33,334	66,666	—	$19.23	4/21/2015	—		—	—		—
	2/9/2006	—	90,000	—	$23.94	2/9/2016	—		—	—		—
	3/23/2006	—	—	—	—	—	—		—	15,000	(3)	$435,600

David P. Cosper	3/23/2006	—	—	—	—	—	—		—	35,000	(3)	$1,016,400

B. Scott Smith	10/6/1998	100,000	—	—	$9.19	—	—		—	—		—
	5/5/1999	100,000	—	—	$15.44	—	—		—	—		—
	11/1/1999	30,000	—	—	$10.06	—	—		—	—		—
	4/28/2000	50,000	—	—	$11.19	—	—		—	—		—
	10/5/2000	50,000	—	—	$7.94	—	—		—	—		—
	10/11/2001	50,000	—	—	$16.51	—	—		—	—		—
	10/23/2002	50,000	—	—	$16.20	—	—		—	—		—
	2/19/2004	50,000	—	—	$23.78	—	—		—	—		—
	4/21/2005	25,000	50,000	—	$19.23	4/21/2015	—		—	—		—
	2/9/2006	—	72,000	—	$23.94	2/9/2016	—		—	—		—
	3/23/2006	—	—	—	—	—	—		—	12,000	(3)	$348,480

Jeffrey C. Rachor	12/10/1998	20,000	—	—	$15.03	12/10/2008	—		—	—		—
	5/5/1999	100,000	—	—	$15.44	5/5/2009	—		—	—		—
	4/28/2000	33,333	—	—	$11.19	4/28/2010	—		—	—		—
	10/11/2001	40,000	—	—	$16.51	10/11/2011	—		—	—		—
	10/23/2002	50,000	—	—	$16.20	10/23/2012	—		—	—		—
	2/19/2004	50,000	—	—	$23.78	2/19/2014	—		—	—		—
	9/2/2004	—	50,000	—	$20.65	9/2/2014	—		—	—		—
	4/21/2005	25,000	50,000	—	$19.23	4/21/2015	—		—	—		—
	2/9/2006	—	72,000	—	$23.94	2/9/2016	—		—	—		—
	9/2/2004	—	—	—	—	—	80,000	(4)	$2,323,200	—		—
	3/23/2006	—	—	—	—	—	—		—	12,000	(3)	$348,480

Mark J. Iuppenlatz	10/11/2001	30,000	—	—	$16.51	10/11/2011	—		—	—		—
	10/23/2002	20,000	—	—	$16.20	10/23/2012	—		—	—		—
	2/19/2004	30,000	—	—	$23.78	2/19/2014	—		—	—		—
	9/2/2004	—	25,000	—	$20.65	9/2/2014	—		—	—		—
	4/21/2005	10,000	20,000	—	$19.23	4/21/2015	—		—	—		—
	2/9/2006	—	30,000	—	$23.94	2/9/2016	—		—	—		—
	9/2/2004	—	—	—	—	—	30,000	(4)	$871,200	—		—
	4/21/2005	—	—	—	—	—	12,000	(4)	$348,480	—		—
	3/23/2006	—	—	—	—	—	—		—	5,000	(3)	$145,200

(1)

Options granted on October 6, 1998, November 1, 1999, October 5, 2000 and October 11, 2001 cliff vest six months from the date of grant. Options granted on December 10, 1998; April 28, 2000 and April 21, 2005 vest in three equal annual installments beginning on the first anniversary of the date of grant. Options granted on May 5, 1999 vest in five equal annual installments beginning on the first anniversary of the date of grant, except for options granted to Mr. O. Bruton Smith which cliff vest six months following the date of grant. Options granted on October 23, 2002 cliff vest on the first anniversary of the date of grant. Options granted on February 19, 2004 vest 1/3 on the first anniversary of the date of grant and the remaining 2/3 on December 22, 2005. Options granted on September 2, 2004 cliff vest on August 31, 2007. Options granted on February 9, 2006 vest in two equal annual installments beginning on the first anniversary of the date of grant.

(2)	Market value based on the December 29, 2006 closing market price of our Class A Common Stock of $29.04 per share.

(3)	The unvested equity incentive plan award share or units granted to Mr. O. Bruton Smith, Mr. B. Scott Smith, Mr. Rachor and Mr. Iuppenlatz cliff vest on March 23, 2009. The unvested equity incentive plan award shares or units granted to Mr. Cosper cliff vest on February 28, 2009. The awards were adjusted based on the final certification of performance targets for 2006 to the following amounts: O. Bruton Smith, from 15,000 to 13,650; David P. Cosper, from 35,000 to 31,850; B. Scott Smith, from 12,000 to 10,920; Jeffrey C. Rachor, from 12,000 to 10,920 and Mark J. Iuppenlatz, from 5,000 to 4,550.

(4) The unvested stock awards cliff vest on August 31, 2007.

Option Exercises and Stock Vested During 2006

The following table sets forth information concerning each exercise of stock options and each vesting of restricted stock and restricted stock units during 2006 for each of the named executive officers on an aggregated basis.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
O. Bruton Smith	—	$—	—	$—

David P. Cosper	—	$—	—	$—

B. Scott Smith	159,750	$3,431,609	—	$—

Jeffrey C. Rachor	—	$—	—	$—

Mark J. Iuppenlatz	50,000	$877,308	—	$—

(1)	Represents pretax gain on exercise.

Nonqualified Deferred Compensation Plans for 2006

The following table sets forth information concerning contributions and other activity for each named executive officer under the Sonic Automotive, Inc. Deferred Compensation Plan (the “Deferred Plan”) during 2006:

	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
O. Bruton Smith	$—	$—	$—	$—	$—

David P. Cosper	$—	$—	$—	$—	$—

B. Scott Smith	$50,000	$10,000	$39,857	$—	$400,518

Jeffrey C. Rachor	$250,000	$12,800	$120,229	$—	$982,731

Mark J. Iuppenlatz	$250,000	$12,800	$38,861	$—	$567,818

(1)	Executive and employer matching contributions are included in the executive’s compensation in the Summary Compensation Table.

(2)	Earnings on plan balances are not included in the Summary Compensation Table because earnings are not above-market or preferential.

The Company offers the named executive officers and other key employees the opportunity to participate in the Deferred Plan. We believe the Deferred Plan is an important tool for recruiting key employees and assists in employee retention. The following is a brief description of certain material terms of the Deferred Plan.

Under the Deferred Plan, eligible employees can elect to defer receipt of salary and certain bonus payments. For 2006, eligible employees could elect to defer a portion of their base salary and eligible incentive bonus amounts, up to a combined maximum of 40% or $250,000, whichever was lower. The limits were changed for 2007 to allow eligible employees to defer up to 75% of base salary and up to 100% of eligible incentive bonus amounts each year, and to eliminate the maximum dollar limit on the amount of compensation that can be deferred each year. Deferral elections generally are required to be made prior to the beginning of each year in accordance with Section 409A of the Internal Revenue Code (“Section 409A”). Participants are always 100% vested in their own deferrals.

The Company makes matching contributions of 20% of the amount deferred by the employee, not to exceed $10,000 per year in matching contributions. The Company may also contribute supplemental amounts for eligible employees to make up for the additional matching contributions the employees would have received under the Company’s 401(k) plan in the absence of legal limitations on the amount of compensation that could be considered under the 401(k) plan (e.g., $220,000 for 2006). The matching and supplemental contributions (and related deemed earnings) generally vest based on an employee’s full years of participation under the Deferred Plan, with 20% vesting after one full year of participation and increasing an additional 20% each year thereafter with 100% vesting after five full years of participation. Participants also become 100% vested in the event of qualifying retirement, disability, death, a change in control of the Company or termination of the Deferred Plan. The Company also has the discretion to make additional contributions to the Deferred Plan and to set the vesting schedule for any such amounts.

Contributions by participants in the Deferred Plan, including the executive officers, are credited with a rate of return (positive or negative) based on deemed investments selected by a participant from among a number of investment funds, with such deemed earnings determined by the actual market performance of the investment funds selected by the participant. Participants generally may change their deemed investment selections on a daily basis. The Company is not required to make actual investments that correspond to the investment crediting options selected by participants. The following table lists each deemed investment choice available under the Deferred Plan and its annual return for the calendar year ending December 31, 2006:

Fund	2006 Annual Rate of Return
Gartmore GVIT Money Market 1	4.53%
PIMCO VIT Real Return Admin	.70%
PIMCO VIT Total Return Admin	3.85%
AllianceBernstein VPS Growth & Income A	17.29%
Dreyfus Stock Index Initial	15.50%
Oppenheimer VA Capital Appreciation NS	7.95%
Dreyfus GVIT Mid Cap Index 1	9.89%
Royce Capital Small Cap	15.57%
W&R Target Small Cap Growth	5.05%
Oppenheimer VA Global Securities NS	17.69%
Dreyfus VIF International Value	22.60%

At the time a participant makes an election to defer compensation under the Deferred Plan, the participant also must select the time and form of distribution for such deferred amount. A participant can elect to defer compensation for a specified period of time or until retirement or other termination of service. If a participant defers compensation to a specified future date, he or she can elect payment in a lump sum or in two to five annual installments. Compensation that is deferred until retirement or other termination of service can be paid in a lump sum or in up to ten annual installments. Account balances less than $25,000 will be distributed in a lump sum. For certain “specified employees” subject to special rules under Section 409A (including the named executive officers), payment of deferred compensation cannot occur until at least six months following termination of service. Participants will automatically receive their account balances in a lump sum distribution if employment is terminated within two years after a change of control. Hardship withdrawals also may be available in the event of an unforeseen financial emergency beyond the participant’s control. For compensation that was deferred and vested before 2005 (and, therefore, not subject to Section 409A), a participant can request a withdrawal at any time (for a minimum of $5,000), subject to forfeiture of 10% of the withdrawal amount and suspension from participation in the Deferred Plan for the remainder of that year and the next year. Participants can change their prior distribution elections only in limited circumstances, and in the case of amounts subject to Section 409A, only in accordance with the restrictions under Section 409A. All distributions are made in cash.

Amounts deferred under the Deferred Plan and related earnings are held in a “rabbi” trust that has been established by the Company to hold assets separate from other Company assets for the purpose of paying future benefits. However, in order to maintain the tax-deferred status of the Deferred Plan, the assets of the rabbi trust are available to general creditors of the Company in the event of the Company’s insolvency. Participants do not have an ownership interest in rabbi trust assets or in any other specific assets of the Company. Participants are unsecured general creditors of the Company with respect to payment of their benefits under the Deferred Compensation Plan.

Potential Payments Upon Termination or Change-in-Control

The Employment Agreements provide for certain benefits upon termination of an Executive’s employment. In each of these instances, any of Sonic’s obligations to make cash payments to the Executives following the termination of their respective employment is contingent upon the Executive complying with the restrictive covenants contained in the respective Employment Agreements. These restrictive covenants prohibit, during periods defined in the Employment Agreements and subject to certain limited exceptions, (i) competing with Sonic, (ii) employing or soliciting Sonic’s employees, (iii) interfering with Sonic’s relationships with its customers or vendors and (iv) disclosing or using in an unauthorized manner any of Sonic’s confidential or proprietary information. These restrictive covenants generally limit the employee’s competitive activities within any Standard Metropolitan Statistical Area or county in which Sonic has a place of business on the date of expiration or termination of the Employment Agreement and apply for a period of two years following the later of the expiration or termination of employment under the Employment Agreement. However, because Mr. Rachor elected to terminate his employment without good reason on March 13, 2007, Sonic will not be obligated to pay him severance and the restrictive covenants will expire one year following the date of termination. In the event that Mr. Iuppenlatz elects to terminate his employment or he elects not to renew his Employment Agreement, Sonic will not be obligated to pay Mr. Iuppenlatz severance and the restrictive covenants expire one year following the date of termination.

In the event an Executive’s employment is terminated by Sonic “for cause”, Sonic is only obligated to pay the Executive his salary and provide the Executive with fringe benefits through the date of termination. Messrs. Rachor and Iuppenlatz’s Employment Agreements provide that the options to purchase Sonic’s Class A Common Stock and the shares of restricted stock granted to each of them under their respective Employment Agreement will be terminated or forfeited, respectively, if the Executive’s employment is terminated “for cause” prior to August 31, 2007. Mr. Cosper’s Employment Agreement also provides that the shares of restricted stock granted to him under his Employment Agreement will be forfeited if his employment is terminated “for cause” prior to February 28, 2009.

The Employment Agreements also provide for severance arrangements in the event of a termination of the Executive’s employment by Sonic without cause, and in the case of Mr. Rachor if he had terminated his employment for good reason. If the Executive’s employment were terminated for these reasons, the Employment Agreements provide that the Executive would be entitled to receive his annual salary as of the date of termination for a designated period of time, the pro-rated portion of the annual cash bonus the Executive would have received had the Executive’s employment not been terminated (or in the case of Mr. Cosper, an amount equal to the average annual bonuses he previously received) and that shares of restricted stock granted pursuant to each Executive’s respective Employment Agreement vest upon the termination. In addition, Messrs. Rachor’s and Iuppenlatz’s Employment Agreement provide that they each will receive certain fringe benefits during the defined severance period and that the options to purchase Sonic’s Class A Common Stock granted pursuant to each of their respective Employment Agreements will vest immediately. Finally, each of the Employment Agreements provide that the Executive’s options to purchase Sonic’s Class A Common Stock that immediately vest upon termination of an Employment Agreement are subject to forfeiture and Sonic’s obligation to provide fringe benefits under the Employment Agreements terminates, if the respective Executive violates the restrictive covenants in the Employment Agreements.

Messrs. Rachor and Iuppenlatz’s Employment Agreements provide that, in the event their respective employment is terminated due to death or disability, the Executive will be entitled to the pro-rated portion of the annual cash bonus the Executive would have received had the Executive’s employment not terminated and, if such termination occurs prior to August 31, 2007, that a portion of the options to purchase Sonic’s Class A Common Stock and shares of restricted stock granted pursuant to each Executive’s respective Employment Agreement vest upon the termination based on the number of months the Executive was employed since entering into his respective Employment Agreement divided by 36, the total number of months contained in the initial term of the respective Employment Agreements. Mr. Cosper’s Employment

Agreement also provides that in the event his employment is terminated due to death or disability prior to February 28, 2009, a pro-rated portion of the restricted stock granted to him under his Employment Agreement will vest upon the termination based on the number of months that have elapsed since the commencement date of his Employment Agreement divided by 36, the total number of months contained in the initial term of his Employment Agreement.

In the event the Executive’s employment is terminated for any other reason not addressed above, the Executive will be entitled to his salary and fringe benefits through the date of termination. In addition, Messrs. Rachor’s and Iuppenlatz’s Employment Agreement entitles them to the pro-rated portion of the annual cash bonus he would have received had his employment not terminated. Mr. Cosper’s Employment Agreement entitles him to retain the shares of restricted stock granted to him under the terms of his Employment Agreement, if he remains employed through February 28, 2009. For a description of additional terms of the Employment Agreements, see “—Employment Agreements.”

Payments upon Termination

Based on the foregoing, the estimated present value of the payments the Executives could have received as of December 31, 2006 are as follows.

	Salary and Bonus	Fringe Benefits (1)	Stock Awards (2)	Option Awards (3)	Deferred Compensation
O. Bruton Smith	$—	$—	$396,396	—	$—
David P. Cosper	800,000	—	1,016,400	—	—
B. Scott Smith	—	—	317,117	—	40,052
Jeffrey C. Rachor (4)	2,522,667	36,833	2,640,317	419,500	49,778
Mark J. Iuppenlatz	1,261,333	27,303	1,351,812	209,750	17,886

(1)	Represents value of Company-provided demo vehicles. Value of medical and hospitalization benefits cannot be calculated because Sonic self-insures for those costs.

(2)	If termination occurs due to death or disability, the value of the stock awards for the Executives would have been as follows: Mr. Bruton Smith, $99,099; Mr. Cosper, $282,333; Mr. Rachor, $1,886,213; Mr. B. Scott Smith, $79,279 and Mr. Iuppenlatz, $959,547.

(3)	If termination occurs due to death or disability, the value of the option awards for the Executives would have been as follows: Mr. Rachor, $326,278 and Mr. Iuppenlatz, $163,139.

(4)	Mr. Rachor voluntarily elected to terminate his employment with Sonic effective March 23, 2007 and therefore will not be entitled to severance payments under his Employment Agreement.

Payments upon a Change of Control

Sonic does not have special arrangements with its named executive officers that provide those named executive officers with any rights upon a change of control. Options to purchase our Class A Common Stock under the 1997 Stock Option Plan, including those held by our named executive officers, and stock awards under the 2004 Stock Incentive Plan held by our named executive officers would immediately vest and become exercisable upon a change of control. The estimated present value of the stock options and awards in the event of a change in control in 2006 is as follows.

	Value of Options (1)	Value of Stock Awards (2)
O. Bruton Smith	$14,253,125	$435,600

David P. Cosper	—	1,016,400

B. Scott Smith	8,497,025	348,480

Jeffrey C. Rachor	5,164,152	2,671,680

Mark J. Iuppenlatz	1,447,550	1,364,880

(1)	Represents in-the-money value of options to purchase Class A Common Stock based on the closing market price of Sonic’s Class A Common Stock on December 29, 2006 of $29.04.

(2)	Represents the value of restricted stock units and restricted stock awards, as applicable, based on the closing market price of Sonic’s Class A Common stock on December 29, 2006 of $29.04.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning shares of our Class A Common Stock that may be issued under our equity compensation plans as of December 31, 2006.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	4,723,673	(2)	$23.22	(3)	2,203,815	(2)
Equity compensation plans not approved by security holders(4)	10,653		12.68	(5)	907,221

Total	4,734,326		$23.20	(3)(5)	3,111,036	(2)

(1)	Includes the 1997 Stock Option Plan, the 2004 Stock Incentive Plan, the Sonic Automotive, Inc. Formula Stock Option Plan for Independent Directors (the “Directors Plan”), the Sonic Automotive, Inc. 2005 Formula Restricted Stock Plan for Non-Employee Directors (the “2005 Formula Plan”) and the Employee Stock Purchase Plan (the “Employee Plan”). Grants under the Employee Plan were suspended for 2006.

(2)	Includes 245,000 shares to be issued upon the exercise of outstanding options, warrants and rights under the Directors Plan that was terminated following stockholder approval of the 2005 Formula Plan at the 2005 annual stockholders’ meeting. Because the Directors Plan was terminated, no options remain available for issuance under that plan.

(3)	Does not include the exercise price of options under the Employee Plan because no such options are outstanding.

(4)	Includes the FirstAmerica Automotive, Inc. 1997 Stock Option Plan, as amended and restated as of December 10, 1999 (the “FirstAmerica Plan”) and the Nonqualified Employee Stock Purchase Plan (the “Nonqualified ESPP”). Grants under the Nonqualified ESPP were suspended for 2006.

(5)	Does not include the exercise price of options under the Nonqualified ESPP because no such options are outstanding.

FirstAmerica Plan

We assumed the FirstAmerica Plan in connection with our acquisition of FirstAmerica Automotive, Inc. (“FAA”). The FirstAmerica Plan has not been approved by Sonic’s stockholders. Upon completion of the acquisition of FAA on December 10, 1999, the FirstAmerica Plan was amended and restated to provide that each outstanding option to purchase a share of FAA Class A Common Stock was converted into the right to purchase 0.32232 shares of Sonic’s Class A Common Stock. The following summary of the FirstAmerica Plan is qualified in its entirety by reference to the FirstAmerica Plan, a copy of which has been filed with the SEC.

The FirstAmerica Plan provides for the grant of incentive stock options to certain employees, within the meaning of Section 422 of the Code, and for the grant of nonstatutory stock options to certain employees, non-employee directors and consultants. Generally, options granted under the FirstAmerica Plan vest over five years, and expire if unexercised within ten years of the date of grant. Options may expire earlier due to termination of employment with the Company. Certain of the options outstanding under the FirstAmerica Plan may provide for partial acceleration upon a change of control.

The total number of shares of Class A Common Stock that were reserved for issuance under the FirstAmerica Plan is 966,960. Options to purchase a total of approximately 10,653 shares of our Class A Common Stock were outstanding under the FirstAmerica Plan as of December 31, 2006. Approximately 696,857 additional shares remain available for future option grants under the FirstAmerica Plan. We have not granted any new options under the FirstAmerica Plan since we assumed it on December 10, 1999 and do not currently intend to grant options to purchase our Class A Common Stock under the FirstAmerica Plan in the future.

Nonqualified Employee Stock Purchase Plan

The Nonqualified Employee Stock Purchase Plan (the “Nonqualified ESPP”) was adopted by the Board of Directors of Sonic on December 11, 1998. The Nonqualified ESPP has not been approved by Sonic’s stockholders. The purpose of the Nonqualified ESPP is to provide employees of certain subsidiaries that are not able to participate in Sonic’s Employee Plan with a similar opportunity to acquire an ownership interest in Sonic. Both the Nonqualified ESPP and the Employee Plan permit eligible employees to purchase shares of Class A Common Stock at a discount from the market price. The terms of the Nonqualified ESPP are substantially similar to the terms of the Employee Plan, which has been approved by Sonic’s stockholders.

The total number of shares of Class A Common Stock that were reserved for issuance under the Nonqualified ESPP is 300,000. Approximately 210,364 additional shares remain available for future option grants under the Nonqualified ESPP.

Employees of participating subsidiaries generally are eligible for the Nonqualified ESPP if they work for Sonic and its subsidiaries on a full-time or part-time basis, are regularly scheduled to work more than twenty hours per week, are customarily employed more than five months in a calendar year and have completed one year of continuous service. Employees who are officers or directors of Sonic or any participating employer are not eligible to participate in the Nonqualified ESPP. In addition, employees who own or hold options to purchase (or who are treated under certain tax rules as owning or holding options to purchase) 5% or more of the total combined voting power or value of all classes of stock of Sonic or any subsidiary also are not eligible to participate in the Nonqualified ESPP.

Options generally are granted under the Nonqualified ESPP as of each January 1 to all eligible employees who elect to participate. The Compensation Committee designates the number of shares of Class A Common Stock that can be purchased under each option, which number will be the same for each option granted on the same date and which also will be the same number of shares available under an option granted on the same date pursuant to the Employee Plan. The options have an exercise price per share equal to the lesser of (i) 85% of the fair market value per share of the Class A Common Stock on the date of grant or (ii) 85% of such fair market value on the date of exercise. No option can be granted which would permit a participant to purchase more than $25,000 worth of stock under the Nonqualified ESPP during the calendar year.

A participant can make contributions to the Nonqualified ESPP by after-tax payroll deduction or direct payment. To the extent that a participant has made contributions to the Nonqualified ESPP, his or her option will be exercised automatically to purchase Class A Common Stock on each exercise date during the calendar year in which the option is granted. The exercise dates generally are the last business day of March, June, September and December on which the NYSE is open for trading. The participant’s accumulated contributions as of each exercise date will be used to purchase whole shares of Class A Common Stock at the applicable option price, limited to the number of shares available for purchase under the option. The exercisability of options may accelerate in the event of a change in control of Sonic.

Options granted under the Nonqualified ESPP expire on the last exercise date of the calendar year in which granted. However, if a participant withdraws from the Nonqualified ESPP or terminates employment, the option may expire earlier.

In the event of certain changes in the capital stock of Sonic due to a reorganization, stock split, stock dividend, merger or other similar event, appropriate adjustments generally will be made to the shares of Class A Common Stock available for issuance under the Nonqualified ESPP, the shares of Class A Common Stock covered by outstanding options and the exercise price per share.

The Board of Directors of Sonic generally can amend, suspend or terminate the Nonqualified ESPP at any time. However, no amendment, suspension or termination may adversely affect the rights of the participant under an outstanding option without the participant’s consent. The Board of Directors suspended the Nonqualified ESPP effective December 31, 2005.

DIRECTOR COMPENSATION FOR 2006

The following table sets forth the compensation of Sonic’s non-employee directors for services rendered in 2006. Directors who are also employees of Sonic do not receive compensation (other than their compensation as employees of Sonic) for their service on the Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
William I. Belk	$88,500	$59,521	$—	$—	$—	$—	$148,021

William P. Benton	$71,000	$59,521	$—	$—	$—	$—	$130,521

William R. Brooks	$47,000	$59,521	$—	$—	$—	$—	$106,521

Victor H. Doolan	$76,500	$74,525	$—	$—	$—	$—	$151,025

H. Robert Heller	$82,688	$59,521	$—	$—	$—	$—	$142,209

Robert L. Rewey	$73,500	$59,521	$—	$—	$—	$—	$133,021

(1)	The nonemployee directors have the following stock and option awards outstanding as of December 31, 2006.

Director	Outstanding Option Awards (#)	Outstanding Stock Awards (#)
William I. Belk	20,000	2,185
William P. Benton	40,000	2,185
William R. Brooks	75,000	2,185
Victor H. Doolan	0	2,185
H. Robert Heller	56,446	2,185
Robert L. Rewey	30,000	2,185

(2)	Stock Awards are valued based on the fair value of the entire grant as calculated under Statement of Financial Accounting Standards (“SFAS”) 123R, “Share Based Payment,” on the grant date. The Stock Awards vest over a one-year period. As a result, this fair value may not be indicative of the ultimate value the executive may receive under this grant. See Note 10 to Sonic’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ending December 31, 2006 for the valuation assumptions used in determining the fair value of the awards. The estimated grant date fair value of awards granted to each director in 2006 was $59,279, based on the closing market price of Sonic’s Class A Common Stock on the date of grant, which was $27.13.

Each non-employee director receives a $35,000 annual cash retainer payable in quarterly installments. Sonic’s lead independent director and the chairperson of the audit committee receive an additional annual cash retainer of $12,500. The chairperson of the compensation committee receives an additional annual cash retainer of $10,000, and the chairperson of the nominating and corporate governance committee receives an additional annual cash retainer of $7,500. Each non-employee director also receives $2,000 for each board meeting attended in person and $1,000 for each board meeting attended telephonically. In addition, committee members receive the following fees for attending meetings of a committee on which they serve: $2,000 for each audit committee meeting attended in person or telephonically; and $1,500 for each other committee meeting attended in person and $1,000 for each other committee meeting attended telephonically.

Non-employee directors also receive automatic grants of restricted stock during each year of service under the 2005 Formula Plan. The annual grant of restricted stock is made to each eligible non-employee director on the first business day following each annual meeting of Sonic’s stockholders. The number of restricted shares of Class A Common Stock granted to an eligible non-employee director each year will equal $60,000 divided by the average closing sale price of the Class A Common Stock on the NYSE for the twenty trading days immediately prior to the grant date (rounded up to the nearest whole share). Subject to the director’s continued service on Sonic’s Board, the restricted stock will vest in full on the first anniversary of the grant date or, if earlier, the day before the next annual meeting of Sonic’s stockholders following the grant date. If a non-employee director initially becomes a member of Sonic’s Board of Directors during any calendar year, but after the meeting of Sonic’s stockholders for that year, the non-employee director will receive a restricted stock grant upon his or her appointment to the Board with the number of shares determined as described above. Subject to the director’s continued service on Sonic’s Board, the restricted stock will vest in full on the first anniversary of the grant date.

Shares of restricted stock may not be sold, assigned, pledged or otherwise transferred to the extent they remain unvested. A director holding restricted stock will have the right to vote his or her shares of restricted stock and receive dividends (if any), although dividends paid in shares will be considered restricted stock. If a director’s service on the Board terminates for any reason, all shares of restricted stock not vested at the time of such termination are forfeited. Upon either the consummation of a tender or exchange offer that constitutes a “change in control” (as defined in the 2005 Formula Plan) of Sonic or the third business day prior to the effective date of any other “change in control” of Sonic, all outstanding restricted stock generally will become fully vested.

CERTAIN TRANSACTIONS

Registration Rights Agreement

When Sonic acquired Town & Country Ford, Lone Star Ford, Fort Mill Ford, Town & Country Toyota and Frontier Oldsmobile-Cadillac in 1997, Sonic signed a Registration Rights Agreement dated as of June 30, 1997 with SFC, O. Bruton Smith, B. Scott Smith and William S. Egan (collectively, the “Class B Registration Rights Holders”). SFC currently owns 8,881,250 shares of Class B Common Stock; Bruton Smith, 2,171,250 shares; and Scott Smith, 976,875 shares; all of which are covered by the Registration Rights Agreement. Egan Group, LLC, an assignee of Mr. Egan, also owns certain shares of Class A Common Stock to which the Registration Rights Agreement applies. If, among other things provided in Sonic’s Charter, offers and sales of shares Class B Common Stock are registered with the SEC, then such shares will automatically convert into a like number of shares of Class A Common Stock.

The Class B Registration Rights Holders have certain limited piggyback registration rights under the Registration Rights Agreement. These rights permit them to have their shares of Sonic’s Common Stock included in any Sonic registration statement registering Class A Common Stock, except for registrations on Form S-4, relating to exchange offers and certain other transactions, and Form S-8, relating to employee stock compensation plans. The Registration Rights Agreement expires in November 2007. SFC is controlled by O. Bruton Smith.

The SFC Pledge

Before Sonic’s acquisition of FirstAmerica in December 1999, Bruton Smith guaranteed the obligations of FirstAmerica under FirstAmerica’s new acquisition line of credit with Ford Motor Credit. FirstAmerica obtained this new financing to enable it to complete its then pending acquisitions. The borrowing limit under this credit facility was approximately $138 million prior to FirstAmerica’s acquisition by Sonic. Mr. Smith guaranteed approximately $107 million of this amount, which guarantee was secured by a pledge of 5 million shares of SMI Common Stock owned by SFC. Sonic assumed FirstAmerica’s obligations to Ford Motor Credit under the Revolving Facility when it acquired FirstAmerica. In connection with the refinancing and replacement of the secured lending facility (the “Revolving Facility”) with a new secured lending facility between Sonic, Ford Motor Credit Company (“Ford Motor Credit”) and Chrysler Financial Company, LLC in August 2000 (as amended, the “Revolving Facility”), Ford Motor Credit released Mr. Smith from his secured guarantee under the replaced Revolving Facility. However, the lenders under the Revolving Facility required that the SFC Pledge remain in place, and it continually secured Sonic’s obligations under the Revolving Facility through February 17, 2006, when the Revolving Facility was terminated. SFC made the same pledge as collateral security for Sonic’s new secured syndicated credit facility entered into on February 17, 2006, which provides up to $1.2 billion in borrowing availability for Sonic for new vehicle inventory floor plan financing, used vehicle inventory floor plan financing and for working capital and general corporate purposes, including acquisitions and capital expenditures.

Other Transactions

•

Sonic leases office space in Charlotte from a subsidiary of SFC for a majority of its headquarters personnel. Annual aggregate rent under this lease was approximately $554,181 in 2006. Because Mr. O. Bruton Smith and his family own 100% of SFC, under applicable SEC regulations, the amount of Mr. O. Bruton Smith’s and Mr. B. Scott Smith’s interest in this transaction may be deemed to be $554,181.

•

Sonic rents various aircraft owned by SFC, subject to their availability, primarily for business-related travel by Sonic executives. Sonic incurred costs in an aggregate amount of approximately $1,184,292 for the use of these aircraft during 2006. Because Mr. O. Bruton Smith and his family own 100% of SFC, under applicable SEC regulations, the amount of Mr. O. Bruton Smith’s and Mr. B. Scott Smith’s interest in this transaction may be deemed to be $1,184,292.

•

Certain of Sonic’s dealerships purchase the Z-Max oil additive product from Oil Chem Research Company, a subsidiary of SMI, for resale to service customers of the dealerships in the ordinary course of business. Total purchases by Sonic dealerships either directly through Oil Chem or indirectly through an Oil Chem distributor totaled approximately $1,391,910 in 2006. Because Mr. O. Bruton Smith and SFC own collectively 66% of SMI, under applicable SEC regulations, the amount of Mr. O. Bruton Smith’s and Mr. B. Scott Smith’s interest in this transaction may be deemed to be approximately $918,661.

•

In 2006, Las Vegas Motor Speedway, a subsidiary of SMI (“LVMS”), purchased new and used vehicles from our dealership subsidiaries for approximately $321,000. In addition, Sonic purchased used vehicles from LVMS for approximately $139,000. Because Mr. O. Bruton Smith and SFC own collectively 66% of SMI, under applicable SEC regulations, the amount of Mr. O. Bruton Smith’s and Mr. B. Scott Smith’s interest in these transactions may be deemed to be $211,860 and $91,740 for the respective transaction.

•

As of December 31, 2006, SMI owed Sonic approximately $161,000 for project management services provided to SMI by Sonic employees in connection with various construction and renovation projects at SMI speedways. Because Mr. O. Bruton Smith and SFC own collectively 66% of SMI, under applicable SEC regulations, the amount of Mr. O. Bruton Smith’s and Mr. B. Scott Smith’s interest in this transaction may be deemed to be $106,260.

•

Sonic donates cash throughout the year to Speedway Children’s Charities, a non-profit organization founded by O. Bruton Smith. O. Bruton Smith and B. Scott Smith are both board members of Speedway Children’s Charities. Donations to this organization amounted to $306,105 in 2006.

•

David Smith, son of O. Bruton Smith and brother of B. Scott Smith, is Sonic’s Senior Vice President of Corporate Development. He was general manager of one of Sonic’s dealerships until his appointment as Vice President – Corporate Strategy in October 2005. Pursuant to his compensation arrangements for his position in 2006, Mr. David Smith received $608,055 in compensation. Mr. David Smith also received options to purchase 14,405 shares of Sonic’s Class A Common Stock and 2,704 restricted shares of Sonic’s Class A Common Stock pursuant to the Stock Incentive Plan.

Policies and Procedures for Review, Approval or Ratification of Transactions with Affiliates

Pursuant to its written charter, the NGC Committee reviews and evaluates all transactions between Sonic and its affiliates and considers issues of possible conflicts of interest if such issues arise. In addition, transactions between Sonic and its affiliates are reviewed by its full Board of Directors and/or its independent directors in accordance with the terms of Sonic’s Charter, its senior credit facility and the indentures governing its outstanding senior subordinated notes. These documents require, subject to certain exceptions, that a transaction between Sonic and an affiliate:

•	be made in good faith and in writing and be on terms no less favorable to Sonic than those obtainable in arm’s-length transaction between Sonic and an unrelated third party;

•

involving aggregate payments in excess of $500,000, be (i) approved by a majority of the members of Sonic’s Board of Directors and a majority of Sonic’s independent directors or (ii) Sonic must receive an opinion as to the financial fairness of the transaction from an investment banking or appraisal firm of national standing; and

•	involving aggregate value in excess of:

•	$2.0 million, be approved by a majority of Sonic’s disinterested directors; and

•

$5.0 million, must be approved by the majority of Sonic’s disinterested directors of Sonic’s Board of Directors or Sonic must obtain a written opinion as to the financial fairness of the transaction from an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of such transaction.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Sonic’s directors, certain officers and persons who own more than 10% of Sonic’s Voting Stock to file reports on ownership and changes in ownership with the SEC. Additionally, SEC regulations require that Sonic identify in its proxy statements any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To Sonic’s knowledge, based solely on review of reports furnished to it, all Section 16(a) filing requirements applicable to its directors, officers and more than 10% beneficial owners were complied with on a timely basis.

ADDITIONAL CORPORATE GOVERNANCE AND OTHER INFORMATION

Corporate Governance Guidelines, Code of Business Conduct and Ethics and Committee Charters

Our Board of Directors has adopted a Code of Business Conduct and Ethics applicable to our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. This Code of Business Conduct and Ethics, along with our Corporate Governance Guidelines, our Categorical Standards for Determination of Director Independence and each of our committee charters are available on our website at www.sonicautomotive.com. Copies of these documents are also available without charge upon written request to Sonic Automotive, Inc., Attn: Corporate Secretary, 6415 Idlewild Road, Suite 109, Charlotte, North Carolina 28212.

We will disclose information pertaining to amendments or waivers to provisions of our Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and that relate to the elements of our Code of Business Conduct and Ethics enumerated in the SEC’s rules and regulations by posting this information on our website. The information on our website is not a part of this proxy statement.

Other Matters that May Be Considered at the Annual Meeting

In the event that any matters other than those referred to in the accompanying Notice of Meeting should properly come before and be considered at the Annual Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

Expenses of Solicitation

Sonic will pay the cost of solicitation of proxies, including the cost of assembling and mailing this Proxy Statement and the enclosed materials. In addition to the use of the mails, proxies may be solicited personally or by telephone or email by corporate officers and employees of Sonic without additional compensation. Sonic intends to request brokers and banks holding stock in their names or in the names of nominees to solicit proxies from their customers who own our stock, where applicable, and will reimburse them for their reasonable expenses of mailing proxy materials to their customers.

Stockholder Proposals for 2008 Annual Stockholders Meeting

The deadline for submission of stockholder proposals to be considered for inclusion in the proxy materials relating to the 2008 annual stockholders meeting is November 24, 2007. Any such proposal received after this date will be considered untimely and may be excluded from the proxy materials.

The deadline for submission of stockholder proposals to be presented at the 2008 annual stockholders meeting, but for which we may not be required to include in the proxy materials relating to such meeting, is February 19, 2008. Any such proposal received after this date will be considered untimely and will be excluded from such meeting.

Proposals should be addressed to the attention of the Secretary of Sonic at our principal executive offices.

Delivery of Proxy Statements and Annual Reports

As permitted by the 1934 Act, only one copy of this Proxy Statement and the annual report is being delivered to stockholders residing at the same address, unless such stockholders have notified Sonic of their desire to receive multiple copies of the Proxy Statement or annual report.

Sonic will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement or annual report to any stockholder residing at a shared address to which only one copy was mailed. Requests for additional copies of this year’s Proxy Statement or annual report, requests to receive multiple copies of future proxy statements or annual reports and requests to receive only one copy of future proxy statements or annual reports should be directed to Stephen K. Coss, Senior Vice President, General Counsel and Secretary, at Sonic’s principal executive offices or by phone at (704) 566-2400.

APPENDIX A

CATEGORICAL STANDARDS FOR DETERMINATION OF DIRECTOR INDEPENDENCE

It is the policy of Sonic Automotive, Inc. (the “Company”) to have a majority of independent directors. No director qualifies as independent under the New York Stock Exchange (“NYSE”) corporate governance rules unless the board of directors affirmatively determines that the director has no material relationship with the Company. The NYSE’s corporate governance rules include several “bright line” tests for director independence. No director who has a direct or indirect relationship that is covered by one of those tests qualifies as an independent director. To assist the board of directors in making determinations of independence about relationships individual directors may have that are not covered by one of those “bright line” tests, the board of directors has adopted categorical standards for director independence that are set forth below.

*     *     *     *

The Board of Directors has determined that the following relationships with the Company, either directly or indirectly, will not be considered material relationships for purposes of determining whether a director is independent:

•

Relationships in the ordinary course of business. Relationships involving (1) the purchase or sale of products or services or (2) lending, deposit, banking or other financial service relationships, either by or to the Company or its subsidiaries and involving a director, his or her immediate family members, or an organization of which the director or an immediate family member is a partner, greater than 3% shareholder, officer, employee or director if the following conditions are satisfied:

•

any payments made to, or payments received from, the Company or its subsidiaries in any single fiscal year within the last three years do not exceed the greater of (i) $1 million or (ii) 2% of such other organization’s consolidated gross revenues; provided that if the director is a non-employee director of the Company and a non-employee director or greater than 3% shareholder of the other organization, the payments may not exceed the greater of (i) $1 million or (ii) 5% of such other organization’s consolidated gross revenues

•

the products and services are provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to (i) similarly situated customers, or (ii) in the case of purchases of vehicles or service on vehicles from the Company’s dealerships, pursuant to the terms of employee discount programs offered from time to time by the Company to all employees generally

•	the relationship does not involve consulting, legal, or accounting services provided to the Company or its subsidiaries

•

any extension of credit was in the ordinary course of business and was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other similarly situated borrowers

•

Relationships with organizations to which a director is connected solely as a shareholder or partner. Any other relationship between the Company or one of its subsidiaries and a company (including a limited liability company) or partnership to which a director is connected solely as a shareholder, member or partner as long as the director is not a principal shareholder or partner of the organization. For purposes of this categorical standard, a person is a principal shareholder of a company if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls or has the power to vote more than 10% of any class of voting securities of the company. A person is a principal partner of a partnership if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls or has the power to vote a 25% or more general partnership interest, or more than a 10% overall partnership interest. Shares or partnership interests owned or controlled by a director’s immediate family member who shares the director’s home are considered to be held by the director.

•

Contributions to charitable organizations. Contributions made or pledged by the Company, its subsidiaries or by any foundation sponsored by or associated with the Company or its subsidiaries to a charitable organization of which a director or an immediate family member is an executive officer, director, or trustee if the following conditions are satisfied:

•

within the preceding three years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues for that fiscal year

A-1

•	the charitable organization is not a family foundation created by the director or an immediate family member

For purposes of this categorical standard, contributions made to any charitable organization pursuant to a matching gift program maintained by the Company or by its subsidiaries or by any foundation sponsored by or associated with the Company or its subsidiaries shall not be included in calculating the materiality threshold set forth above.

•

Equity relationship. If the director, or an immediate family member, is an executive officer of another organization in which the Company owns an equity interest, and the amount of the Company’s interest is less than 10% of the total voting interest in the other organization.

•

Stock ownership. The director is the beneficial owner (as that term is defined under Rule 13d of the Securities Exchange Act of 1934, as amended) of less than 10% of the Company’s outstanding capital stock.

•	Other family relationships. A relationship involves a director’s relative who is not an immediate family member of the director.

•	Employment relationship. The director has not been an employee of the Company or any of its subsidiaries during the last five years.

•

Employment of immediate family members. No immediate family member of the director is a current employee, or has been an executive officer during the last five years, of the Company or any of its subsidiaries.

•

Relationships with acquired or joint venture entities. In the last five years, the director has not been an executive officer, founder or principal owner of a business organization acquired by the Company, or of a firm or entity that was part of a joint venture or partnership including the Company.

•

Voting arrangements. The director is not a party to any contract or arrangement with any member of the Company’s management regarding the director’s nomination or election to the Board, or requiring the director to vote with management on proposals brought before the Company’s shareholders.

Definitions of Terms Used in these Categorical Standards

•

“Immediate Family Member”—includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

•

“Executive Officer” means the president, any vice-president in charge of a principal business unit, division or function (such as sales, administration or finance) or any other person who performs similar policy-making functions for an organization.

A-2

APPENDIX B

AMENDED AND RESTATED

SONIC AUTOMOTIVE, INC. INCENTIVE COMPENSATION PLAN

AMENDED AND RESTATED AS OF APRIL 19, 2007

Section 1.    Purposes

The purpose of the Sonic Automotive, Inc. Incentive Compensation Plan is to provide incentives to highly-qualified executives and other key employees in an effort to motivate them to continue service with the Company, devote their best efforts to the Company and improve the Company’s economic performance, thus enhancing the value of the Company for the benefit of shareholders. An additional purpose of the Plan is to serve as a qualified performance-based compensation program under Section 162(m) of the Internal Revenue Code of 1986, as amended, in order to preserve the Company’s tax deduction for compensation paid under the Plan to Covered Employees.

Section 2.    Definitions

Throughout this Plan, when capitalized the following terms shall have the respective meanings set forth below:

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(c) “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof, provided that the Committee shall consist of two or more members each of whom is an outside director within the meaning of Section 162(m) of the Code.

(d) “Company” shall mean Sonic Automotive, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(e) “Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code (or any successor provision).

(f) “Incentive Award” shall mean an incentive compensation award granted pursuant to the Plan, the payment of which shall be contingent upon the attainment of Performance Goals with respect to a Performance Period.

(g) “Participant” shall mean an executive officer or other key employee of the Company or one of its Subsidiaries who is selected by the Committee to participate in the Plan.

(h) “Performance Goals” shall mean the criteria and objectives that must be met during the Performance Period as a condition of the Participant’s receipt of payment with respect to an Incentive Award, as described in Section 5 hereof.

(i) “Plan” shall mean this Sonic Automotive, Inc. Incentive Compensation Plan, as amended from time to time.

(j) “Performance Period” shall mean the period designated by the Committee during which the Performance Goals with respect to a particular Participant will be measured.

(k) “Subsidiary” shall mean any subsidiary or other business organization in which the Company owns, directly or indirectly, more than 50% of the voting power, stock or capital interest.

Section 3.    Administration

The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to the provisions of the Plan, to administer the Plan and to exercise all of the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Incentive Awards, to determine the persons to whom and the time or times at which Incentive Awards shall be granted, to determine the terms, conditions, restrictions, Performance Period and Performance Goals relating to any

Incentive Award, to adjust compensation payable upon attainment of Performance Goals (subject to the limitations of the Plan), to construe and interpret the Plan and any Incentive Awards, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan.

All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan through any Participant) and any shareholder.

No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Incentive Award granted hereunder.

Section 4.    Eligibility

Executive officers of the Company and key employees of the Company and its Subsidiaries who are designated by the Committee may participate in the Plan. In determining the persons who may participate in the Plan, the Committee may take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. The fact that an executive officer or key employee has been designated to participate in the Plan for one Performance Period does not assure that such person will be eligible to participate in any subsequent Performance Period.

Section 5.    Incentive Awards and Performance Goals

(a) In General.    The Committee shall establish in writing for each Participant the applicable Performance Period, the amount of or the formula for determining the actual Incentive Award for such Participant (which may include the establishment of a target Incentive Award) with respect to such Performance Period, the Performance Goal(s) that must be achieved in order for the Participant to receive an Incentive Award under the Plan with respect to such Performance Period, and any other conditions that the Committee deems appropriate and consistent with the Plan, and in the case of Covered Employees, with Section 162(m) of the Code. All of the foregoing must be established in writing by the Committee within ninety (90) days after the beginning of the Performance Period (or, if earlier, by the date on which twenty-five percent (25%) of the Performance Period has elapsed), provided that achievement of the Performance Goals must be substantially uncertain at the time they are established.

(b) Performance Goals.    The Committee shall establish one or more Performance Goals for each Participant that are objectively determinable (i.e., such that a third party with knowledge of the relevant facts could determine whether the goals have been met). Such Performance Goals shall be based on one or more of the following, as determined in the sole discretion of the Committee: stock price; earnings per share; net earnings; operating or other earnings; profits; revenues; net cash flow; financial return ratios; stockholder return; return on equity; return on investment; debt rating; Company-wide sales; dealership sales; expense reduction levels; return on net assets; debt to equity ratio; debt to capitalization ratio; growth in assets, sales, or market share; customer satisfaction; or strategic business objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures. Performance Goals may be based on the performance of the Participant’s division, business unit or employing Subsidiary, based on the performance of one or more divisions, business units or Subsidiaries, based on the performance of the Company and its Subsidiaries as a whole, or based on any combination of the foregoing. Performance Goals may be either absolute in their terms or relative. Performance Goals may provide for the inclusion or exclusion of items such as the effect of unusual charges or income items or other events, including acquisitions or dispositions of businesses or assets, restructurings, reductions in force, or changes in accounting principles or tax laws that occur during the Performance Period. The Performance Goals established by the Committee may be (but need not be) particular to a Participant and/or different each Performance Period. The Committee also may establish subjective Performance Goals for Participants, provided that for Covered Employees, the subjective Performance Goals may be used only to reduce, and not increase, the Incentive Award otherwise payable under the Plan.

(c) Incentive Awards.    In accordance with subparagraph (a) above, the Committee must establish in writing the amount of or method for calculating a Participant’s potential Incentive Award for each Performance Period. The potential Incentive Award must be expressed in terms of an objective formula or standard, and shall be expressed as either a dollar amount, a percentage of salary, a percentage of the applicable criteria underlying the specified Performance Goal(s) (or a percentage thereof in excess of a threshold amount) or otherwise. The foregoing also may be expressed in the form of a range, pursuant to which the actual amount of an Incentive Award payable under the Plan may vary depending upon the extent to which the Performance Goals for the Performance Period have been attained. The Committee also may establish a Participant’s potential Incentive Award as a percentage of a bonus pool; provided, however, that the amount of the bonus pool (or the formula for determining the amount of the bonus pool) shall be established in accordance with the requirements of this Section 5 and that the sum of the individual maximum percentages of the bonus pool that each Participant potentially could receive shall not exceed 100%.

The formula for determining the actual amount of the Incentive Award must be such that a third party having knowledge of the extent to which the Performance Goals have been attained could calculate the amount to be paid to the Participant. However, the Committee may, in its discretion, reduce or eliminate the amount payable to any Participant (including a Covered Employee), in each case based upon such factors as the Committee may deem relevant, but shall not increase the amount payable to any Covered Employee in a manner that would cause the Incentive Award to fail to qualify as performance-based compensation under Section 162(m) of the Code. Notwithstanding any other provision of the Plan, the maximum amount payable with respect to an Incentive Award to any Participant for any calendar year shall not exceed $3,000,000.

(d) Payment of Incentive Awards.

(i) Conditions on Payment.    Payment of an Incentive Award shall be made to a Participant for a particular Performance Period only if: (A) the Committee has certified in writing that extent to which the applicable Performance Goals and any other material terms of the Incentive Award have been achieved or exceeded, and (B) except as otherwise set forth below in Section 5(d)(ii), the Participant remains employed by the Company or one of its Subsidiaries on the date of payment of the Incentive Award (or, alternatively, on the last day of the Performance Period, if the Committee shall have substituted such alternative requirement for such Participant at the time it established the Performance Goals for such Performance Period).

(ii) Termination of Employment.    Unless otherwise determined by the Committee, a Participant shall not be entitled to payment of an Incentive Award if the Participant does not remain continuously employed by the Company or one its Subsidiaries until the scheduled date of payment of such Incentive Award. Notwithstanding the foregoing, unless otherwise determined by the Committee, in the event a Participant’s employment terminates due to death, disability or retirement (as determined in the discretion of the Committee), the Participant (or his or her estate or the persons to whom the right to payment under this Plan passes by will or the laws of descent and distribution) shall be eligible to receive the prorated amount of the Incentive Award for which the Participant otherwise would have been eligible based upon the portion of the Performance Period during which he or she was so employed so long as the Performance Goals are subsequently achieved. Payment of such prorated Incentive Award shall be paid in accordance with the terms of Section 5 (d)(iii) and (iv).

(iii) Timing of Payment.    Following the end of the Performance Period, any payment to be made with respect to an Incentive Award shall be made as soon as administratively practicable following the Committee’s certification in accordance with Section (d)(i) above; provided, however, that in all cases, any such payment shall be made no later than March 15 of the calendar year following the calendar year in which such payment is no longer subject to a “substantial risk of forfeiture” (within the meaning of Section 409A of the Code and applicable regulations and guidance issued thereunder).

(iv) Form of Payment.    Payment of each Participant’s Incentive Award for a Performance Period shall be made in cash (or its equivalent) in a lump sum, subject to applicable tax and other withholding.

Section 6.    Withholding Taxes.

The Company or Subsidiary employing any Participant shall have the right to deduct from all payments made pursuant to the Plan any and all federal, state and local taxes or other amounts required by law to be withheld.

Section 7.    Miscellaneous Provisions

(a) Compliance with Legal Requirements.    The Plan and the granting of Incentive Awards, and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

(b) No Right To Continued Employment.    Nothing in the Plan or in any Incentive Award shall confer upon any Participant the right to continue in the employ of the Company or any of its Subsidiaries or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company or Subsidiary to terminate such Participant’s employment at any time for any reason.

(c) Participant Rights.    No person shall have any claim or right to be granted any Incentive Award under the Plan, and there is no obligation for uniformity of treatment among Participants.

(d) Unfunded Status of Incentive Awards.    The Plan is intended to constitute an “unfunded” plan for incentive compensation. Payments shall be made solely from the general assets of the Company and its Subsidiaries. With respect to any payments for which a Participant may be eligible pursuant to an Incentive Award, nothing contained in the Plan or any Incentive Award shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

(e) No Transferability of Rights.    A Participant’s rights and interests under the Plan may not be assigned, pledged, transferred or made subject to any lien, either directly or by operation of law or otherwise (except for a transfer by will or the laws of descent and distribution in the event of a Participant’s death), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner.

(f) Governing Law.    The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of North Carolina without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

(g) Other Compensation Plans.    Nothing contained in this Plan shall prevent the Company from establishing other or additional compensation arrangements.

Section 8.    Effective Date

The Plan originally became effective upon its adoption by the Board on October 11, 2001, subject to the requisite approval of the shareholders of the Company at the 2002 Annual Meeting of Stockholders which was obtained on May 8, 2002. Following its adoption by the Committee, this amendment and restatement of the Plan shall become effective as of April 19, 2007 upon receipt of the requisite approval of the shareholders of the Company at the 2007 Annual Meeting of Stockholders. In the absence of such shareholder approval, any outstanding Incentive Awards for which the terms have been established under this amended and restated Plan and subject to such shareholder approval shall be null and void.

Section 9.    Amendment and Termination of the Plan

The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that any amendment that increases the maximum amount that can be paid to a Participant during a Performance Period under the Plan or any other amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) of the Code shall be subject to approval by the requisite vote of the shareholders of the Company. No amendment shall adversely affect any of the rights of any Participant, without such Participant’s consent, under any Incentive Award theretofore granted under the Plan. Notwithstanding the foregoing, the Board or the Committee may amend the Plan or any Incentive Award in any respect it deems necessary or advisable to comply with applicable law without obtaining a Participant’s consent, including, but not limited to, reforming (including on a retroactive basis, if applicable) any terms of an Incentive Award to comply with or meet an exemption from Section 409A of the Code and applicable regulations and guidance issued thereunder.

Section 10.    Reapproval of Plan

The Plan must be resubmitted to the shareholders of the Company as necessary to enable the Plan to qualify as performance-based compensation under Section 162(m) of the Code. As of the time of the Plan’s adoption, Section 162(m) requires that the shareholders reapprove the Plan no later than the first shareholder meeting that occurs in the fifth year following the year in which the shareholders previously approved the Plan.

Section 11.    Intent to Comply With Code Section 409A

It is the general intent of the Company that neither this Plan nor any Incentive Awards hereunder be subject to Section 409A of the Code. Notwithstanding the foregoing, to the extent that any Incentive Awards hereunder may constitute nonqualified deferred compensation within the meaning of Section 409A of the Code, the Company intends that such Incentive Awards shall comply with Section 409A of the Code, and the Committee shall determine and interpret the terms any such Incentive Awards consistent with such intent. Notwithstanding the foregoing, the Company does not guarantee to any Participant (or any other person with an interest in an Incentive Award) that the Plan or any Incentive Award hereunder complies with or is exempt from Section 409A, and shall not indemnify or hold harmless any individual with respect to any tax consequences that arise from any such failure under Section 409A.

Section 12.    Intent to Comply With Code Section 162(m)

It is the intent of the Company that the Plan and Incentive Awards under the Plan for Covered Employees comply with Section 162(m) of the Code, to the extent applicable, and all provisions hereof shall be construed in a manner to so comply. To the extent that any legal requirement of Section 162(m) of the Code as set forth in the Plan shall be modified or ceases to be required under Section 162(m) of the Code, the Committee may determine that such provision shall be correspondingly modified or cease to apply, as the case may be.

APPENDIX C

SONIC AUTOMOTIVE, INC.

2004 STOCK INCENTIVE PLAN

AMENDED AND RESTATED AS OF FEBRUARY 13, 2007

ARTICLE 1.    PURPOSE AND EFFECTIVE DATE

1.1    Purposes of the Plan.    Sonic Automotive, Inc. (the “Company”) has established this Sonic Automotive, Inc. 2004 Stock Incentive Plan (the “Plan”) to promote the interests of the Company and its stockholders. The purposes of the Plan are to provide key employees and consultants providing services to the Company and its Subsidiaries with incentives to contribute to the Company’s performance and growth, to offer such persons stock ownership in the Company or other compensation that aligns their interests with those of the Company’s stockholders and to enhance the Company’s ability to attract, reward and retain such persons upon whose efforts the Company’s success and future growth depends.

1.2    Original Effective Date.    The Plan was initially adopted by the Board of Directors on February 19, 2004 and effective as of such date, subject to the requisite approval of the Company’s stockholders at the 2004 Annual Meeting of Stockholders which was obtained on April 22, 2004. Awards could be granted prior to the initial stockholder approval of the Plan, provided that all such Awards must have been subject to stockholder approval of the Plan. This means that no Option or SAR could be exercised prior to such approval, and all Awards were subject to forfeiture if such approval was not obtained.

1.3    Restatement Effective Date.    This amendment and restatement is a continuation of the Plan and shall be effective as of February 13, 2007, subject to the requisite approval of the Company’s stockholders at the 2007 Annual Meeting of Stockholders.

ARTICLE 2.    DEFINITIONS

2.1    Definitions.    As used in the Plan, the following capitalized terms shall have the meanings set forth below:

(a) “Award” means, individually or collectively, a grant under this Plan of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards or Stock Awards.

(b) “Award Agreement” means an agreement entered into by a Participant and the Company, setting forth the terms and conditions applicable to an Award granted to the Participant under this Plan.

(c) “Board” or “Board of Directors” means the Board of Directors of the Company.

(d) “Cause” means any act, action or series of acts or actions or any omission, omissions, or series of omissions which result in, or which have the effect of resulting in, (i) the commission by the Participant of a crime involving moral turpitude, which crime has a material adverse impact on the Company or a Subsidiary or which is intended to result in the personal enrichment of the Participant at the expense of the Company or a Subsidiary; (ii) the Participant’s material violation of his responsibilities, or the Participant’s gross negligence or willful misconduct; or (iii) the continuous and willful failure by the Participant to follow the reasonable directives of the Board of Directors. In any event, the existence of “Cause” shall determined by the Committee.

(e) “Change in Control” means any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group of, all or a majority of the then-outstanding voting securities of the Company. Notwithstanding the foregoing and unless otherwise provided by the Committee, to the extent necessary to comply with Section 409A of the Code, the foregoing events shall constitute a Change in Control with respect to an Award that is subject to

Section 409A of the Code only to the extent that such events also constitute a “change in control event” within the meaning of Section 409A of the Code and applicable regulations and guidance thereunder.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto.

(g) “Committee” means (i) the committee appointed by the Board to administer the Plan or (ii) in the absence of such appointment, the Board itself. Notwithstanding the foregoing, to the extent required for Awards to be exempt from Section 16 of the Exchange Act pursuant to Rule 16b-3, the Committee shall consist of two or more Directors who are “non-employee directors” within the meaning of such Rule 16b-3, and to the extent required for Awards to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder, the Committee shall consist of two or more Directors who are “outside directors” within the meaning of Section 162(m) of the Code. The Compensation Committee of the Board of Directors shall constitute the Committee until otherwise determined by the Board of Directors.

(h) “Common Stock” means the Class A common stock of the Company, par value $0.01 per share.

(i) “Company” means Sonic Automotive, Inc., a Delaware corporation, or any successor thereto.

(j) “Director” means any individual who is a member of the Board of Directors of the Company.

(k) “Disability” means a permanent and total disability as described in Section 22(e)(3) of the Code and determined by the Committee.

(l) “Employee” means any employee of the Company or any Subsidiary. Directors who are not otherwise employed by the Company or a Subsidiary are not considered Employees under this Plan.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(n) “Fair Market Value” means, as of a particular date, the value of the Common Stock determined as follows:

(i) If the Common Stock is traded on a national or regional securities exchange or on the Nasdaq National Market System (“Nasdaq”), Fair Market Value shall be determined on the basis of the closing sale price on the principal securities exchange on which the Common Stock may then be traded on the date as of which Fair Market Value is to be determined or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported;

(ii) If the Common Stock is not listed on any securities exchange or traded on Nasdaq, but nevertheless is publicly traded and reported on Nasdaq without closing sale prices for the Common Stock being customarily quoted, Fair Market Value shall be determined on the basis of the mean between the closing high bid and low asked quotations in such other over-the-counter market as reported by Nasdaq on the date as of which Fair Market Value is to be determined; but, if there are no bid and asked quotations in the over-the-counter market as reported by Nasdaq on that date, then the mean between the closing bid and asked quotations in the over-the-counter market as reported by Nasdaq on the immediately preceding day such bid and asked prices were quoted; and

(iii) If the Common Stock is not publicly traded as described in (i) or (ii) above, Fair Market Value shall be determined by the Committee in good faith and, with respect to an Option or SAR intended to be exempt from Section 409A of the Code, in a manner consistent with Section 409A of the Code.

(o) “Family Members” means the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, or any person sharing the Participant’s household (other than a tenant or employee).

(p) “Incentive Stock Option” or “ISO” means an option to purchase shares of Common Stock granted under Article 6 which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

(q) “Involuntary Termination Without Cause” means the dismissal, or the request for the resignation, of a Participant by either (i) a court order, order of any court-appointed liquidator or trustee of the Company, or the order or request of any creditors’ committee of the Company constituted under the federal bankruptcy laws, provided that such order or request contains no specific reference to actions or omissions that would constitute Cause; or (ii) a duly authorized corporate officer of the Company or any Subsidiary, or by the Board, for any reason other than for Cause.

(r) “Named Executive Officer” means a Participant who is considered a “covered employee” within the meaning of Section 162(m) of the Code.

(s) “Nonqualified Stock Option” or “NSO” means an option to purchase shares of Common Stock granted under Article 6, and which is not intended or otherwise fails to meet the requirements of Section 422 of the Code.

(t) “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(u) “Option Price” means the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee in accordance with Article 6.

(v) “Participant” means an Employee or consultant who performs services for the Company or a Subsidiary who has been granted an Award under the Plan which is outstanding.

(w) “Performance Award” means an Award granted under Article 10 which is subject to the attainment of one or more Performance Goals during a Performance Period, as established by the Committee in its discretion.

(x) “Performance Goals” means the criteria and objectives designated by the Committee that must be met during the Performance Period as a condition of the Participant’s receipt of a Performance Award, as described in Section 10.1(b) hereof.

(y) “Performance Period” means the period designated by the Committee during which the Performance Goals with respect to a Performance Award will be measured.

(z) “Plan” means this Sonic Automotive, Inc. 2004 Stock Incentive Plan, as amended from time to time.

(aa) “Restricted Period” means the period beginning on the grant date of an Award of Restricted Stock and ending on the date the shares of Common Stock subject to such Award are no longer restricted and subject to forfeiture.

(bb) “Restricted Stock” means a share of Common Stock granted in accordance with the terms of Article 8, which Common Stock is nontransferable and subject to a substantial risk of forfeiture and such other restrictions as determined by the Committee.

(cc) “Restricted Stock Unit” means the right to receive a share of Common Stock (or the value of a share of Common Stock) in the future granted in accordance with the terms of Article 8, which right is nontransferable and subject to a substantial risk of forfeiture and such other restrictions as determined by the Committee.

(dd) “SAR” means a stock appreciation right granted pursuant to Article 7.

(ee) “Stock Award” means an equity-based award granted pursuant to Article 9.

(ff) “Subsidiary” means a corporation, partnership, limited liability company, joint venture or other entity in which the Company directly or indirectly controls more than 50% of the voting power or equity or profits interests; provided, that for purposes of Incentive Stock Options, Subsidiary means a “subsidiary corporation” within the meaning of Section 424(f) of the Code. Unless the Committee provides otherwise, for purposes of granting Options or SARs, an entity shall not be considered a Subsidiary if to do so would result in noncompliance with Section 409A of the Code.

(gg) “Ten Percent Stockholder” means a Participant who owns (directly or by attribution within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or a parent of the Company.

(hh) “Termination of Service” means the termination of a Participant’s service with the Company and its Subsidiaries as an Employee or consultant for any reason other than a change in the capacity in which the Participant renders service to the Company or a Subsidiary or a transfer between or among the Company and its Subsidiaries. Unless otherwise determined by the Committee, an Employee shall be considered to have incurred a Termination of Service if his or her employer ceases to be a Subsidiary. All determinations relating to whether a Participant has incurred a Termination of Service and the effect thereof shall be made by the Committee in its discretion, including whether a leave of absence shall constitute a Termination of Service, subject to applicable law.

SECTION 3    ADMINISTRATION

3.1    Authority of the Committee.    Subject to the provisions of the Plan, the Committee shall have full and exclusive power to select the individuals to whom Awards may from time to time be granted under the Plan; determine the size and types of Awards; determine the terms, restrictions and conditions of Awards in a manner consistent with the Plan (including, but not limited to, the number of shares of Common Stock subject to an Award, vesting or other exercise conditions applicable to an Award, the duration of an Award, and restrictions on transferability of an Award and any shares of Common Stock issued thereunder); construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan’s administration; delegate administrative responsibilities under the Plan and (subject to the provisions of Article 12) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee, including accelerating the time any Option or SAR may be exercised, waiving restrictions and conditions on Awards and establishing different terms and conditions relating to the effect of a Termination of Service. The Committee also shall have the absolute discretion to make all other determinations which may be necessary or advisable in the Committee’s opinion for the administration of the Plan.

3.2    Decisions Binding.    All determinations, decisions and interpretations made by the Committee pursuant to the provisions of the Plan and all related resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, the Company’s stockholders, and Participants and their estates and beneficiaries.

3.3    Indemnification.    In addition to such other rights they may have as Directors or members of the Committee, each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company against any loss, cost, liability or expense (including settlement amounts paid with the approval of the Committee) that may be imposed upon or reasonably incurred by the Committee member in connection with or resulting from any claim, action, suit or proceeding in which the member may be a party or otherwise involved by reason of any action taken or failure to act under or in connection with the Plan or any Award, except with respect to matters as to which the Committee member has been grossly negligent or engaged in willful misconduct; provided, however, that the member shall give the Company an opportunity, at its own expense, to handle and defend the same before the member undertakes to handle and defend it on the member’s own behalf.

ARTICLE 4.    STOCK SUBJECT TO THE PLAN

4.1    Stock Available Under the Plan.    Subject to adjustments as provided in Section 4.3, the aggregate number of shares of Common Stock that may be issued pursuant to Awards under the Plan is 3,000,000 shares. The maximum number of shares of Common Stock that may be issued pursuant to ISOs under this Plan shall be 3,000,000 shares. Shares of Common Stock issued under the Plan may be shares of original issuance, shares held in the treasury of the Company or shares purchased in the open market or otherwise. Shares of Common Stock covered by Awards which expire or are forfeited or canceled for any reason or which are settled in cash shall be available for further Awards under the Plan.

4.2    Individual Award Limits.    Notwithstanding any provision in the Plan to the contrary, the following limitations shall apply (subject to adjustment as provided in Section 4.3):

(a) Individual Option and SAR Limit.    No Participant shall be granted, during any one calendar year, Options and/or SARs (whether such SARs may be settled in shares of Common Stock, cash or a combination thereof) covering in the aggregate more than 500,000 shares of Common Stock.

(b) Individual Limit on Other Awards.    With respect to any Awards other than Options and SARs, no Participant shall be granted, during any one calendar year, such Awards (whether such Awards may be settled in shares of Common Stock, cash or a combination thereof) consisting of, covering or relating to in the aggregate more than 250,000 shares of Common Stock.

4.3 Adjustments.    In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or similar transaction or other change in corporate capitalization affecting the Common Stock, equitable adjustments or substitutions, as applicable, shall be made by the Committee to the maximum number and kind of shares of Common Stock which may be issued under the Plan set forth in Section 4.1, the number of shares of Common Stock subject to the Award limits set forth in Section 4.2 and in the number, kind and price of shares of Common Stock subject to outstanding Awards granted under the Plan. In addition, the Committee, in its discretion, shall have the right to make such similar adjustments as described above in the event of any corporate transaction to which Section 424(a) of the Code applies or such other event which in the judgment of the Committee necessitates an adjustment as may be determined to be appropriate and equitable by the Committee. Adjustments under this Section 4.3 shall, to the extent practicable and applicable, be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of ISOs, Section 424(a) of the Code. Notwithstanding the foregoing, the number of shares of Common Stock subject to any Award shall always be a whole number and the Committee, in its discretion, shall make such adjustments as are necessary to eliminate fractional shares that may result from any adjustments made pursuant hereto. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an outstanding Award.

ARTICLE 5.    ELIGIBILITY AND PARTICIPATION

Awards under the Plan may be granted to Employees and consultants providing services to the Company or a Subsidiary (provided such consultants render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction) as selected by the Committee. In determining the individuals to whom such an Award shall be granted and the terms and conditions of such Award, the Committee may take into account any factors it deems relevant, including the duties of the individual, the Committee’s assessment of the individual’s present and potential contributions to the success of the Company or its Subsidiaries and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. Subject to the Award limits set forth in Section 4.2, a Participant may be granted more than one Award under the Plan.

ARTICLE 6.    STOCK OPTIONS

6.1    Stock Options.    Subject to the provisions of the Plan, the Committee may grant Options upon the following terms and conditions:

(a) Award Agreement.    Each grant of an Option shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. The Award Agreement shall specify the number of shares of Common Stock to which the Option pertains, whether the Option is an ISO or a NSO, the Option Price, the term of the Option, the conditions upon which the Option shall become vested and exercisable, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. ISOs may be granted only to Employees of the Company or a Subsidiary.

(b) Option Price.    The Option Price per share of Common Stock shall be determined by the Committee, but shall not be less than the Fair Market Value per share of Common Stock on the date of grant of the Option. In the case of an ISO granted to a Ten Percent Stockholder, the Option Price per share of Common Stock shall not be less than 110% of the Fair Market Value per share of Common Stock on the date of grant of the Option. Notwithstanding the foregoing, an Option may be granted with an Option Price per share of Common Stock less than that set forth above if such Option is granted pursuant to an assumption of, or substitution for, another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Exercise of Options.    An Option shall be exercisable in whole or in part (including periodic installments) at such time or times, and subject to such restrictions and conditions, as the Committee shall determine. Except as otherwise provided in the Award Agreement, the right to purchase shares of Common Stock under the Option that become exercisable in periodic installments shall be cumulative so that such shares of Common Stock (or any part thereof) may be purchased at any time thereafter until the expiration or termination of the Option.

(d) Option Term.    The term of an Option shall be determined by the Committee, but in no event shall an ISO be exercisable more than ten years from the date of its grant or in the case of any ISO granted to a Ten Percent Stockholder, more than five years from the date of its grant.

(e) Termination of Service.    Except to the extent an Option remains exercisable as provided below or as otherwise set forth in the Award Agreement, an Option shall immediately terminate upon the Participant’s Termination of Service with the Company and its Subsidiaries for any reason.

(i) General Rule.    In the event that a Participant incurs a Termination of Service for any reason other than Cause, Involuntary Termination Without Cause, or his death or Disability, the Participant may exercise an Option to the extent that the Participant was entitled to exercise such Option as of the date of termination, but only within such period of time ending on the earlier of (1) 60 days following such Termination of Service or (2) the expiration of the term of the Option as set forth in the Award Agreement.

(ii) Involuntary Termination Without Cause.    In the event that a Participant incurs a Termination of Service that constitutes an Involuntary Termination Without Cause, the Participant may exercise an Option to the extent that the Participant was entitled to exercise such Option as of the date of termination, but only within such period of time ending on the earlier of (1) 90 days following such Termination of Service or (2) the expiration of the term of the Option as set forth in the Award Agreement.

(iii) Disability.    In the event that a Participant incurs a Termination of Service as a result of the Participant’s Disability, the Participant may exercise an Option to the extent that the Participant was entitled to exercise such Option as of the date of termination, but only within such period of time ending on the earlier of (1) one year following such Termination of Service or (2) the expiration of the term of the Option as set forth in the Award Agreement.

(iv) Death.    In the event that a Participant’s Termination of Service is caused by the Participant’s death, or in the event of the Participant’s death following the Participant’s Termination of Service but during the exercise period following termination described in subparagraph (i), (ii) or (iii) above, as applicable, then an Option may be exercised to the extent the Participant was entitled to exercise such Option as of the date of death by the person or persons to whom the Participant’s rights to exercise the Option passed by will or the laws of descent and distribution (or by the executor or administrator of the Participant’s estate), but only within the period ending on the earlier of (1) one year following the date of death or (2) the expiration of the term of the Option as set forth in the Award Agreement.

(f) ISO Limitation.    To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the shares of Common Stock with respect to which ISOs are exercisable for the first time during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000 or such other applicable limitation set forth in Section 422 of the Code or any regulations thereunder, such ISOs shall be treated as NSOs. The determination of which ISOs shall be treated as NSOs generally shall be based on the order in which such ISOs were granted and shall be determined by the Committee in accordance with applicable rules and regulations.

(g) Payment.    Options shall be exercised by the delivery of a written notice of exercise to the Company, specifying the number of shares of Common Stock with respect to which the Option is to be exercised, accompanied by the aggregate Option Price for the shares of Common Stock. The aggregate Option Price shall be payable to the Company in full in cash or cash equivalent acceptable to the Company, or if approved by the Committee, by tendering previously acquired shares of Common Stock (or delivering a certification of ownership of such shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the shares of Common Stock either were purchased on the open market or have been held by the Participant for a period of at least six months (unless such six-month period is waived by the Committee)), a combination of the foregoing, or by any other means which the Company determines to be consistent with the Plan’s purpose and applicable law (including the tendering of Awards having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, as determined by the Committee).

(h) Transfer Restrictions.    Except as otherwise set forth herein, Options may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner other than by will or the laws of descent and distribution, and Options shall be exercisable during the Participant’s lifetime only by the Participant (or, to the extent permitted by applicable law, the Participant’s guardian or legal representative in the event of the Participant’s legal incapacity). Notwithstanding the foregoing, the Committee, in its absolute discretion, may permit a Participant to transfer NSOs, in whole or in part, for no consideration to (1) one or more Family Members; (2) a trust in which Family Members have more than 50% of the beneficial interest; (3) a foundation in which Family Members (or the Participant) control the management of assets; or (4) any other entity in which Family Members (or the Participant) own more than 50% of the voting interests; provided, that such transfer is permitted under applicable tax laws and Rule 16b-3 of the Exchange Act as in effect from time to time. In all cases, the Committee must be notified in advance in writing of the terms of any proposed transfer to a permitted transferee and such transfers may occur only with the consent of and subject to the rules and conditions imposed by the Committee. The transferred NSOs shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable immediately prior to the transfer (including the provisions of the Plan and Award Agreement relating to the expiration or termination of the NSOs). The NSOs shall be exercisable by the permitted transferee only to the extent and for the periods specified herein and in any applicable Award Agreement.

(i) No Stockholder Rights.    No Participant shall have any rights as a stockholder with respect to shares of Common Stock subject to the Participant’s Option until the issuance of such shares to the Participant pursuant to the exercise of such Option.

ARTICLE 7.    STOCK APPRECIATION RIGHTS

7.1    Grants of SARs.    Subject to the provisions of the Plan, the Committee may grant SARs upon the following terms and conditions:

(a) Award Agreement.    Each grant of a SAR shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. The Award Agreement shall specify the number of shares of Common Stock to which the SAR pertains, the term of the SAR, the conditions upon which the SAR shall become vested and exercisable, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. The Committee may grant SARs in tandem with or independently from Options.

(b) Initial Value of SARs.    The Committee shall assign an initial value to each SAR, provided that the initial value may not be less than the aggregate Fair Market Value on the date of grant of the shares of Common Stock to which the SAR pertains.

(c) Exercise of SARs.    A SAR shall be exercisable in whole or in part (including periodic installments) at such time or times, and subject to such restrictions and conditions, as the Committee shall determine. Notwithstanding the foregoing, in the case of a SAR that is granted in tandem with an Option, the SAR may be exercised only with respect to the shares of Common Stock for which its related Option is then exercisable. The exercise of either an Option or a SAR that are granted in tandem shall result in the termination of the other to the extent of the number of shares of Common Stock with respect to which such Option or SAR is exercised.

(d) Term of SARs.    The term of a SAR granted independently from an Option shall be determined by the Committee, but in no event shall such a SAR be exercisable more than ten years from the date of its grant. A SAR granted in tandem with an Option shall have the same term as the Option to which it relates.

(e) Termination of Service.    In the event that a Participant incurs a Termination of Service, the Participant’s SARs shall terminate in accordance with the provisions specified in Article 6 with respect to Options.

(f) Payment of SAR Value.    Upon the exercise of a SAR, a Participant shall be entitled to receive (i) the excess of the Fair Market Value on the date of exercise of the shares of Common Stock with respect to which the SAR is being exercised, over (ii) the initial value of the SAR on the date of grant, as determined in accordance with Section 7.1(b) above. Notwithstanding the foregoing, the Committee may specify in an Award Agreement that the amount payable upon the exercise of a SAR shall not exceed a designated amount. At the Committee’s discretion, the amount payable as a result of the exercise of a SAR may be settled in cash, shares of Common Stock of equivalent value, or a combination of cash and Common Stock. A fractional share of Common Stock shall not be deliverable upon the exercise of a SAR, but a cash payment shall be made in lieu thereof.

(g) Nontransferability.    Except as otherwise set forth herein, SARs granted under the Plan may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner other than by will or the laws of descent and distribution, and SARs shall be exercisable during the Participant’s lifetime only by the Participant (or, to the extent permitted by applicable law, the Participant’s guardian or legal representative in the event of the Participant’s legal incapacity). Notwithstanding the foregoing, the Committee, in its absolute discretion, may permit a Participant to transfer SARs, in whole or in part, for no consideration to (i) one or more Family Members; (ii) a trust in which Family Members have more than 50% of the beneficial interest; (iii) a foundation in which Family Members (or the Participant) control the management of assets; or (iv) any other entity in which Family Members (or the Participant) own more than 50% of the voting interests; provided, that such transfer is permitted under applicable tax laws and Rule 16b-3 of the Exchange Act as in effect from time to time. In all cases, the Committee must be notified in advance in writing of the terms of any proposed transfer to a permitted transferee and such transfers may occur only with the consent of and subject to the rules and conditions imposed by the Committee. The transferred SARs shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable immediately prior to the transfer (including the provisions of the Plan and Award Agreement relating to the expiration or termination of the SARs). The SARs shall be exercisable by the permitted transferee only to the extent and for the periods specified herein and in any applicable Award Agreement.

(h) No Stockholder Rights.    No Participant shall have any rights as a stockholder of the Company with respect to shares of Common Stock subject to a SAR until the issuance of shares (if any) to the Participant pursuant to the exercise of such SAR.

ARTICLE 8.    RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1    Grants of Restricted Stock and Restricted Stock Units.    Subject to the provisions of the Plan, the Committee may grant Restricted Stock and/or Restricted Stock Units upon the following terms and conditions:

(a) Award Agreement.    Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. The Award Agreement shall specify the number of shares with respect to which the Restricted Stock or Restricted Stock Units are granted, the Restricted Period, the conditions upon or the time at which the Restricted Period shall lapse, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b) Purchase Price.    The Committee shall determine the purchase price, if any, to be paid for each share of Restricted Stock or each Restricted Stock Unit, subject to such minimum consideration as may be required by applicable law.

(c) Nontransferability.    Except as otherwise set forth in the Award Agreement, shares of Restricted Stock and Restricted Stock Units may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner until the end of the Restricted Period applicable to such shares and the satisfaction of any and all other conditions prescribed by the Committee.

(d) Other Restrictions.    The Committee may impose such conditions and restrictions on the grant or vesting of Restricted Stock and Restricted Stock Units as it determines, including but not limited to restrictions based upon the occurrence of a specific event, continued service for a period of time or other time-based restrictions, or the achievement of financial or other business objectives (including the Performance Goals described in Section 10.1(b)). The Committee may provide that such restrictions may lapse separately or in combination at such time or times and with respect to all shares of Restricted Stock and Restricted Stock Units or in installments or otherwise as the Committee may deem appropriate.

(e) Settlement of Restricted Stock Units.    After the expiration of the Restricted Period and all conditions and restrictions applicable to Restricted Stock Units have been satisfied or lapsed, the Participant shall be entitled to receive the then Fair Market Value of the shares of Common Stock with respect to which the Restricted Stock Units were granted. Such amount shall be paid in cash, shares of Common Stock or a combination thereof as determined by the Committee.

(f) Section 83(b) Election.    If a Participant makes an election pursuant to Section 83(b) of the Code with respect to Restricted Stock, the Participant shall be required to promptly file a copy of such election with the Company as required under Section 83(b) of the Code.

(g) Termination of Service.    Notwithstanding anything herein to the contrary and except as otherwise determined by the Committee, in the event of the Participant’s Termination of Service prior to the expiration of the Restricted Period, all shares of Restricted Stock and Restricted Stock Units with respect to which the applicable restrictions have not yet lapsed shall be forfeited.

(h) Stockholder Rights.

(i) Restricted Stock.    Except to the extent otherwise provided by the Committee, a Participant that has been granted Restricted Stock shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends, if and when declared by the Board of Directors, provided, that the Committee may require that any cash dividends shall be automatically reinvested in additional shares of Restricted Stock.

(ii) Restricted Stock Units.    A Participant shall have no voting or other stockholder rights or ownership interest in shares of Common Stock with respect to which Restricted Stock Units are granted. Notwithstanding the foregoing, if the Board of Directors declares a dividend with respect to the Common Stock, the Committee may, in its discretion, determine that Participants receive dividend equivalents with respect to their Restricted Stock Units. The Committee may determine the form, time of payment and other terms of such dividend equivalents, which may include cash or Restricted Stock Units.

(iii) Adjustments and Dividends Subject to Plan.    With respect to any shares of Restricted Stock or Restricted Stock Units received as a result of adjustments under Section 4.3 hereof and also any shares of Common Stock, Restricted Stock or Restricted Stock Units that result from dividends declared on the Common Stock, the Participant shall have the same rights and privileges, and be subject to the same restrictions, as are set forth in this Article 8 except to the extent the Committee otherwise determines.

(i) Issuance of Restricted Stock.    A grant of Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including without limitation, book-entry registration or the issuance of a stock certificate (or certificates) representing the number of shares of Restricted Stock granted to the Participant, containing such legends as the Committee deems appropriate and held in custody by the Company or on its behalf, in which case the grant of Restricted Stock shall be accompanied by appropriate stop-transfer instructions to the transfer agent for the Common Stock, until (1) the expiration or termination of the Restricted Period for such shares of Restricted Stock and the satisfaction of any and all other conditions prescribed by the Committee or (2) the forfeiture of such shares of Restricted Stock. The Committee may require a Participant to deliver to the Company a stock power, endorsed in blank, relating to the shares of Restricted Stock to be held in custody by or for the Company.

ARTICLE 9.    STOCK AWARDS

The Committee may grant other types of Stock Awards that involve the issuance of shares of Common Stock or that are valued by reference to shares of Common Stock, including but not limited to the grant of shares of Common Stock or the right to acquire or purchase shares of Common Stock. Stock Awards shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. The Award Agreement shall specify the number of shares of Common Stock to which the Stock Award pertains, the form in which the Stock Award shall be paid and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

ARTICLE 10.    PERFORMANCE AWARDS

10.1     Performance Awards.    Subject to the terms of the Plan, the Committee may designate an Award of Restricted Stock or Restricted Stock Units or a Stock Award as a Performance Award based upon a determination that the Participant is or may become a Named Executive Officer and the Committee wishes such Awards to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code. Performance Awards shall be contingent upon the attainment of one or more Performance Goals. The provisions of this Article 10 shall control to the extent inconsistent with Articles 8 and 9 and such Performance Awards shall be subject to the following terms and conditions:

(a) Award Agreement.    Each grant of a Performance Award shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. The Award Agreement shall specify the number of shares of Common Stock to which the Performance Award pertains, the Performance Goals applicable to such Performance Award, the length of the Performance Period, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b) Performance Goals.    The Committee shall establish one or more Performance Goals for the Participant that are objectively determinable (i.e., such that a third party with knowledge of the relevant facts could determine whether the goals have been met). Such Performance Goals must be established in writing by the Committee within ninety (90) days after the beginning of the Performance Period (or, if earlier, by the date on which 25% of the Performance Period has elapsed) or within such other time period prescribed by Section 162(m) of the Code and the regulations thereunder; provided, that achievement of the Performance Goals must be substantially uncertain at the time they are established. The Performance Goals shall be based on one or more of the following, as determined in the sole discretion of the Committee: stock price; earnings per share; net earnings; operating or other earnings; profits; revenues; net cash flow; financial return ratios; stockholder return; return on equity; return on investment; return on net assets; debt rating; sales; expense reduction levels; growth in assets, sales, or market share; or strategic business objectives based on meeting specified revenue goals, market penetration goals, customer satisfaction goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures. Performance Goals may be based on the performance of the Company, based on the Participant’s division, business unit or employing Subsidiary, based on the performance of one or more divisions, business units or Subsidiaries, based on the performance of the Company and its Subsidiaries as a whole, or based on any combination of the foregoing. Performance Goals may be either absolute in their terms or relative. Performance Goals may provide for the inclusion or exclusion of items such as the effect of unusual charges or income items or other events, including acquisitions or dispositions of businesses or assets, restructurings, reductions in force, or changes in accounting principles or tax laws. The Committee also may establish subjective Performance Goals for Participants, provided that for Named Executive Officers, the subjective Performance Goals may be used only to reduce, and not increase, the Performance Award otherwise payable under the Plan.

(c) Payment.    Prior to the vesting, payment or delivery, as the case may be, of a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals and any other material terms of the Performance Award have been achieved or exceeded for the applicable Performance Period. In no event may the Committee waive achievement of the Performance Goal requirements for a Named Executive Officer except in its discretion in the case of the death or Disability of the Participant or as otherwise provided in Article 11 with respect to a Change in Control. Notwithstanding anything herein to the contrary, the maximum cash payment that may be paid during a calendar year to a Participant pursuant to a Performance Award shall be $2,000,000.

(d) Code Section 162(m).    The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Performance Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder.

ARTICLE 11.    CHANGE IN CONTROL

11.1    Impact on Options,    SARs and Stock Awards. Notwithstanding any other provision of the Plan, all outstanding Options, SARs and Stock Awards (other than Stock Awards that have been designated as Performance Awards) shall become fully vested and exercisable on and after (a) the date of consummation of a tender offer or exchange offer that constitutes a Change in Control or (b) the third business day prior to the effective date of any other Change in Control.

11.2    Impact on Restricted Stock and Restricted Stock Units.    Notwithstanding any other provision of the Plan, all Awards of Restricted Stock and Restricted Stock Units (other than those that have been designated as Performance Awards) shall be deemed vested, all restrictions shall be deemed lapsed, all terms and conditions shall be deemed satisfied and the Restricted Period with respect thereto shall be deemed to have ended as of (a) the date of consummation of a tender offer or exchange offer that constitutes a Change in Control or (b) the third business day prior to the effective date of any other Change in Control.

11.3    Performance Awards.    All Performance Awards earned and outstanding as of the date of the Change in Control shall be payable in full within 30 days following the Change in Control. Any remaining Performance Awards shall be accelerated and deemed to have been fully earned as of the date of the Change in Control, with a pro rata settlement of the Performance Award to be made within 30 days following the Change in Control based upon an assumed achievement of the applicable Performance Goals and the length of time within the Performance Period that has elapsed prior to the Change in Control.

ARTICLE 12.    AMENDMENT, SUSPENSION AND TERMINATION

12.1    Amendment, Suspension and Termination of Plan.    The Board may at any time, and from time to time, amend, suspend or terminate the Plan in whole or in part; provided, that no amendment, suspension or termination shall be effective unless approved by the stockholders of the Company (a) to the extent stockholder approval is necessary to satisfy the applicable requirements of the Code (including, but not limited to, Sections 162(m) and 422 thereof), the Exchange Act or Rule 16b-3 thereunder, any New York Stock Exchange, Nasdaq or securities exchange listing requirements or any other law or regulation; (b) if such amendment is intended to allow the Option Price of outstanding Options to be reduced by repricing or replacing such Options; or (c) to the extent the Board determines, in its discretion, that stockholder approval is desirable even if such stockholder approval is not expressly required by the Plan or applicable law or regulation. Unless sooner terminated by the Board, the Plan shall terminate ten years from the date the Plan is adopted by the Board. No further Awards may be granted after the termination of the Plan, but the Plan shall remain effective with respect to any outstanding Awards previously granted. No amendment, suspension or termination of the Plan shall adversely affect in any material way the rights of a Participant under any outstanding Award without the Participant’s consent.

12.2    Amendment of Awards.    Subject to Section 12.1 above, the Committee may at any time amend the terms of an Award previously granted to a Participant, but no such amendment shall adversely affect in any material way the rights of the Participant without the Participant’s consent.

12.3    Section 409A and Compliance Amendments.    Notwithstanding any other provision of the Plan to the contrary, the Board may amend the Plan and/or the Committee may amend any outstanding Award in any respect it deems necessary or advisable to comply with applicable law without obtaining a Participant’s consent, including but not limited to reforming (including on a retroactive basis, if applicable) any terms of an outstanding Award to comply with or meet an exemption from Section 409A of the Code and applicable regulations and guidance issued thereunder.

ARTICLE 13.    WITHHOLDING

13.1    Tax Withholding in General.    The Company shall have the power and the right to deduct or withhold from cash payments or other property to be paid to the Participant, or require a Participant to remit to the Company or a Subsidiary, an amount sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising in connection with an Award under this Plan. The Company shall not be required to issue any shares of Common Stock or settle any Awards payable hereunder until such withholding requirements have been satisfied.

13.2    Share Withholding and Remittance.    With respect to withholding required upon the exercise of Options, or upon any other taxable event arising as a result of Awards granted hereunder which are to be paid in the form of shares of Common Stock, the Company may withhold from an Award, or the Participant may remit, subject to applicable law (including Rule 16b-3 under the Exchange Act), shares of Common Stock having a Fair Market Value on the date the tax is to be determined of no more than the minimum statutory total tax which could be imposed on the transaction. All such elections shall be made in accordance with procedures established by the Committee and/or the Company. Notwithstanding the foregoing, the Committee and/or the Company shall have the right to restrict a Participant’s ability to satisfy tax obligations through share withholding as they may deem necessary or appropriate.

ARTICLE 14.    GENERAL PROVISIONS

14.1    Restrictions on Stock Ownership/Legends.    The Committee, in its discretion, may establish guidelines applicable to the ownership of any shares of Common Stock acquired pursuant to the exercise of an Option or SAR or in connection with any other Award under this Plan as it may deem desirable or advisable, including, but not limited to, time-based or other restrictions on transferability regardless of whether or not the Participant is otherwise vested in such Common Stock. All stock certificates representing shares of Common Stock issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable and the Committee may cause any such certificates to have legends affixed thereto to make appropriate references to any applicable restrictions.

14.2    No Employment Rights.    Nothing in the Plan or any Award Agreement shall confer upon any Participant any right to continue in the employ or service of the Company or a Subsidiary nor interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment by, or performance of services for, the Company or Subsidiary at any time for any reason.

14.3    No Participation Rights.    No person shall have the right to be selected to receive an Award under this Plan and there is no requirement for uniformity of treatment among Participants.

14.4    Unfunded Plan.    To the extent that any person acquires a right to receive Common Stock or cash payments under the Plan, such right shall be only contractual in nature unsecured by any assets of the Company or a Subsidiary. Neither the Company nor any Subsidiary shall be required to segregate any specific funds, assets or other property with respect to any Awards under this Plan.

14.5    Restrictions on Transferability.    Except as otherwise provided herein or in an Award Agreement, no Award or any shares of Common Stock subject to an Award which have not been issued, or as to which any applicable restrictions have not lapsed, may be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner. Any attempt to transfer an Award or such shares of Common Stock in violation of the Plan or an Award Agreement shall relieve the Company and its Subsidiaries from any obligations to the Participant thereunder.

14.6    Requirements of Law.    The granting of Awards and the issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. With respect to Participants who are subject to Section 16 of the Exchange Act, this Plan is intended to comply with all provisions of Rule 16b-3 or any successor rule under the Exchange Act, unless determined otherwise by the Committee.

14.7    Approvals and Listing.    The Company shall not be required to grant, issue or settle any Awards or issue any certificate or certificates for shares of Common Stock under the Plan prior to (a) obtaining any required approval from the stockholders of the Company; (b) obtaining any approval from any governmental agency which the Company shall, in its discretion, determine to be necessary or advisable; (c) the admission of such shares of Common Stock to listing on any national securities exchange on which the Company’s Common Stock may be listed; and (d) the completion of any registration or other qualification of such shares of Common Stock under any state or federal law or ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. The Company may require that any recipient of an Award make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement. Notwithstanding the foregoing, the Company shall not be obligated at any time to file or maintain a registration statement under the Securities Act of 1933, as amended, or to effect similar compliance under any applicable state laws with respect to the Common Stock that may be issued pursuant to this Plan.

14.8    Compliance with Code Section 162(m).    It is intended that the Plan comply fully with and meet all of the requirements of Section 162(m) of the Code with respect to Options and SARs granted hereunder. At all times when the Committee determines that compliance with the performance-based compensation exception under Section 162(m) of the Code is required or desired, all Performance Awards granted under this Plan also shall comply with the requirements of Section 162(m) of the Code, and the Plan must be resubmitted to the stockholders of the Company as necessary to enable Performance Awards to qualify as performance-based compensation thereunder (which rules currently require that the stockholders reapprove the Plan no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the Plan). In addition, in the event that changes are made to Section 162(m) of the Code to permit greater flexibility with respect to any Award or Awards under the Plan, the Committee may make any adjustments it deems appropriate. The Committee may, in its discretion, determine that it is advisable to grant Awards that shall not qualify as “performance-based compensation” and may grant Awards without satisfying the requirements of Section 162(m) of the Code.

14.9    Compliance with Code Section 409A.    It is generally intended that the Plan and all Awards hereunder either comply with or meet the requirements for an exemption from Section 409A of the Code and the Plan shall be operated and administered accordingly. To the extent that any Awards hereunder may provide for the deferral of compensation within the meaning of Section 409A of the Code, the Company intends that such Awards shall comply with Section 409A of the Code, and the Committee shall determine and interpret the terms of such Awards consistent with such intent. Notwithstanding any other provisions of the Plan or any Award Agreement, the Company does not guarantee to any Participant (or any other person with an interest in an Award) that the Plan or any Award hereunder complies with or is exempt from Section 409A, and shall not indemnify or hold harmless any individual with respect to any tax consequences that arise from any such failure under Section 409A.

14.10    Other Corporate Actions.    Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to adopt other compensation arrangements or the right of the Company to authorize any adjustment, reclassification, reorganization, or other change in its capital or business structure, any merger or consolidation of the Company, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its business or assets.

14.11    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine, and the plural shall include the singular and the singular shall include the plural.

14.12    Severability.    The invalidity or unenforceability of any particular provision of this Plan shall not affect the other provisions hereof, and the Committee may elect in its discretion to construe such invalid or unenforceable provision in a manner which conforms to applicable law or as if such provision was omitted.

14.13    Governing Law.    To the extent not preempted by federal law, the Plan, and all Award Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of North Carolina (excluding the principles of conflict of law thereof).

APPENDIX D

SONIC AUTOMOTIVE, INC.

2005 FORMULA RESTRICTED STOCK PLAN

FOR NON-EMPLOYEE DIRECTORS

AMENDED AND RESTATED AS OF APRIL 19, 2007

ARTICLE 1.    PURPOSE AND EFFECTIVE DATE

1.1    Purpose of the Plan.    The purpose of the Sonic Automotive, Inc. 2005 Formula Restricted Stock Plan for Non-Employee Directors (the “Plan”) is to promote the interests of the Company and its stockholders by providing Non-Employee Directors with an ownership interest in the Company in order to more closely align their interests with those of the Company’s stockholders and to enhance the Company’s ability to attract and retain highly qualified Non-Employee Directors. The Plan is intended to constitute a “formula plan” within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act and shall be construed accordingly.

1.2    Effective Date.    The Plan was initially effective upon its adoption by the Board of Directors on February 10, 2005, subject to the requisite approval of the Company’s stockholders which was obtained on April 21, 2005. This amendment and restatement is a continuation of the Plan and shall be effective as of April 19, 2007, subject to the requisite approval of the Company’s stockholders at the 2007 Annual Meeting of Stockholders of the number of shares of Common Stock reserved for issuance under the Plan as provided in Section 4 below.

ARTICLE 2.    DEFINITIONS

2.1    Definitions.    As used in the Plan, the following capitalized terms shall have the meanings set forth below:

(a) “Average Market Value” means the average of the closing sale price of the Common Stock on the principal securities exchange on which the Common Stock is then traded for the twenty (20) trading days immediately preceding the Grant Date.

(b) “Board” or “Board of Directors” means the Board of Directors of the Company.

(c) “Change in Control” means any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group of, all or a majority of the then-outstanding voting securities of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto.

(e) “Common Stock” means the Class A common stock of the Company, par value $0.01 per share.

(f) “Company” means Sonic Automotive, Inc., a Delaware corporation, or any successor thereto.

(g) “Director” means a member of the Board of Directors.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(i) “Grant Date” means the date on which a grant of Restricted Stock is made to a Non-Employee Director pursuant to Section 6.1.

(j) “Non-Employee Director” means a member of the Board of Directors who is not an employee of the Company or any of its Subsidiaries.

(k) “Plan” means this Sonic Automotive, Inc. 2005 Formula Restricted Stock Plan for Non-Employee Directors, as amended from time to time.

(l) “Restricted Stock” means Common Stock granted to Non-Employee Directors pursuant to Article 6, which Common Stock is nontransferable and subject to a substantial risk of forfeiture.

(m) “Restricted Stock Award” means a grant of Restricted Stock.

(n) “Subsidiary” means a corporation, partnership, limited liability company, joint venture or other entity in which the Company directly or indirectly controls more than fifty percent (50%) of the voting power or equity or profits interests.

ARTICLE 3.    ADMINISTRATION

Subject to the provisions of the Plan, the Board shall have full and exclusive power to administer the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan’s administration; and to delegate ministerial administrative responsibilities under the Plan. Determinations made with respect to an individual Non-Employee Director shall be made without participation by such Non-Employee Director. All determinations, decisions and interpretations made by the Board pursuant to the provisions of the Plan shall be final, conclusive and binding on all parties, including Non-Employee Directors, the Company, the Company’s stockholders, and any other interested persons.

ARTICLE 4.    STOCK SUBJECT TO THE PLAN

4.1    Stock Available Under the Plan.    Subject to adjustments as provided in Section 4.2, the aggregate number of shares of Common Stock that may be issued in connection with Restricted Stock Awards granted under the Plan is Ninety Thousand (90,000) shares. Shares of Common Stock issued under the Plan may be shares of original issuance, shares held in the treasury of the Company or shares purchased in the open market or otherwise. Shares of Common Stock covered by Restricted Stock Awards which are forfeited or canceled for any reason shall be available for further grants under the Plan.

4.2    Adjustments.    In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or similar transaction or other change in corporate capitalization affecting the Common Stock, unless the Board should determine otherwise, corresponding adjustments shall be made to (a) the maximum number and kind of shares that may be issued under the Plan as set forth in Section 4.1; and (b) the number and kind of shares that are subject to then outstanding Restricted Stock Awards. Notwithstanding the foregoing, the Board, in its discretion, shall make such adjustments as are necessary to eliminate fractional shares that may result from any adjustments made pursuant hereto. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock covered by an outstanding Restricted Stock Award.

ARTICLE 5.    PARTICIPATION

Each Non-Employee Director shall be eligible to receive Restricted Stock Awards as described below in Article 6 during his or her tenure as a Non-Employee Director.

ARTICLE 6.    FORMULA GRANTS OF RESTRICTED STOCK

6.1    Formula Grants of Restricted Stock.    Subject to the terms of the Plan, Restricted Stock shall be granted to Non-Employee Directors automatically and without further action of the Board of Directors as follows:

(a) Annual Grants.    On the first business day following each annual meeting of the Company’s stockholders beginning with the 2005 Annual Meeting of Stockholders, each Non-Employee Director who is then a member of the Board shall receive a grant of Restricted Stock consisting of that number of shares that equals $60,000 divided by the Average Market Value of the Common Stock as of the Grant Date, rounded up to the nearest whole share. The Restricted Stock shall vest in full on the earlier of (i) the first anniversary of the Grant Date or (ii) the day before the next annual meeting of the Company’s stockholders following the Grant Date. Vesting on any such date is subject to continued service as a Director (whether or not in the capacity of a Non-Employee Director) through such date.

(b) Interim Grants to New Non-Employee Directors.    If a Non-Employee Director initially becomes a member of the Board during a calendar year but after the annual meeting of the Company’s stockholders has been held for such year, the Non-Employee Director shall receive a grant of Restricted Stock, effective as of the date of such initial appointment to the Board, consisting of that number of shares that equals $60,000 divided by the Average Market Value of the Common Stock as of the Grant Date, rounded up to the nearest whole share. The shares covered by such grant of Restricted Stock shall vest in full on the first anniversary of the Grant Date. Vesting on such date is subject to continued service as a Director (whether or not in the capacity of a Non-Employee Director) through such date.

6.2    Nontransferability.    The shares of Restricted Stock may not be sold, assigned, conveyed, pledged, exchanged, hypothecated, alienated or otherwise disposed of or transferred in any manner to the extent they remain unvested.

6.3    Termination of Service.    In the event that a Director’s service on the Board terminates for any reason, all shares of Restricted Stock not vested at the time of such termination shall be immediately and automatically forfeited by such Director.

6.4    Change in Control.    Notwithstanding any other provision of the Plan, all outstanding shares of Restricted Stock shall be deemed vested as of (a) the date of consummation of a tender offer or exchange offer that constitutes a Change in Control or (b) the third business day prior to the effective date of any other Change in Control.

6.5    Stockholder Rights.    Except as otherwise provided by the Plan, a Non-Employee Director who has been granted Restricted Stock shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends, if and when declared by the Board of Directors. With respect to any shares of Restricted Stock received as a result of adjustments under Section 4.2 hereof and also any shares of Common Stock that result from dividends declared on the Common Stock, the Non-Employee Director shall have the same rights and privileges, and be subject to the same restrictions, as apply generally to Restricted Stock under the Plan.

6.6    Award Agreement.    Each grant of Restricted Stock shall be evidenced by an award agreement executed by the Non-Employee Director and the Company that contains the Grant Date of the Restricted Stock and the other terms and conditions applicable thereto.

6.7    Issuance of Restricted Stock/Stock Certificates.    A grant of Restricted Stock may be evidenced in such manner as the Company shall deem appropriate, including without limitation, book-entry registration or the issuance of a stock certificate (or certificates) representing the number of shares of Restricted Stock granted to the Non-Employee Director, containing such legends as the Company deems appropriate and held in custody by the Company or on its behalf, in which case the grant of Restricted Stock shall be accompanied by appropriate stop-transfer instructions to the transfer agent for the Common Stock, until the restrictions lapse and the shares of Restricted Stock become vested. The Company may require the Director to deliver to the Company a stock power, endorsed in blank, relating to the shares of Restricted Stock to be held in custody by or for the Company.

ARTICLE 7.    AMENDMENT, SUSPENSION AND TERMINATION

The Board may at any time, and from time to time, amend, suspend or terminate the Plan in whole or in part; provided, that no amendment, suspension or termination shall be effective unless approved by the stockholders of the Company (a) to the extent stockholder approval is necessary to satisfy the applicable requirements of the Exchange Act or Rule 16b-3 thereunder, any New York Stock Exchange, Nasdaq or securities exchange listing requirements or any other law or regulation; or (b) to the extent the Board determines, in its discretion, that stockholder approval is desirable even if such stockholder approval is not expressly required by the Plan or applicable law or regulation. Unless sooner terminated by the Board, the Plan shall terminate ten years from the date the Plan is adopted by the Board. No further Restricted Stock Awards may be granted after the termination of the Plan, but the Plan shall remain effective with respect to any then outstanding Restricted Stock Awards. Except as otherwise provided herein, no amendment, suspension or termination of the Plan shall adversely affect in any material way the rights of a Non-Employee Director under any outstanding Restricted Stock Award without the Non-Employee Director’s consent. Notwithstanding the foregoing, it is expressly contemplated that the Board may amend the Plan or the terms of any outstanding Restricted Stock Award in any respect it deems necessary or advisable to comply with applicable law, including, but not limited to, Section 409A of the Code and applicable guidance thereunder, without obtaining the individual consent of any Non-Employee Director who holds an outstanding Restricted Stock Award.

ARTICLE 8. TAX MATTERS

8.1    Withholding.    To the extent applicable, a Director that has received a Restricted Stock Award under this Plan shall pay or make provision for payment to the Company the amount necessary to satisfy any federal, state or local withholding requirements applicable to any taxable event arising in connection with the Restricted Stock Award. The determination of the withholding amounts due in such event shall be made by the Company and shall be binding upon the Director. The Company shall not be required to deliver any shares of Common Stock unless the Director has made acceptable arrangements to satisfy any such withholding requirements. Notwithstanding the foregoing, nothing in this Section shall be construed to impose on the Company a duty to withhold where applicable law does not require such withholding.

8.2    Section 83(b) Election.    If a Non-Employee Director makes an election pursuant to Section 83(b) of the Code with respect to Restricted Stock, the Non-Employee Director shall be required to promptly file a copy of such election with the Company as required under Section 83(b) of the Code.

ARTICLE 9.    GENERAL PROVISIONS

9.1    Restrictions on Stock Ownership/Legends.    The Board, in its discretion, may establish guidelines applicable to the ownership of any shares of Common Stock acquired under this Plan as it may deem desirable or advisable, including, but not limited to, time-based or other restrictions on transferability regardless of whether or not the Common Stock is otherwise vested. All stock certificates representing shares of Common Stock issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable and the Board may cause any such certificates to have legends affixed thereto to make appropriate references to any applicable restrictions.

9.2    No Guarantee of Continued or Future Service on the Board.    Nothing in the Plan or any award agreement shall be construed to confer upon any Director any right to continued or future service on the Board of Directors.

9.3    Unfunded Plan.    To the extent that any person acquires a right to receive Common Stock under the Plan, such right shall be only contractual in nature unsecured by any assets of the Company or a Subsidiary. Neither the Company nor any Subsidiary shall be required to segregate any specific funds, assets or other property with respect to any Restricted Stock Awards under this Plan. With respect to receipt of Common Stock, a Director (and any person claiming through him) shall have only the status of an unsecured general creditor of the Company.

9.4    Requirements of Law.    The granting of Restricted Stock Awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. To the extent applicable, the Plan is intended to comply with all provisions of Rule 16b-3 or any successor rule under the Exchange Act, unless determined otherwise by the Board.

9.5    Approvals and Listing.    The Company shall not be required to grant any Restricted Stock Awards or issue any certificate or certificates for shares of Common Stock under the Plan prior to (a) obtaining any required approval from the stockholders of the Company; (b) obtaining any approval from any governmental agency which the Company shall, in its discretion, determine to be necessary or advisable; (c) the admission of such shares of Common Stock to listing on any national securities exchange on which the Company’s Common Stock may be listed; and (d) the completion of any registration or other qualification of such shares of Common Stock under any state or federal law or ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. The Company may require that any Non-Employee Director granted a Restricted Stock Award hereunder make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement. Notwithstanding the foregoing, the Company shall not be obligated at any time to file or maintain a registration statement under the Securities Act of 1933, as amended, or to effect similar compliance under any applicable state laws with respect to the Common Stock that may be issued pursuant to this Plan.

9.6    Other Corporate Actions.    Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to adopt other compensation arrangements or the right of the Company to authorize any adjustment, reclassification, reorganization, or other change in its capital or business structure, any merger or consolidation of the Company, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its business or assets.

9.7    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine, and the plural shall include the singular and the singular shall include the plural.

9.8    Severability.    The invalidity or unenforceability of any particular provision of this Plan shall not affect the other provisions hereof, and the Board may elect in its discretion to construe such invalid or unenforceable provision in a manner which conforms to applicable law or as if such provision was omitted.

9.9    Governing Law.    To the extent not preempted by federal law, the Plan, and all award agreements hereunder, shall be construed in accordance with and governed by the laws of the State of North Carolina (excluding the principles of conflict of law thereof).

Appendix E

SONIC AUTOMOTIVE, INC.

P R O X Y

Charlotte, North Carolina

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SONIC AUTOMOTIVE, INC.

The undersigned hereby appoints Mr. David P. Cosper and Mr. Stephen K. Coss as proxies, each with the power to appoint his Substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all shares of the Voting Stock of Sonic Automotive, Inc. held of record by the undersigned on February 20, 2007, at the Annual Meeting of Stockholders to be held on April 19, 2007 or any adjournment thereof.

The Board of Directors recommends a vote “FOR ALL NOMINEES” in Item 1 and “FOR” Items 2 through 5.

1. ELECTION OF DIRECTORS Nominees: O. Bruton Smith, B. Scott Smith, Jeffrey C. Rachor, William I. Belk, William P. Benton and William R. Brooks (Mark only one of the following boxes.)

☐ VOTE FOR ALL nominees listed above, except vote withheld as to the following nominee(s) (if any):	☐ VOTE WITHHELD as to all nominees

2.	AMENDED AND RESTATED SONIC AUTOMOTIVE, INC. INCENTIVE COMPENSATION PLAN

☐ FOR            ☐ AGAINST        ☐ ABSTAIN

3.	AMENDED AND RESTATED SONIC AUTOMOTIVE, INC. 2004 STOCK INCENTIVE PLAN TO INCREASE SHARES ISSUABLE FROM 2,000,000 TO 3,000,000 SHARES AND APPROVE OTHER REVISIONS

☐ FOR            ☐ AGAINST        ☐ ABSTAIN

4.	AMENDMENT TO THE SONIC AUTOMOTIVE, INC. 2005 FORMULA RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS TO INCREASE SHARES ISSUABLE FROM 60,000 TO 90,000 SHARES

☐ FOR            ☐ AGAINST        ☐ ABSTAIN

5.	RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS SONIC’S INDEPENDENT ACCOUNTANTS

☐ FOR            ☐ AGAINST        ☐ ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS

PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

Please sign exactly as name appears on this Proxy.

When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Class A Common Stock Shares:

Class B Common Stock Shares:

Dated: , 2007

Signature:

Printed Name:

Signature, if held jointly:

Printed Name:

☐ Please check the box if you plan to attend the Annual Meeting of Stockholders.